Exhibit 10.1
Contract Number: 4000-002089
This Agreement has been entered into between
MOLINA HEALTHCARE OF WASHINGTON, INC.
(Hereinafter referred to as “CONTRACTOR”)
and the
WASHINGTON STATE HEALTH CARE AUTHORITY
(Hereinafter referred to as “HCA”) For the
Washington Basic Health Plan
In consideration of the payment of monthly fees to be made by HCA and the conditions specified in this Agreement, CONTRACTOR agrees to provide services and benefits, as herein specified, for enrollees in the Washington Basic Health Plan (BH), consistent with Chapter 70.47 Revised Code of Washington (RCW) and Chapter 182-25 Washington Administrative Code (WAC) as amended. This Agreement is subject to all of the terms and conditions set forth herein, including the Exhibits attached hereto and included in this Agreement by this reference.
This Agreement is effective January 1, 2008, at 12:01 A.M., Pacific Standard Time, at Olympia, Washington, and will remain in effect through December 31, 2008, unless terminated earlier or renewed. HCA reserves the right to negotiate annual renewals of this Agreement.
In Witness Whereof, CONTRACTOR and HCA have caused this Agreement to be signed by their respective officers who are duly authorized as of the effective date.

MOLINA HEALTHCARE	WASHINGTON STATE
OF WASHINGTON, INC.	HEALTH CARE AUTHORITY

By:	By:

Title: President	Title: Deputy Administrator

Date:	Date:

Address for Notice Purposes:	Address for Notice Purposes:
Claudia St. Clair	Bevin Hansell
Contract Manager	Director of Basic Health Purchasing
P O Box 4004	P O Box 42685
Bothell, Washington 98041-4004	Olympia, Washington 98504-2685
This Contract is approved as to form by the Office of the Attorney General.

Contract Number: 4000-002089
This Agreement has been entered into between
Molina Healthcare of Washington, Inc.
(hereinafter referred to as “CONTRACTOR”)
and the
WASHINGTON STATE HEALTH CARE AUTHORITY
(hereinafter referred to as “HCA”)
for the Washington Basic Health Plan
SUBSTITUTE FINAL SIGNATURE PAGE

1.	DEFINITIONS	1
1.1.	Administrator	1
1.2.	Anniversary Date	1
1.3.	Basic Health Plus	1
1.4.	Certificate of Coverage (COC) or Member Handbook	1
1.5.	CONTRACTOR	1
1.6.	Coordination of Benefits (COB)	1
1.7.	Covered Services	2
1.8.	Dependent	2
1.9.	Enrollee	2
1.10.	HIPAA	2
1.11.	Material Provider	2
1.12.	Maternity Benefits Program	2
1.13.	Medical Assistance	2
1.14.	Medicare	2
1.15.	Participating Provider	2
1.16.	Personal Information	3
1.17.	Primary Care Physician (PCP)	3
1.18.	Privacy Rule	3
1.19.	Provider	3
1.20.	Referral Provider	3
1.21.	Service Area	3
1.22.	Subcontract	4
1.23.	Subscriber
1.24.	Consumer Assessment of Health Plans Survey (CAHPS)	4
1.25.	External Quality Review (EQR)	4

1.26.	External Quality Review Organization (EQRO)	4
1.27.	Partial HEDIS® Compliance Audit Standards, Policies, Procedures	4
1.28.	Health Employer Data and Information Set (HEDIS®)	4
1.29.	Managed Care Organization	5
2.	ELIGIBILITY AND ENROLLMENT	5
2.1.	Eligibility	5
2.2.	Enrollment	5
2.3.	Limited Enrollment	5
2.4.	Identification Cards and CONTRACTOR Information	5
2.5.	Medical Assistance Recipients	7
2.6.	Service Area	8
3.	TERMINATION AND RELATED PROVISIONS	8
3.1.	Reservation of Rights and Remedies	8
3.2.	Termination By HCA	9
3.3.	Termination By CONTRACTOR	9
3.4.	Termination Procedure	10
3.5.	Termination for Withdrawal or Reduction of Funding	10
3.6.	Termination of Enrollee Coverage	10
4.	MONTHLY FEES	11
4.1.	Remittance	11
4.2.	Retroactive Payment or Refund	12
4.3.	Responsibility for Enrollment Data	12
4.4.	Renegotiation of Rates	12
5.	SERVICES, BENEFITS, EXCLUSIONS, AND LIMITATIONS	12
5.1.	Plan Description	12
5.2.	Self-Referral for Women’s Health Care	12
5.3.	Preventive Care	13

6.	COORDINATION OF BENEFITS	14
6.1.	Benefits Subject To This Provision	14
6.2.	“Plan” Defined	14
6.3.	“Allowable Expense” Defined	14
6.4.	“Claim Determination Period” Defined	15
6.5.	Facility of Payment	15
6.6.	Right of Recovery	15
6.7.	Effect on Benefits	15
7.	DATA REPORTING	16
7.1.	Integrated Provider Network Database (IPND)	16
7.2.	Health Plan Employer Data and Information Set (HEDIS®)	16
7.3.	Consumer Assessment of Health Plans (CAHPS™) Survey	17
7.4.	Experience Data Reports	17
7.5.	Data Reporting — Paid Claims Data	18
7.6.	Denials, Appeals, Grievances, and Independent Reviews	18
8.	QUALITY OF CARE	19
8.1.	Quality Improvement Program	19
8.2.	Clinical Outcomes Assessment Programs (COAP)	20
8.3.	Patient Safety	20
8.4.	Claims Payment	20
9.	DATA RECORDS	20
9.1.	Confidential Personal Information	20
9.2.	Health Insurance Portability and Accountability Act of 1996 (HIPAA)	21
9.3	Proprietary Data or Trade Secrets	21
9.4.	Data Ownership	22
10.	PERFORMANCE EXPECTATIONS	23

v

10.1.	General Expectations	23
10.2.	Demonstrated Superior Quality in Health Care Delivery	23
10.3.	Access to Health Care Services	24
10.4.	Accountability for Delivery of Affordable Health Care	25
10.5.	Performance Measures	26
11.	APPEALS AND COMPLAINTS	26
11.1.	Enrollee Complaints and Appeals Procedure	26
11.2.	Disputes and Dispute Resolution Hearings	26
11.3.	Grievance Timelines	27
12.	GENERAL PROVISIONS	27
12.1.	Accessibility of Covered Services	27
12.2.	Administrative Simplification	29
12.3.	Assignment	29
12.4.	Audits and Performance Reviews	29
12.5.	Clerical Error	30
12.6.	Compliance With All Applicable Laws and Regulations	30
12.7.	Covenant Against Contingent Fees	30
12.8.	Customer Service	31
12.9.	Defense of Legal Actions	31
12.10.	Financial Solvency	31
12.11.	Force Majeure	32
12.12.	Governing Law and Venue	33
12.13.	HCA and Enrollee Protection	33
12.14.	Indemnification	33
12.15.	Independent Parties	34
12.16.	Industrial Insurance Coverage	34
12.17.	Integration and Modification of Agreement	34

12.18.	Intermediate Sanctions	34
12.19.	Licensing, Registration, Certification, and Authorization	35
12.20.	Marketing and Written Communication Materials	35
12.21.	Mergers and Acquisitions	36
12.22.	Noncompliance with Nondiscrimination Laws	36
12.23.	Nondiscrimination	36
12.24.	Notification of Organizational Changes	36
12.25.	Subcontracts	36
12.26.	Provider Network Changes	38
12.27.	Records Maintenance and Retention	39
12.28.	Post Termination Responsibilities	40
12.29.	Required Notices	40
12.30.	Services Non-Transferable	40
12.31.	Severability	40
12.32.	Waiver	41
Exhibits

Exhibit 1:	Monthly Fees
Exhibit 2:	Certificate of Coverage
Exhibit 3:	Performance Measures
Exhibit 4:	Quality Improvement Standards
Exhibit 5:	Consumer Assessment of Health Plans (CAHPS™) Reporting Requirements Survey
Exhibit 6:	Service Area Table
Exhibit 7:	Network Accessibility Guidelines
Exhibit 8:	Experience Data Reports
Exhibit 9:	HEDIS® Measures
Exhibit 10:	Paid Claims Data Reporting
Exhibit 11:	Grievances, Appeals and Denials Data Reporting Instructions
Exhibit 12:	Report Due Dates

1.	DEFINITIONS

For purposes of this Agreement, including all exhibits and amendments, the following terms shall have the meanings indicated:
1.1.	Administrator

“Administrator” means the Administrator of Health Care Authority (HCA). The Administrator may designate a representative to act on his behalf. Any designation may include the representative’s authority to hear and determine any matter.

1.2.	Anniversary Date

“Anniversary Date” means the first day of January.

1.3.	Basic Health Plus

“Basic Health Plus” means the federal aid medical care program jointly administered by HCA and Washington State Department of Social and Health Services (DSHS) for children under age 19 who qualify for Medical Assistance as defined under Title XIX of the federal social security act.

1.4.	Certificate of Coverage (COC) or Member Handbook

“Certificate of Coverage” or “COC” means the Member Handbook, Exhibit 2 of this Agreement, published by HCA, which describes requirements for eligibility and enrollment, Covered Services, and other terms and conditions that apply to Enrollee participation.

1.5.	CONTRACTOR

“CONTRACTOR” means the entity contracting with HCA to provide a prepaid, comprehensive system of medical and health care delivery, including preventive, primary, specialty, and ancillary health services set forth in the COC (Exhibit 2).

1.6.	Coordination of Benefits (COB)

“Coordination of Benefits” or “COB” means the rules for administering HCA health contracts, whose hospital, medical, or surgical benefits may be reduced because of other existing coverages.

1.7.	Covered Services

“Covered Services” means services set forth in the COC (Exhibit 2).

1.8.	Dependent

“Dependent” means family members defined as eligible for Basic Health Covered Services in the COC (Exhibit 2).

1.9.	Enrollee

“Enrollee” means an individual eligible for Covered Services according to the eligibility and enrollment criteria set forth in the COC (Exhibit 2).

1.10.	HIPAA

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (as codified at 42 USC 1320(d) et seq.

1.11.	Material Provider

“Material Provider” means a Participating Provider whose loss would degrade access to care in the Service Area. In evaluating whether a degradation of access has occurred, HCA will consider the effect on appointment wait times, accessibility of services, continuity of care, and the accessibility of Providers in relation to the Quality Improvement Standards set forth in Exhibit 4 and the Network Accessibility Guidelines set forth in Exhibit 7.

1.12.	Maternity Benefits Program

“Maternity Benefits Program” means the federal aid medical care program (also known as BH S-Medical Program) jointly administered by the HCA and Department of Social and Health Services for pregnant women who qualify for Medical Assistance as defined under Title XIX of the federal social security act.

1.13.	Medical Assistance

“Medical Assistance” means the federal aid medical care program provided to categorically needy persons as defined under Title XIX of the federal social security act.

1.14.	Medicare

“Medicare” means the programs of medical care coverage set forth in Title XVIII of the social security act as amended by Public Law 89-97 or as hereafter amended.

1.15.	Participating Provider

“Participating Provider” means a person, practitioner (as defined in the Quality Improvement Standards, Exhibit 4), or entity having a written agreement with

CONTRACTOR or employed by the CONTRACTOR to provide health care services to Enrollees during the term of this Agreement.
1.16.	Personal Information

“Personal Information” means information identifiable to any person, including, but not limited to, information that relates to a person’s name, health, finances, education, business, use or receipt of governmental services or other activities, addresses, telephone numbers, social security numbers, driver license numbers, other identifying numbers, and any financial identifiers that may be exempt from disclosure to the public or other unauthorized persons under chapter 42.17 RCW or other applicable state and federal statutes.

1.17.	Primary Care Physician (PCP)

“Primary Care Physician” or “PCP” means a Participating Provider who has the responsibility for supervising, coordinating, and providing primary health care to Enrollees, initiating referrals for specialist care, and maintaining the continuity of Enrollee care. PCPs may include, but are not limited to, Pediatricians, Family Practitioners, General Practitioners, Internists, Physician Assistants (under the supervision of a physician), or Advanced Registered Nurse Practitioners (ARNP), as designated by CONTRACTOR.

1.18.	Privacy Rule

“Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Parts 160 and 164, Subparts A and E.

1.19.	Provider

“Provider” means an individual medical professional, hospital, skilled nursing facility, other facility or organization, pharmacy, program, equipment and supply vendor, or other entity that provides care or bills for health care services or products.

1.20.	Referral Provider

“Referral Provider” means a provider, who is not the Enrollee’s PCP, to whom an Enrollee is referred for Covered Services.

1.21.	Service Area

“Service Area” means the geographic area covered by this Agreement set forth at Exhibit 6.

1.22.	Subcontract

“Subcontract” means a written agreement between CONTRACTOR and a Subcontractor, or between a Subcontractor and another Subcontractor, to perform all or a portion of the duties and obligations CONTRACTOR is obligated to perform under the terms of this Agreement.

1.23.	Subscriber

“Subscriber” means that person or those persons defined in the COC (Exhibit 2) as the person on a BH account who is responsible for payment of premiums and copayments and to whom BH sends all notices and communications.

1.24.	Consumer Assessment of Health Plans Survey (CAHPS)

“Consumer Assessment of Health Plans Survey (CAHPS) means a commercial and Medicaid standardized survey instrument used to measure client experience of health care.

1.25.	External Quality Review (EQR)

“External Quality Review (EQR) means the analysis and evaluation by an EQRO, of aggregated information on quality, timeliness, and access to health care services that a managed care organization or their contractors furnish to Medicaid recipients.

1.26.	External Quality Review Organization (EQRO)

“External Quality Review Organization (EQR0)” means an organization that meets the competence and independence requirements set forth in 42 CFR 438.354, and performs external quality review, other EQR-related activities as set forth in 42 CFR 438.358 or both.

1.27.	Partial HEDIS® Compliance Audit TM Standards, Policies, and Procedures

“Partial HEDIS® Compliance Audit TM Standards, Policies and Procedures” means the methods used to validate the accuracy and reliability of HEDIS® data by conducting a thorough assessment of MCO information systems, coupled with an assessment of compliance with production of HEDIS® performance measures. The compliance audit includes an audit of the survey sample for the CAHPS survey.

1.28.	Health Employer Data and Information Set (HEDIS®)

“Health Employer Data and Information Set (HEDIS®) is a set of performance measures used in the managed care industry. HEDIS® is developed and maintained by the National Committee for Quality Assurance, a not-for-profit organization committed to assessing, reporting on and improving the quality of care provided by organized delivery systems.
1.29.	Managed Care Organization (MCO)

“Managed Care Organization” means a health carrier that contracts with the state of Washington to provide managed health care services.
2.	ELIGIBILITY AND ENROLLMENT
2.1.	Eligibility

Eligibility of Subscribers and their Dependents and the terms of their coverage shall be as set forth in the COC (Exhibit 2), subject to amendment in accordance with current and future provisions of chapter 70.47 RCW and Title 182 WAC.

2.2.	Enrollment

Each applicant for enrollment must file an application form and must fulfill all conditions of enrollment described in the COC (Exhibit 2). Coverage begins for Enrollees as described in the COC (Exhibit 2).

At the direction of HCA, CONTRACTOR shall enroll any person for whom HCA pays monthly fees on a retroactive basis for Covered Services, even though the person may not have complied with the prescribed time limits for obtaining coverage. When a person has been retroactively enrolled, services covered during that retroactive period may be limited to those provided by Participating Providers, or emergency care services. In addition, with regard to services that require preauthorization, retroactive coverage may be limited to services that would have been preauthorized had the Enrollee been actively enrolled at the time services were provided.

2.3.	Limited Enrollment

Upon at least 90 days’ prior written notice, and with prior agreement in writing by HCA, CONTRACTOR may limit enrollment or set priorities for acceptance of new applications for enrollment. Said limitations shall be based on a determination by CONTRACTOR that its capacity, in relation to its total enrollment, is not adequate to provide services to additional persons. The consent of HCA will not be unreasonably withheld.

2.4.	Identification Cards and CONTRACTOR Information

HCA shall:
2.4.1.	Publish and distribute the COC to all persons enrolled in BH as of January 31 of each calendar year.

2.4.2.	Issue a notice to all new Enrollees and Enrollees requesting a change of BH CONTRACTORS, providing the following information: (1) the name(s) or other identification of the Enrollee(s) eligible for coverage; (2) the effective date of coverage for each Enrollee; and (3) the BH CONTRACTOR selected by the Enrollee(s). This notice will serve as temporary membership identification pending issuance of identification cards by CONTRACTOR. An Enrollee’s out-of-pocket maximum liability begins on the effective date of coverage with CONTRACTOR.
CONTRACTOR shall:
2.4.3.	Respond promptly and courteously to inquiries from Enrollees and candidates for enrollment in BH coverage. CONTRACTOR shall provide sufficient, accurate oral and written information to assist Enrollee to make informed decisions about enrollment. CONTRACTOR shall provide Enrollees with a summary of benefits, including an Enrollee’s rights and obligations related to the administration of deductibles, coinsurance, and out-of-pocket maximums. CONTRACTOR shall ensure Enrollees have written information about how to obtain care in CONTRACTOR’S health care system and network and the role of the PCP in providing and authorizing care. Upon request from Enrollee, CONTRACTOR shall provide adequate and timely information to Enrollees or potential Enrollees so that they are informed as to how they can access care and choose an appropriate PCP for coverage prior to their effective date of enrollment with the CONTRACTOR.

2.4.4.	Submit any materials intended primarily for use by BH Enrollees or candidates for enrollment in BH coverage for approval by HCA prior to distribution. In addition, CONTRACTOR must submit to BH a courtesy copy of all other materials sent to BH Enrollees or candidates for enrollment in BH coverage.

2.4.5.	Distribute the COC to Enrollees enrolled for coverage effective on or after February 1 within 15 business days of receipt of confirmation of enrollment from HCA.

2.4.6.	Distribute to Enrollees, upon request, a copy of CONTRACTOR’S drug formulary or list used for Enrollees covered under the terms of this Agreement. CONTRACTOR shall ensure Enrollees know how to request a copy of the formulary and that they have timely access to the formulary upon request.

2.4.7.	Distribute to Enrollees in writing, at the time of enrollment, or at any time upon request, information about the CONTRACTOR’S complaint and appeal procedures.

2.4.8.	Assist HCA in the distribution of any disclosure forms, benefits descriptions or other material that may be required by HCA, or by any provision of Washington or federal law or by regulation.

2.4.9.	Send identification cards to Enrollees. This information must be sent to the Enrollees within 15 business days of receipt of enrollment verification from HCA.

2.4.10.	Ensure that Participating Providers accept the HCA-issued notice detailed at Section 2.4.2. of this Agreement as verification of enrollment until an official identification card is issued to the Enrollee by CONTRACTOR.

2.4.11.	Provide all Participating Providers with timely information so that adequate care for Enrollees can be reasonably assured. Timely information includes, but is not limited to, enrollment information and, where appropriate, preauthorizations for Covered Services or referrals to non-Participating Providers. Enrollment data must be available to Participating Providers within 5 business days after receipt from HCA.

2.4.12.	Issue Explanation of Benefits (EOB) reflecting patient’s responsibility for claims and accumulated amount toward deductibles and out-of-pocket maximums. CONTRACTOR’S appropriate staff must have electronic access to an Enrollee’s benefit history in order to provide timely response to Enrollee queries related to benefit usage.
2.5.	Medical Assistance Recipients

Pursuant to RCW 70.47.110, DSHS will determine if a BH Plus or Maternity Benefits Program applicant is eligible for Medical Assistance under chapter 74.09 RCW. DSHS will make payments to HCA on behalf of any BH Plus or Maternity Benefits Program Enrollee. Any Enrollee on whose behalf HCA makes such payments to CONTRACTOR, will be entitled to the BH Plus or the Maternity Benefits Program services set forth in the BH Plus and Maternity Benefits Program Agreement signed by CONTRACTOR and HCA, effective January 1, 2008. CONTRACTOR agrees to cooperate with HCA in effecting the smooth transfer of Enrollees from BH to BH Plus or the Maternity Benefits Program. CONTRACTOR is required to cooperate with DSHS to ensure compliance with the BH Plus and Maternity Benefits Program contract terms.

2.6.	Service Area
2.6.1.	CONTRACTOR’S Service Area includes those counties and partial counties set forth at Exhibit 6. Enrollees are eligible to enroll with CONTRACTOR if they reside in CONTRACTOR’S Service Area. If the U.S. Postal Service alters the ZIP codes within CONTRACTOR’S Service Area, HCA shall redetermine the boundaries of the Service Area.

2.6.2.	HCA may require CONTRACTOR to cover full ZIP codes that cross county borders served by CONTRACTOR in order to assure continuity of care or ready access to health care services. Enrollees may be required by CONTRACTOR to access care in the county where CONTRACTOR has been awarded a contract even though the Enrollee’s residence may be in the portion of the ZIP code which crosses the county line.

2.6.3.	CONTRACTOR shall not change its Service Area without prior approval of the HCA. CONTRACTORS must have a sufficient number of Participating Providers in a Service Area before requesting a Service Area expansion. HCA shall apply the Network Accessibility Guidelines (Exhibit 7) when evaluating the adequacy of the network.

2.6.4.	HCA reserves the right to request full reimbursement for any costs incurred by HCA as a result of a CONTRACTOR’S withdrawal from a Service Area. HCA may reduce CONTRACTOR’S final December premium or final mid-year premium, whichever occurs earliest, to recover those costs. This reimbursable expense will be in addition to any other provision of this Agreement.

2.6.4.1.	The Network Accessibility Guidelines for rural access (Exhibit 7) for Asotin County are waived based on the demonstrated lack of provider access. If provider access should improve, either through the CONTRACTOR’S reporting methods, or through the HCA’s reporting methods, the Network Accessibility Guidelines for rural access will be required within 30 days from date once agreed to and confirmed by both parties.
3.	TERMINATION AND RELATED PROVISIONS
3.1.	Reservation of Rights and Remedies

A material default or breach in this Agreement will cause irreparable injury to HCA. In the event of any claim for default or breach of this Agreement, no provision in this Agreement shall be construed, expressly or by implication, as a waiver by the state of Washington to any existing or future right or remedy available by law. Failure of the state of Washington to insist upon the strict performance of any term or condition of this Agreement or to exercise or delay the exercise of any right or remedy provided in this Agreement or by law, or the acceptance of (or payment for) materials, equipment or services, shall not release CONTRACTOR from any responsibilities or obligations imposed by this Agreement or by law, and shall not be deemed a waiver of any right of the state of Washington to insist upon the strict performance of this Agreement. In addition to any other remedies that may be available for default or breach of this Agreement, in equity or otherwise, HCA may seek injunctive relief against any threatened or actual breach of this Agreement without the necessity of proving actual damages. HCA reserves the right to recover any or all administrative costs incurred in the performance of this Agreement during or as a result of any threatened or actual breach.
3.2.	Termination By HCA

HCA may terminate this Agreement upon occurrence of any of the following:
3.2.1.	Any threatened or actual material breach by CONTRACTOR. Upon HCA’s knowledge of a material breach by CONTRACTOR, HCA shall provide an opportunity for CONTRACTOR to cure the breach or end the violation. HCA reserves the right to terminate this Agreement if CONTRACTOR does not cure the breach or end the violation within the time specified by HCA, or immediately terminate this Agreement if CONTRACTOR has breached a material term of this Agreement and cure is not possible.

3.2.2.	HCA has reasonably determined that management practices adopted by CONTRACTOR or the current financial condition of CONTRACTOR present a substantial material risk of interrupting or interfering with the delivery of Covered Services or the quality of such services.

3.2.3.	Receipt of notice of change in ownership or other material change in organization pursuant to Section 12.24. of this Agreement, “Notification of Organizational Changes,” if HCA reasonably determines that such change presents a risk of interrupting or interfering with the delivery or quality of Covered Services.

3.2.4.	HCA has informed CONTRACTOR in writing of its continuing failure to arrange for the provision of Covered Services or of other continuing unsatisfactory performance by CONTRACTOR and CONTRACTOR has not taken reasonable, effective, and prompt steps to correct the alleged failures or unsatisfactory performance or to demonstrate that the concerns of HCA are not justified.

3.2.5.	Any anniversary date of this Agreement.

3.2.6.	Any violation of the State Ethics Law, chapter 42.52 RCW.
3.3.	Termination By CONTRACTOR

If HCA fails to pay the monthly fees in the amounts and manner specified at Section 4 (Monthly Fees) of this Agreement, CONTRACTOR may terminate this Agreement by giving advance written notice received by HCA of not less than 60 days prior to termination.
3.4.	Termination Procedure
3.4.1.	A party seeking to terminate this Agreement pursuant to Sections 3.2. or 3.3. of this Agreement shall give not less than 60 days’ advance written notice to the other party of the intent to terminate. The notice shall explain the reason for termination and shall include an explanation of any alleged breach. Notwithstanding anything herein provided to the contrary, the breaching party shall have the right to cure the breach during the 60 day notice period. The party seeking to terminate this Agreement shall review any efforts to cure the alleged breach and determine whether such efforts are sufficient to cure the breach. Failure of a party to cure the breach within the 60 day time period shall allow the other party to terminate this Agreement upon the delivery of a written notice declaring a termination.

3.4.2.	Termination shall be in addition to any other remedies that may be available by law or under this Agreement. Termination of this Agreement will not terminate the rights or liabilities of either party arising out of performance for any period prior to such termination.
3.5.	Termination for Withdrawal or Reduction of Funding

In the event funding from any state, federal, or other sources is withdrawn, substantially reduced, or limited in any way after the effective date of this Agreement and prior to the termination date, HCA may terminate this Agreement upon 60 days’ prior written notice to CONTRACTOR or upon the effective date of withdrawn or reduced funding, whichever occurs earlier. If this Agreement is so terminated, HCA shall be liable only for payment in accordance with the terms of this Agreement for services rendered prior to the effective date of termination.
3.6.	Termination of Enrollee Coverage
3.6.1.	Enrollee coverage may be terminated by HCA in accordance with the eligibility provisions set forth in WAC 182-25-030 and as described in the COC (Exhibit 2).

3.6.2.	In the event that an Enrollee appeals a disenrollment decision through the HCA appeals process, HCA may require CONTRACTOR to continue to provide services to the Enrollee under the terms of this Agreement pending the final decision. CONTRACTOR agrees to continue to provide services, provided HCA continues to pay the monthly fee to CONTRACTOR for such Enrollee according to the terms of this Agreement. With prior approval of HCA, CONTRACTOR may discontinue providing services to an Enrollee during the appeals process if the Enrollee has demonstrated a danger or threat to the safety or property of the CONTRACTOR, its staff, Providers, patients, or visitors.
3.6.3.	CONTRACTOR may request that HCA immediately terminate an Enrollee’s coverage for repeated failure to pay copayments, coinsurance or other cost-sharing in full on a timely basis; abuse, intentional misconduct, danger or threat to the safety of the CONTRACTOR, its staff, Providers, patients, or visitors; or refusal to accept or follow procedures or treatment determined by CONTRACTOR to be essential to the health of the Enrollee, when CONTRACTOR has advised the Enrollee and demonstrated to the satisfaction of BH that no professionally acceptable alternative form of treatment is available from CONTRACTOR.

Prior to requesting disenrollment for abuse, intentional misconduct, or posing an imminent danger or threat, CONTRACTOR shall ensure CONTRACTOR’S Medical Director has reviewed the circumstances to ensure the Enrollee has been appropriately evaluated and offered all appropriate Covered Services.

Prior to requesting disenrollment under the terms of this Section, CONTRACTOR must: (a) afford the Enrollee with notice of the action CONTRACTOR intends to take; (b) ensure the Enrollee is afforded an opportunity to be heard; and (c) in the case of non-payment, the Enrollee is given an opportunity to make payments prior to the disenrollment request. Involuntary termination of an Enrollee under this Section will be considered a “Special Circumstance” and HCA shall approve or disapprove CONTRACTOR’S request for termination as soon as reasonably possible but no later than 30 business days after receipt of such request and CONTRACTOR’S supporting documentation.

3.6.4.	If an Enrollee is confined in a hospital or skilled nursing facility for which benefits are provided when Basic Health coverage ends and the Enrollee is not immediately covered by other health care coverage, benefits will be extended until the earliest of the following events: (1) the Enrollee is discharged from the hospital or from a hospital to which the Enrollee is directly transferred; (2) the Enrollee is discharged from a skilled nursing facility when directly transferred from a hospital when the skilled nursing facility confinement is in lieu of hospitalization; (3) the Enrollee is discharged from the skilled nursing facility or from a skilled nursing facility to which the Enrollee is directly transferred; (4) the Enrollee is covered by another health plan which will provide benefits for the services; or (5) benefits are exhausted.

4.	MONTHLY FEES
4.1.	Remittance

Subject to the provisions of Section 12.18. of this Agreement (Intermediate Sanctions), HCA shall remit a monthly fee to CONTRACTOR on behalf of each Enrollee in full consideration of the work to be performed by CONTRACTOR under this Agreement. The “Monthly Fee” specified in Exhibit 1, shall be based on HCA’s then current enrollment information. Payment shall be remitted to CONTRACTOR on or before the 15th day of the month during which Covered Services are to be provided to eligible Enrollees. Monthly fees for BH Plus and the Maternity Benefits Program are set forth in the separate Agreement between HCA and CONTRACTOR.

4.2.	Retroactive Payment or Refund

Retroactive payment or refund of monthly fees to reflect additions or deletions of Enrollees added or omitted based on HCA’s enrollment records will be made by HCA.

4.3.	Responsibility for Enrollment Data
4.3.1.	HCA will furnish current enrollment information to CONTRACTOR upon which CONTRACTOR may rely without further verification. HCA may provide enrollment verification by telephone, which will be followed by written or electronic confirmation.

4.3.2.	CONTRACTOR shall perform a full file enrollment match not less frequently than twice a year, shall report resulting mismatches to HCA within 30 days of the receipt of HCA enrollment file, and shall resolve reconciliation discrepancies within 90 days of receipt of the HCA enrollment file. It is the responsibility of CONTRACTOR to contact the HCA Information Services Quality Assurance Manager to coordinate transmittal of the full file match and mismatch report.
4.4.	Renegotiation of Rates

The Monthly Fees set forth in Exhibit 1 shall be subject to negotiation during the Agreement period if HCA determines that changes in federal or state law or regulations materially affect the risk to CONTRACTOR or its costs of doing business.
5.	SERVICES, BENEFITS, EXCLUSIONS, AND LIMITATIONS
5.1.	Plan Description

The services, benefits, exclusions, and limitations applicable to Enrollees are set forth in the COC (Exhibit 2).

5.2.	Self-Referral for Women’s Health Care
5.2.1.	Pursuant to WAC 284-43-250, access to women’s health care Providers may not be restricted based solely on a woman’s choice of PCP. If CONTRACTOR restricts access for other services to a subnetwork of fewer than the entire panel of Participating Providers available to all Enrollees, access to women’s health care services may not be restricted to the same subnetwork, but Enrollees may be required to use a Participating Provider.

5.2.2.	If an Enrollee is required to use facilities (such as hospitals) affiliated with her PCP or the PCP’s subnetwork for services generally, this limitation may not be imposed for women’s health care services. Enrollees may be required to use a Participating Provider facility within CONTRACTOR’S network.
5.3.	Preventive Care
5.3.1.	Primary and secondary preventive care services shall be provided in accordance with the edition of the “Guide to Clinical Preventive Services” of the U.S. Preventive Services Task Force as of the effective date of this contract and as follows:
5.3.1.1.	Those services rated “A” shall be covered and CONTRACTOR shall take active steps to assure their provision.

5.3.1.2.	Those services rated “B” shall be covered.

5.3.1.3.	Those services rated “D” shall not be covered.

5.3.1.4.	Those services rated “I” shall not be covered, and CONTRACTOR shall take steps to determine that if those services are provided, there is informed consent.

5.3.1.5.	Those services rated “C” and those services not rated shall be provided at the discretion of CONTRACTOR to determine the appropriate level of care for the Enrollee consistent with the terms of the COC (Exhibit 2) and this Agreement.
5.3.2.	CONTRACTOR may substitute generally recognized accepted guidelines, such as those developed by the American Academy of Pediatrics or the Canadian Task Force on the Periodic Health Examination, as a basis to define the content and periodicity of coverage of preventive services, as long as such substitution is approved in advance, in writing, by HCA.

5.3.3.	CONTRACTOR shall provide the Enrollee with a description of preventive care benefits to be used by CONTRACTOR in the materials required by Section 2.4. (Identification Cards and CONTRACTOR Information).
6.	COORDINATION OF BENEFITS
6.1.	Benefits Subject To This Provision

Benefits under this Agreement shall be coordinated as prescribed in this Section.

6.2.	“Plan” Defined
6.2.1.	“Plan,” as used in this Section 6. only, means any of the following sources of benefits or services:
6.2.1.1.	Group or blanket disability insurance policies and health care service contractor and health maintenance organization group agreements, issued by insurers, health care service contractors, and health maintenance organizations, respectively;

6.2.1.2.	Labor-management trustee Plans, labor organization Plans, employer organization Plans or employee benefit organization Plans;

6.2.1.3.	Governmental programs; and

6.2.1.4.	Coverage required or provided by any statute.
6.2.2.	“Plan” shall be construed separately with respect to each health contract or other arrangement for benefits or services, and separately with respect to the respective portions of any such health contract or other arrangement which do and which do not reserve the right to take the benefits or services of other health contracts or other arrangements into consideration in determining its benefits.
6.3.	“Allowable Expense” Defined
6.3.1.	“Allowable Expense,” as used in this Section 6., means the customary and reasonable charge for any necessary health care service or supply when the service or supply is covered at least in part under any of the Plans involved. When a Plan provides benefits in the form of services or supplies rather than cash payments, the reasonable cash value of each service rendered or supply provided shall be considered an allowable expense. The difference between the cost of a private hospital room and the cost of a semi-private hospital room is not considered an allowable expense unless the Enrollee’s stay in a private hospital room is considered medically necessary under at least one of the Plans involved.
6.3.2.	In the case where coverage is provided through internal maximums in the contract, CONTRACTOR shall coordinate benefits in such a manner as to allow coverage for the internal maximums provided for in both the primary contract and this Agreement. If internal maximums are provided for by a specified maximum dollar amount, then CONTRACTOR must coordinate benefits as secondary Plan until benefits under the primary contract are exhausted, then pay BH benefits (up to BH internal maximum dollar amount) until BH benefits are exhausted. If internal maximums are provided for by a specified maximum number of visits, then CONTRACTOR must coordinate benefits as secondary Plan until benefits under the primary contract are exhausted, then pay BH benefits (up to BH maximum) until BH benefits are exhausted.
6.4.	“Claim Determination Period” Defined

“Claim Determination Period,” as used in this Section 6., means a calendar year.

6.5.	Facility of Payment

Whenever payments which should have been made under this Agreement in accordance with this provision have been made under any other Plan, CONTRACTOR shall have the right, exercisable alone and in its sole discretion, to pay over to any Plan making such other payments any amounts it shall determine to be warranted in order to satisfy the intent of this provision. Amounts so paid shall be considered benefits paid under this Plan and, to the extent of such payments, CONTRACTOR shall be fully discharged from liability under this Plan. This provision shall not apply to the extent it conflicts with the requirements of RCW 48.44.026.

6.6.	Right of Recovery

Whenever payments have been made by CONTRACTOR with respect to allowable expenses in excess of the maximum amount of payment necessary to satisfy the intent of this Agreement, CONTRACTOR shall have the right to recover such payments, to the extent of such excess, from one or more of the following, as CONTRACTOR shall determine: (1) any persons to or for or with respect to whom such payments were made, (2) any other insurers, (3) any service Plans, or (4) any other organizations or other Plans.

6.7.	Effect on Benefits
6.7.1.	This Section shall apply in determining the benefits for a person covered under this Agreement for a particular claim determination period if, for the allowable expenses incurred as to such person during such period, the sum of: (1) the benefits that would be payable under this Agreement in the absence of this provision, and (2) the benefits that would be payable under all other health Plans in the absence therein of provisions of similar purpose to this provision would exceed such allowable expenses.

6.7.2.	As to any claim determination period with respect to which this Section is applicable, the benefits that would be payable under this Agreement in the absence of this provision for the allowable expenses incurred as to such person during the applicable claim determination period shall be reduced to the extent necessary so that the sum of reduced benefits and all the benefits payable for allowable expenses under all other health Plans, except as provided elsewhere in this Section, shall not exceed the total of allowable expenses. Benefits payable under another health Plan include the benefits that would have been payable had claim been duly made therefore.

6.7.3.	Except where in conflict with federal or state law, or regulations promulgated thereunder, the benefits of any other health Plan which covers the Enrollee shall be determined before the benefits of BH.

6.7.4.	When this provision operates to reduce the total amount of benefits otherwise payable as to a person covered under this Plan during any claim determination period, each benefit that would be payable in the absence of this provision shall be reduced proportionately, and such reduced amount shall be charged against any applicable benefit limit of this Plan.
7.	DATA REPORTING
CONTRACTOR shall submit the following data to HCA:
7.1.	Integrated Provider Network Database (IPND)

Contractor shall submit a report of Providers currently under contract. This report shall be submitted to DSHS through the designated data management contractor in accord with the Provider Network Reporting Requirements published by DSHS at http://maa.dshs.wa.gov/healthyoptions/IPND

7.2.	Health Plan Employer Data and Information Set (HEDIS®)

CONTRACTOR is required to submit audited HEDIS® information on the BH non-Medicaid population. CONTRACTOR and HCA agree that the HEDIS® audit will be performed by a third party vendor under contract with the Department of Social and Health Services. CONTRACTOR agrees that HCA shall reduce CONTRACTOR’S monthly premium in accordance with the terms set forth in this agreement, to pay the cost of such audit, as described in Exhibit 9.

All BH CONTRACTORS must comply with the HEDIS® requirements set forth in the BH Plus and Maternity Benefits Program contract.
7.2.1	CONTRACTOR shall provide raw HEDIS® data for the following three measures: Childhood Immunizations, Use of Appropriate Medication for People with Asthma, and Children and Adolescents’ Access to Primary Care Practitioners. This data shall be submitted to the HCA electronically no later than June 30th of each year according to the specifications communicated by the HCA to the CONTRACTOR no later than May of each year.
7.3.	Consumer Assessment of Health Plans (CAHPS™) Survey

CONTRACTOR shall submit a set of data from its commercial CAHPS™ 4.0 survey by June 30 each year. (See Exhibit 5 for instructions.)
7.4.	Experience Data Reports
7.4.1.	CONTRACTOR shall provide health experience data (utilization and costs) for services rendered during the term of this Agreement. CONTRACTOR shall provide this data for the current year, as well as all outstanding data from any previous Agreement year, whether or not this Agreement is renewed for any subsequent term. Experience data shall be submitted on a yearly basis consistent with the instructions in Exhibit 8.

7.4.2.	Should CONTRACTOR merge, be acquired by, or otherwise become affiliated with another health plan, whether or not that health plan is under contract with HCA at the time of the merger, acquisition, or other affiliation, CONTRACTOR shall provide the required health experience data for the entire calendar year as well as data from any previous calendar year for which data is outstanding as of the date of the merger, acquisition, or other affiliation. HCA reserves the right to modify or clarify the data request at that time.

7.4.3.	CONTRACTOR shall reimburse HCA for the reasonable cost of obtaining CONTRACTOR’S experience data in the event CONTRACTOR does not provide data in accordance with the terms of this Agreement.
•	CONTRACTOR shall also provide the same health experience data (utilization and costs), consistent with instructions as described in Exhibit 8, for enrolled Health Coverage Tax Credit enrollees.
The data set for Health Coverage Tax Credit enrollees is to be collected and submitted separate and distinct from Basic Health enrollment data.

7.5	Data Reporting — Paid Claims Data
7.5.1.	CONTRACTOR shall submit Basic Health and Health Coverage Tax Credit paid claims electronically as per the following requirements:

Encounter and Eligibility Data Submission Obligations: The CONTRACTOR will provide the Health Care Authority with detailed encounter and eligibility for the Basic Health and Health Care Tax Credit populations on a monthly basis with the data elements listed in Exhibit 10. The data will include:
i)	A one time historical load of data that includes encounters and eligibility from January 1, 2006 to December 31, 2007, paid through December 31, 2007.

ii)	The most granular service lines for each claim or encounter should be provided. Data should not be rolled up into aggregate stays or visits.

iii)	Beginning with January 1, 2008 data, data will be submitted monthly, not more than 30 days after the end of the next month (i.e. for enrollment in and claims paid in January 1, 2008 to January 31, 2008, data will be received by February 28, 2008).

iv)	Data will be submitted in a file format agreed upon by the HCA and the CONTRACTOR, including but not limited to DVD, USB Drive, FTP site, or other electronic media that is mutually agreeable.

v)	Data, to be transferred, will be encrypted in a mutually agreed upon method.

vi)	The CONTRACTOR will provide all identifiers necessary to link providers and members to HCA identifiers.

vii)	The data files will be comma separated or tab delimited.

viii)	The CONTRACTOR will supply control totals with the files that include the total number of records, the total number of enrollees for each month, and the total amount billed for each month. These totals should balance to CONTRACTOR financial reports.
7.6.	Denials, Appeals, Grievances, and Independent Reviews

CONTRACTOR shall maintain a record of all grievances, denials, appeals, and decisions from independent review organizations (IRO) of any adverse decisions by the health plan. CONTRACTOR shall provide a report of complete denials, appeals, grievances, and IRO decisions to HCA four times a year. The fourth quarter of 2007 shall be due to the HCA on February 1, 2008. The first quarter of 2008 shall be due to the HCA on May 1, 2008. The second quarter of 2008 shall be due to the HCA on September 1, 2008; and third quarter of 2008 shall be reported to the HCA on November 1, 2008. CONTRACTOR is responsible for maintenance of records for and reporting of any grievances, denials, appeals, and IRO decisions handled by delegated entities. Delegated denials, appeals, grievances, and IRO decisions are to be integrated into CONTRACTOR’S report. The report shall contain all of the data elements formatted as specified in the Grievance System Reporting Requirements, Exhibit 11.
8.	QUALITY OF CARE
8.1.	Quality Improvement Program
8.1.1.	CONTRACTOR shall maintain a quality improvement program that meets or exceeds the requirements of the HCA’s Quality Improvement Standards, a subset of the National Committee for Quality Assurance (NCQA) Standards (Exhibit 4). If NCQA updates the standards for a July 1, 2008 effective date, the HCA will permit any CONTRACTOR seeking accreditation to administer the updated standards, to the extent they do not conflict with federal or state regulations. HCA will not require a mid-year contract amendment requiring CONTRACTOR to comply with mid-year updated NCQA standards. If HCA determines that a standard adopted by NCQA mid-year should be included in the future, that new standard may be added in a subsequent contract.

8.1.2.	CONTRACTOR shall use data provided by HCA and its own data (including external quality review findings, agency audits, contract monitoring activities, and Enrollee complaint and satisfaction survey findings), to identify and correct problems and to improve care and service to Enrollees.

8.1.3.	If CONTRACTOR has had an accreditation review or visit by NCQA or another accrediting body, CONTRACTOR shall provide the complete report from that organization to HCA. If permitted by the accrediting body, CONTRACTOR shall allow a Washington State representative to accompany any accreditation review team during the site visit in an official observer status. CONTRACTOR must provide the HCA with adequate prior notice of any scheduled accreditation review in order that HCA might observe the review. The state representative is allowed to share information with HCA, Department of Health (DOH), and DSHS as needed, to reduce duplicated work for both CONTRACTOR and the State.

8.1.4.	CONTRACTOR shall encourage its participating hospitals to self-report on the Leapfrog web site.

8.2.	Clinical Outcomes Assessment Program (COAP)

CONTRACTOR shall require Participating Providers of selected cardiac services (CPTs: 33400 -33401, 33403, 33405-33406, 33410-33411, 33413, 33425-33427, 33430, 33460, 33464-33465, 33472, 33474, 33475, 33510-33536, 92980-92984, and 92974) to provide demographic and clinical registry information to the ongoing Clinical Outcomes Assessment Program (COAP), a Certified Quality Improvement Program protected at RCW 43.60.510.

Additionally, when the Foundation establishes its abdominal surgical procedures (SCOAP) program, carriers are encouraged to participate. The selected abdominal surgical CPT codes are: Appendectomy 44950, 44960, 44970; Bariatric Surgery 43644, 43645, 43842-43848, Colon or rectal resection 44140-44147, 44150-44156, 44160, 44204-44208, 44210-44212, 44116, 45123, 45110, 45111, 45112, 45113, 45114, 45116, 45119-45121, 45123, 45126, 45130, 45135, 45136.

8.3.	Patient Safety

CONTRACTOR shall require participating hospitals, ambulatory care surgery centers, and office-based surgery sites to endorse and adopt procedures for verifying the correct patient, the correct procedure, and the correct surgical site that meets or exceeds those set forth in the Universal Protocol TM developed by JCAHO.

8.4	Claims Payment

CONTRACTOR shall comply with the claims payment provisions set forth in WAC 284-43-321, and WAC 284-43-200(7), as amended.
9.	DATA RECORDS
9.1.	Confidential Personal Information
9.1.1.	CONTRACTOR shall undertake all reasonable efforts to protect and preserve the confidentiality of HCA’s data or information which is defined as confidential under state or federal law or regulation or data that HCA has identified as confidential.

9.1.2.	HCA and CONTRACTOR shall comply with all applicable federal and state laws and regulations concerning collection, use, and disclosure of Personal Information set forth in Governor Locke’s Executive Order 00-03 and Protected Health Information (PHI), defined at 45 CFR Sec. 160.103, as may be amended from time to time. Personal Information or PHI collected, used, or acquired in connection with this Agreement shall be used solely for the purposes of this Agreement.
CONTRACTOR shall not release, divulge, publish, transfer, sell, or otherwise make known to unauthorized third parties Personal Information or PHI without the advance express written consent of the individual who is the subject matter of the Personal Information or PHI or as otherwise required in this Agreement or as permitted or required by state or federal law or regulation. CONTRACTOR shall implement appropriate physical, electronic, and managerial safeguards to prevent unauthorized access to Personal Information and PHI. CONTRACTOR shall require the same standards or confidentiality of all its Subcontractors.

9.1.3.	The HCA reserves the right to monitor, audit, or investigate the use of Personal Information and PHI of Enrollees collected, used, or acquired by CONTRACTOR during the term of this Agreement. All HCA representatives conducting onsite audits of CONTRACTOR, including TEAMonitor, agree to keep confidential any patient-identifiable information which may be reviewed during the course of any site visit or audit.

9.1.4.	Any material breach of this confidentiality provision may result in termination of this Agreement. CONTRACTOR shall indemnify and hold HCA harmless from any damages related to CONTRACTOR’S or Subcontractor’s unauthorized use or release of Personal Information or PHI of Enrollees. In the event of termination of this Agreement, HCA and CONTRACTOR agree that it may not be feasible for CONTRACTOR to return or destroy all Personal Information or PHI concerning HCA Enrollees. Thus, if CONTRACTOR is not able to return or destroy all Personal Information or PHI of Enrollees, CONTRACTOR agrees to continue to apply privacy protections contained in this Section, or as are then in effect, to all Personal Information or PHI retained by CONTRACTOR after termination and for as long as such Personal Information or PHI is in its possession. If CONTRACTOR is able to return or destroy Personal Information or PHI of Enrollees or if CONTRACTOR ceases to do business with HCA, HCA will provide advice on how to transfer information to HCA or to destroy it.
9.2.	Health Insurance Portability and Accountability Act of 1996 (HIPAA)

CONTRACTOR and its Subcontractors shall comply with the applicable provisions of the HIPAA Privacy Rule and shall fully cooperate with HCA efforts to implement all applicable HIPAA requirements.
9.3.	Proprietary Data or Trade Secrets
9.3.1.	Except as required by law, regulation, or court order, data identified by CONTRACTOR as proprietary trade secret information shall be kept strictly confidential, unless CONTRACTOR provides prior written consent of disclosure to specific parties. Any release or disclosure of data shall include CONTRACTOR’S interpretation.

9.3.2.	CONTRACTOR shall identify data which it asserts is proprietary or is trade secret information as permitted by RCW 41.05.026. HCA will notify CONTRACTOR upon receipt of any request under the Public Disclosure Law (chapter 42.17 RCW) or otherwise for data or Claims Data identified by CONTRACTOR as proprietary trade secret information and will not release any such information until 5 business days after it has notified CONTRACTOR of the receipt of such request.

9.3.3.	If CONTRACTOR files legal proceedings within the aforementioned 5 day period in order to prevent disclosure of the data, HCA agrees not to disclose the information unless it is ordered to do so by a court, CONTRACTOR dismisses its lawsuit, or CONTRACTOR agrees that the data may be released.

9.3.4.	Nothing in this Section shall prevent HCA from filing its own lawsuit or joining any lawsuit filed by CONTRACTOR to prevent disclosure of the data, or to obtain a declaration as to the disclosure of the data, provided that HCA will immediately notify CONTRACTOR of the filing of any such lawsuit.
9.4.	Data Ownership
9.4.1.	All original material and data, either written or readable by machine, prepared for or with HCA solely for the purposes of this Agreement, except for Claims Data, shall belong to and be the property of CONTRACTOR.

9.4.2.	All Claims Data is the property of HCA. For the purpose of this Section, “Claims Data” means event level cost and utilization data, including, but not limited to, hospital, facility, professional, dental, and prescription drug services. “Event Level Data” includes, but is not limited to, the cost of Covered Services provided to the Enrollee in accordance with the terms of this Agreement, including, but not limited to, vendor discounts, rebates, capitation payments, or other similar payments made or revenues received for the purpose of administering the health care services under this Agreement. HCA will withhold from public inspection all such data as “cost and utilization data” as provided for at RCW 41.05.026.

9.4.3.	CONTRACTOR shall retain custody, possession, and control of all data and will provide it to HCA upon reasonable request in a mutually acceptable form. CONTRACTOR in its sole discretion may attach its interpretation to any data provided to HCA, and any such interpretation shall become a permanent part of such data.

10.	PERFORMANCE EXPECTATIONS
10.1.	General Expectations
10.1.1.	Throughout the period of this Agreement and any subsequent renewals thereof, CONTRACTOR shall maintain a Certificate of Registration as either a Health Maintenance Organization or a Health Care Service Contractor from the Insurance Commissioner. CONTRACTOR shall be in good standing with the Insurance Commissioner and comply with the applicable solvency provisions of Title 48 RCW, as amended and regulations promulgated thereunder.

10.1.2.	CONTRACTOR shall provide access to consistently high-quality, cost-effective care which is designed to improve the health of Enrollees, through efficient, stable networks or delivery systems. Throughout the period of this Agreement, HCA will review and assist CONTRACTOR, where appropriate, to develop or refine its risk management plan to address the performance expectations. CONTRACTOR’S ability to address the performance expectations of this Agreement will be considered when evaluating any renewal offer of this Agreement.
10.2.	Demonstrated Superior Quality in Health Care Delivery

CONTRACTOR shall provide evidence that it has and uses the following:
10.2.1.	Programs to reach out to Enrollees to ensure appropriate detection of disease, illness, or injury and preventive care services are available and effectively delivered.

10.2.2.	A plan that considers community health issues, including, but not limited to, collaboration with other local health plans or health departments.

10.2.3.	A plan which provides for all aspects of Enrollee health, including minimizing Enrollee disability and absenteeism. CONTRACTOR shall be able to demonstrate how its plan incorporates disease management standards which reinforce quality of care.

10.2.4.	A plan to support the efforts of Providers to improve quality, service, safety, and effectiveness of care. CONTRACTOR shall be able to demonstrate how its efforts incorporate information sharing, Provider development programs, and regular feedback on performance.

10.2.5.	A plan to hold all components of the delivery system accountable for the appropriateness of care delivered to Enrollees, for patient outcomes, and for Enrollee satisfaction.

10.2.6.	Programs that focus on Enrollee safety. CONTRACTOR shall be able to describe its use of up-to-date standards for patient safety and Provider feedback, including a description for evaluating safety concerns.

10.2.7.	A plan to improve its quality, care delivery and satisfaction scores, and other standard measures; for example, HEDIS® and CAHPS™.

10.2.8.	A plan (including timelines) to meet or exceed the transaction, security and privacy requirements of state and federal law (including chapter 70.02 RCW, the Washington State Patient Bill of Rights, HIPAA, and to protect the Personal Information and PHI of Enrollees.

10.2.9.	CONTRACTOR’s formulary must reflect an evidence-based formulary that includes all therapeutic classes of drugs and meets or exceeds the recommendations set forth by the Academy of Managed Care Pharmacists. Additionally, CONTRACTOR is encouraged to expand its Pharmacy & Therapeutics Committee to include at least one voting professional provider who is not employed by CONTRACTOR.
10.3.	Access to Health Care Services

CONTRACTOR shall ensure that an adequate network of Providers that deliver high quality health care services is available to Enrollees. HCA will apply the Quality Improvement Standards (Exhibit 4) and the Network Accessibility Guidelines (Exhibit 7) when evaluating a CONTRACTOR’S network adequacy. Upon request, CONTRACTOR shall demonstrate that it ensures the following, for the benefit of HCA Enrollees:
10.3.1.	A comprehensive, organized system of care that is accountable for delivery, development, and performance throughout the period of the Agreement.

10.3.2.	Accessible, high quality PCPs, specialists, hospitals, and pharmacies. CONTRACTOR shall be able to demonstrate how its network is of sufficient size and distribution to meet Enrollee needs, and meets or exceeds the network accessibility guidelines of HCA.

10.3.3.	Long-term relationships with Providers. CONTRACTOR shall be able to demonstrate that its Provider relationships are designed to ensure that continuity and coordinated care are available to Enrollees.

10.3.4.	Adequate and timely access to medically appropriate Providers outside the contracted network if there is an insufficient number of Participating Providers.

10.4.	Accountability for Delivery of Affordable Health Care

In its demonstration of fiscal accountability to HCA, Enrollees, and Providers, CONTRACTOR shall provide for and ensure that CONTRACTOR has and uses the following:
10.4.1.	Financial contracts and agreements with Providers which focus on efficiency and effectiveness of health care.

10.4.2.	A plan to improve administrative systems that promote CONTRACTOR’S performance and efficiencies, including information management systems to support HCA’s expectations and objectives and, in particular, the ability of CONTRACTOR to monitor and promote continuous quality improvements. Upon request, CONTRACTOR shall demonstrate how such programs reinforce quality of care and do not impede access to or the delivery of care.

10.4.3.	Financial arrangements with Providers that are designed to ensure Enrollees receive appropriate and cost-effective care.

10.4.4.	A risk management plan that is designed to anticipate and reduce threats to continued Enrollee access to care.

10.4.5.	A system to incorporate disease management, use of clinical guidelines, and evidence-based medicine.

10.4.6.	Policies and procedures to prevent and detect fraud and abuse activities related to the BH program. These may include, but not be limited to: claims prior authorization, utilization management and quality review, Enrollee complaint and grievance resolution, Provider credentialing and contracting, Provider and staff education to prevent fraud and abuse, and corrective action plans to remedy situations where fraud and abuse have been detected.

10.5.	Performance Measures
10.5.1.	CONTRACTOR agrees to comply with the performance measures as outlined in Exhibit 3. CONTRACTOR agrees to maintain adequate records, satisfactory to HCA, documenting compliance with these measures.

10.5.2.	CONTRACTOR shall self-report compliance with the performance measures as described in Exhibit 3 on July 31 for the contract period January 1 through June 30 and on January 31 of the following year for the period July 1 through December 31 of the contract period. If HCA determines that it is not feasible for CONTRACTOR to report compliance with a measure on a BH-specific basis, then CONTRACTOR may report compliance with that measure for their total book of business.
11.	APPEALS AND COMPLAINTS
11.1.	Enrollee Complaints and Appeals Procedure

CONTRACTOR shall establish and maintain a procedure for the timely resolution of complaints and appeals from Enrollees that meets the requirements in the Quality Improvement Standards (Exhibit 4), any other applicable provision of this Agreement, or as required by federal or state law or regulation.

11.2.	Grievance Timelines

CONTRACTOR will provide written notice of its resolution of a grievance (as defined in 48.43.005 (14) RCW) to an Enrollee within 30 days of the receipt of the grievance, unless CONTRACTOR notifies the Enrollee that an extension is necessary to complete the grievance review process and the Enrollee gives informed, written consent to an extension.

11.3.	Dispute and Dispute Resolution Hearings
11.3.1.	Except as otherwise provided in this Agreement, when a bona fide dispute arises between HCA and CONTRACTOR and it cannot be resolved, CONTRACTOR may request a dispute resolution hearing with the Administrator. The request for a dispute resolution hearing must be in writing and shall clearly state all of the following:
(1)	The disputed issue(s),

(2)	An explanation of the positions of the parties, and

(3)	Any additional facts necessary to explain completely and accurately the nature of the dispute.

11.3.2.	Requests for a dispute resolution hearing shall be mailed to the Administrator, Washington State Health Care Authority (HCA), P.O. Box 42700, Olympia, WA 98504-2700 within 15 days after CONTRACTOR receives notice of the disputed issue(s). The Administrator will determine a time that is mutually agreeable to the parties during which they may present their views on the disputed issue(s). The format and time allowed for the presentations are solely within the Administrator’s reasonable discretion, but it is understood that such presentations will be informal in nature. The Administrator will provide written notice of the time, format, and location of the presentations. At the conclusion of the presentations, the Administrator will consider all of the evidence available to him and shall render a written recommendation as soon as practicable, but in no event more than 30 days after the conclusion of the presentations. The Administrator may designate an employee of HCA or an Administrative Law Judge to hear and determine the matter.

11.3.3.	The parties hereby agree that this dispute process shall precede any judicial or quasi-judicial proceeding.
12.	GENERAL PROVISIONS
12.1.	Accessibility of Covered Services

CONTRACTOR shall ensure Enrollees have access to Covered Services defined in the COC (Exhibit 2) by the medically appropriate Provider.
12.1.1.	Network Adequacy. CONTRACTOR shall maintain the support services and a Provider network sufficient to serve Enrollees, consistent with the requirements of this Agreement. CONTRACTOR will provide the Covered Services required by this Agreement through non-Participating Providers if its network of Participating Providers is insufficient to meet the medical needs of Enrollees in a manner consistent with this Agreement. CONTRACTOR shall make services accessible consistent with the provisions of this Agreement, including, but not limited to, the Quality Improvement Standards (Exhibit 4) and the Network Accessibility Guidelines (Exhibit 7). CONTRACTOR shall make Covered Services as accessible to Enrollees under this Agreement as under its other state, federal, or private contracts.

12.1.2.	24/7 Availability of Services. CONTRACTOR shall have the following services available to Enrollees on a 24 hour-a-day, 7 days a week basis. These services may be provided directly by the CONTRACTOR or may be delegated to Subcontractors, provided that all Subcontractors perform subject to the applicable terms and conditions of this Agreement:

12.1.2.1.	Medical advice for Enrollees from licensed health care professionals concerning the emergent, urgent, or routine nature of a medical condition.

12.1.2.2.	Authorization of emergency services, out-of-area urgent care, or authorizing care at other facilities when the use of participating facilities is not practical.
12.1.3.	Office Appointment Standards. CONTRACTOR shall comply with appointment standards that are no longer than the following:
12.1.3.1.	Non-symptomatic (e.g., preventive care) office visits shall be available from the Enrollee’s PCP or an alternative provider within 30 calendar days. A non-symptomatic office visit may include, but is not limited to, well/preventive care such as physical examinations, annual gynecological examinations, or children and adult immunizations.

12.1.3.2.	Non-urgent, symptomatic (e.g., routine care) office visits shall be available from the Enrollee’s PCP or an alternative practitioner within 7 calendar days. A non-urgent, symptomatic office visit is associated with the presentation of medical signs not requiring immediate attention.

12.1.3.3.	Urgent, symptomatic office visits shall be available within 24 hours. An urgent, symptomatic visit is associated with the presentation of medical signs that require immediate attention, but are not life threatening.

12.1.3.4.	Emergency medical care shall be available 24 hours per day, 7 days per week.
12.1.4.	Access to Specialty Care. CONTRACTOR shall provide for availability of necessary covered specialty care for Enrollees in a Service Area. If an Enrollee needs specialty care from a specialist who is not available within CONTRACTOR’S Participating Provider network, CONTRACTOR shall provide the necessary services with a qualified specialist outside CONTRACTOR’S Participating Provider network without additional expense (except applicable coinsurance or copayment amounts) to the Enrollee and to HCA.

12.1.5.	Equal Access for Enrollees with Communications Barriers. CONTRACTOR shall assure equal access of Covered Services, as described in the COC (Exhibit 2), for all Enrollees when oral or written language creates a barrier to such access.

12.1.6.	Americans with Disabilities Act. CONTRACTOR shall make reasonable accommodation for Enrollees with disabilities, in accord with the Americans with Disabilities Act, for all Covered Services and shall assure physical and communication barriers shall not inhibit Enrollees with disabilities from obtaining Covered Services.
12.2.	Administrative Simplification
12.3.1.	To maximize understanding, communication, and administrative economy among all BH CONTRACTORS, their Subcontractors, governmental entities, and Enrollees, CONTRACTOR shall use and follow the most recent updated versions of:
•	Current Procedural Terminology (CPT)

•	International Classification of Diseases (ICD-9 CM)

•	Healthcare Common Procedure Coding System (HCPCS)

•	CMS Relative Value Units (RVUs)

•	CMS billing instructions and rules, including HCFA 1500 & UB-92 instructions
12.3.2.	In lieu of the most recent versions, CONTRACTOR may request an exception. HCA’s consent thereto will not be unreasonably withheld.

12.3.3.	CONTRACTOR may set its own conversion factor(s), including special code-specific or group-specific conversion factors, as it deems appropriate.
12.3.	Assignment

Responsibilities and rights under this Agreement may not be assigned by either CONTRACTOR or HCA without the prior written consent of the other party, which consent will not be unreasonably withheld.

12.4.	Audits and Performance Reviews
12.4.1.	HCA may undertake periodic audits or performance reviews at its expense regarding any aspect of the provision of Covered Services or CONTRACTOR’S administration of this Agreement. Such audits or reviews will be designed not to interfere with the delivery of health care services by Participating Providers of CONTRACTOR. Audits or reviews may be undertaken directly by HCA, by third parties engaged by HCA, the Interagency Contract Review Team (currently referred to as TEAMonitor), or the State of Washington Auditor’s Office. With reasonable advance written notice, CONTRACTOR and its Subcontractors shall provide access to its facilities and the financial and medical records pertinent to this Agreement to monitor and evaluate performance under this Agreement, including, but not limited to, the quality, cost, use, and timeliness of services, and assessment of the CONTRACTOR’S capacity to bear the potential financial losses.

12.4.2.	CONTRACTOR agrees to provide HCA the results of final financial, market conduct, or special examinations performed by OIC and any final audit report produced by the U. S. Department of Health and Human Services.

12.4.3.	CONTRACTOR shall submit a business or corrective action plan, including timelines for remediation, in response to any final audit or performance review recommendations identified by HCA or its agent. Such action plan is due to the HCA within 60 calendar days after the date on the final report.
12.5.	Clerical Error

No clerical error on the part of HCA or CONTRACTOR, which is discovered within 12 months of its occurrence, shall operate to defeat any of the rights, privileges, or benefits of any Enrollee.

12.6.	Compliance With All Applicable Laws and Regulations
12.6.1.	In the provision of services under this Agreement, the HCA, CONTRACTOR, and its Subcontractors shall comply with all applicable federal and state statutes and regulations, and all amendments thereto, that are in effect when the Agreement is signed or that come into effect during the term of the Agreement or any renewals thereof. The provisions of this Agreement which are in conflict with applicable state or federal laws or regulations are hereby amended to conform to the minimum requirements of such laws or regulations.

12.6.2.	CONTRACTOR and HCA shall comply with all the applicable provisions of the HIPAA

12.6.3.	CONTRACTOR shall comply with all the applicable provisions of chapter 70.02 RCW and the Washington State Patient Bill of Rights, including, but not limited to, the administrative and financial responsibility for independent reviews.
12.7.	Covenant Against Contingent Fees

CONTRACTOR certifies that no person or selling agent has been employed or retained to solicit or secure this Agreement for a commission, percentage, brokerage or contingent fee, excepting bona fide employees or bona fide established agents maintained by CONTRACTOR for the purpose of securing business. HCA shall have the right, in the event of breach of this clause by CONTRACTOR, to terminate this Agreement or, in its discretion, to deduct from amounts due CONTRACTOR under the Agreement or recover by other means the full amount of any such commission, percentage, brokerage or contingent fee.

12.8.	Customer Service
12.8.1.	CONTRACTOR shall provide adequate staff to provide customer service representation at a minimum from 8 a.m. to 5 p.m., Pacific Standard Time or Daylight Savings Time (depending on the season), Monday through Friday, year round and shall provide customer service on all dates that are recognized as work days for state employees. HCA will authorize exceptions to this requirement if CONTRACTOR provides HCA with written assurance that its Participating Providers will accept enrollment information from the BH Provider Line or HCA’s system-generated notice to the Enrollee that acknowledges his or her enrollment with CONTRACTOR.

12.8.2.	Toll free numbers shall be provided at the expense of CONTRACTOR for out-of-state and in-state lines.

12.8.3.	CONTRACTOR shall provide a list of known dates that are not considered business days for CONTRACTOR, but are considered work days for state employees no later than March 1, 2008. Throughout the period of this Agreement, CONTRACTOR shall give HCA not less than 30 days’ prior notice of any additional dates that subsequently are identified where customer service representation will be unavailable to BH Enrollees.
12.9.	Defense of Legal Actions

Each party to this Agreement shall advise the other as to matters that come to its attention with respect to potential substantial legal actions involving allegations that may give rise to a claim for indemnification from the other. Each party shall fully cooperate with the other in the defense of any action arising out of matters related to this Agreement by providing without additional fee all reasonably available information relating to such actions and by providing necessary testimony.

12.10.	Financial Solvency
12.10.1.	CONTRACTOR shall deliver to HCA copies of any financial reports prepared at the request of the Office of the Insurance Commissioner (OIC). CONTRACTOR’S routine quarterly and annual statements submitted to the OIC are exempt from this requirement. CONTRACTOR shall also deliver copies of related documents and correspondence (including, but not limited to, Risk-Based Capital [RBC] calculations and Management’s Discussion and Analysis), at the same time CONTRACTOR submits them to the OIC.

12.10.2.	CONTRACTOR shall notify HCA within 10 business days after the end of any month in which CONTRACTOR’S net worth (capital and/or surplus) reaches a level representing two or fewer months of expected claims and other operating expenses, or other change which may jeopardize its ability to perform under this Agreement or which may otherwise materially affect the relationship of the parties under this Agreement.

12.10.3.	CONTRACTOR shall notify HCA within 24 hours after any action by the Insurance Commissioner which may affect the relationship of the parties under this Agreement.

12.10.4.	CONTRACTOR shall notify HCA if the OIC requires enhanced reporting requirements within 14 calendar days after CONTRACTOR’S notification by the OIC. CONTRACTOR agrees that HCA may, at any time, access any financial reports submitted to the Insurance Commissioner in accordance with any enhanced reporting requirements and consult with OIC staff concerning information contained therein.

12.10.5.	If CONTRACTOR, any Subcontractor, or any Participating Provider becomes insolvent during the term of this Agreement:
12.10.5.1.	The state of Washington, HCA, and its Enrollees shall not be liable in any manner for the debts and obligations of the CONTRACTOR.

12.10.5.2.	Under no circumstances shall CONTRACTOR, or any Provider who delivers Covered Services under the terms of this Agreement, charge Enrollees more than the Enrollee cost share set forth in the COC (Exhibit 2).

12.10.5.3.	CONTRACTOR shall provide for the continuity of care for Enrollees in accordance with RCW 48.44.055.
12.11.	Force Majeure

If CONTRACTOR is prevented from performing any of its obligations hereunder, in whole or in part, as a result of major epidemic, act of God, act of war (declared or undeclared), civil disturbance, court order, labor dispute, or any other cause beyond its control, CONTRACTOR shall make a good faith effort to perform such obligations through its then-existing Participating Providers and personnel. Upon the occurrence of any such event, if CONTRACTOR is unable to fulfill its obligations either directly or through Participating Providers, CONTRACTOR shall make a good faith effort to arrange for the provision of alternate and comparable performance.

12.12.	Governing Law and Venue

This Agreement shall be governed by the laws of the state of Washington. In the event of a lawsuit involving this Agreement, venue shall be proper only in the Superior Court of Thurston County.

12.13.	HCA and Enrollee Protection
12.13.1.	Any written referral by a Participating Provider or contracted Referral Provider is considered a CONTRACTOR-authorized referral unless the Enrollee (or Enrollee’s legal representative) is given a copy of a statement acknowledging that the referral services will not or may not be covered by CONTRACTOR, or that the referral must have prior authorization by CONTRACTOR to ensure that the services are a covered benefit. CONTRACTOR may not deny charges for referral services unless CONTRACTOR, or a Participating Provider or contracted Referral Provider on behalf of CONTRACTOR, has first provided the above-referenced statement to the Enrollee or Enrollee’s legal representative.

12.13.2.	Under no circumstances shall CONTRACTOR, or any Provider used to deliver Covered Services under the terms of this Agreement, charge an Enrollee more than the Enrollee cost share set forth in the COC (Exhibit 2) including, but not limited to, emergent care or Covered Services administered by a Provider referred by CONTRACTOR or referred by CONTRACTOR’S Participating Providers.
12.14.	Indemnification

HCA and CONTRACTOR shall each be responsible for its own acts and omissions, and the acts and omissions of its agents and employees. Each party to this Agreement shall defend, protect and hold harmless the other party, or any of the other party’s agents, from and against any loss and all claims, settlements, judgments, costs, penalties, and expenses (including attorney fees) arising from any willful misconduct, or dishonest, fraudulent, reckless, unlawful, or negligent act or omission of the first party, or agents of the first party, while performing under the terms of this Agreement except to the extent that such losses result from the willful misconduct, or dishonest, fraudulent, reckless, unlawful or negligent act or omission on the part of the second party. CONTRACTOR shall indemnify and hold harmless HCA from any claims by Participating or non-Participating Providers related to the provision of Covered Services to Enrollees according to the terms of this Agreement. Each party agrees to promptly notify the other party in writing of any claim and provide the other party the opportunity to defend and settle the claim.

12.15.	Independent Parties

CONTRACTOR acknowledges and certifies that its directors, officers, partners, employees, and agents are not officers, employees, or agents of HCA or the state of Washington. CONTRACTOR shall not hold itself out as or claim to be an officer, employee, or agent of HCA or the state of Washington by reason of this Agreement. CONTRACTOR shall not claim any rights, privileges, or benefits that would accrue to a civil service employee under chapter 41.06 RCW.

12.16.	Industrial Insurance Coverage

CONTRACTOR shall provide or purchase industrial insurance coverage prior to performing work under this Agreement. HCA will not be responsible for payment of industrial insurance premiums or for any other claim or benefit for CONTRACTOR, or any Subcontractor or employee of CONTRACTOR, which might arise under the industrial insurance laws during performance of duties and services under this Agreement.

12.17.	Integration and Modification of Agreement

Any amendment to this Agreement shall require the approval of both HCA and CONTRACTOR. Any amendment shall be in writing and shall be signed by a CONTRACTOR’S authorized officer and an authorized representative of HCA. No other understandings, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties hereto.

12.18.	Intermediate Sanctions
12.18.1.	If CONTRACTOR fails to meet a material obligation under the terms of this Agreement, HCA may impose intermediate sanctions by withholding up to 5 percent of payments to the CONTRACTOR rather than terminate this Agreement. CONTRACTOR agrees that any intermediate sanction assessed by HCA shall not be regarded as a waiver of any requirements contained in this Agreement or any provision therein, nor as a waiver by HCA of any other remedy available in law or in equity.

12.18.2.	HCA will notify CONTRACTOR in writing of any default and provide a reasonable deadline for curing the default before imposing intermediate sanctions. CONTRACTOR may request a dispute resolution hearing, as described at Section 11.2. of this Agreement (Disputes and Dispute Resolution Hearings). CONTRACTOR agrees that any intermediate sanction assessed under this Section shall be in addition to any other legal or equitable remedies allowed by this Agreement or awarded by a court of law, including injunctive relief.

12.18.3.	If the dispute is resolved in favor of CONTRACTOR, HCA shall immediately pay to CONTRACTOR any and all withheld payments. Interest shall not accrue on any amount withheld as an intermediate sanction. If the dispute is resolved in favor of HCA, HCA may withhold said amounts until such breach is cured.
12.19.	Licensing, Registration, Certification, and Authorization

CONTRACTOR shall comply with all applicable local, state, and federal licensing, certification, accreditation, and registration standards and requirements necessary for the performance of this Agreement, including, but not limited to, licensing, registration, certification, or authorization as a health maintenance organization, health care service contractor, or disability insurer under Title 48 RCW.

12.20.	Marketing and Written Communication Materials
12.20.1.	CONTRACTOR shall not engage in any marketing activity related to this Agreement without the prior written approval of HCA.

12.20.2.	CONTRACTOR will not use identifying marks of BH, HCA, or the state of Washington on any materials produced or issued by CONTRACTOR without the prior written consent of HCA. This contract term includes, but is not limited to marketing, advertising or other direct communications to members, terminated members or potential members.

12.20.3.	CONTRACTOR agrees not to represent itself as endorsed, supported by, or affiliated with the state of Washington.

12.20.4.	CONTRACTOR agrees to submit all written communications and marketing materials, developed and used by CONTRACTOR to communicate specifically with BH Enrollees at any time during the contract period, to HCA for review and approval. This subsection does not refer to such items as Provider directories and plan-wide newsletters as long as they do not contain information on eligibility, enrollment, benefits, rates, etc., which HCA must review.

12.20.5.	CONTRACTOR agrees that it will not advertise or distribute any information to BH Enrollees, terminated BH Enrollees, and candidates for BH enrollment or Providers that contains false or misleading information. Violation of this subsection is subject to the Rights and Remedies defined in Sections 3.1. and 12.18. of this Agreement. CONTRACTOR further agrees that if erroneous or misleading information is sent to an Enrollee or Subcontractors (including contracted Providers) regarding any matter related to this Agreement, HCA may require CONTRACTOR to mail a correction or clarification to correctly inform the recipients of such written materials.

12.20.6.	Nothing in this Section shall be construed to prohibit CONTRACTOR from acknowledging that it has entered into this Agreement with HCA.
12.21.	Mergers and Acquisitions

If a CONTRACTOR is involved in an acquisition of assets or merger with another HCA CONTRACTOR after the effective date of this Agreement, HCA reserves the right, to the extent permitted by law, to require that each CONTRACTOR maintain its separate business lines for the remainder of the Agreement period.
12.22.	Nondiscrimination

During the performance of this Agreement, CONTRACTOR, and any of its Subcontractors performing any of the obligations of CONTRACTOR set forth in this Agreement, shall comply with all federal and state laws, regulations, and Executive Orders regulating discrimination. These include, but are not limited to, the following and any amendments thereto: Titles VI and VII of the Civil Rights Act of 1964, Executive Order 11246 as amended by Executive Order 11375, Sections 503 and 504 of the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, the Age Discrimination Act of 1975, the 1974 Vietnam Era Veterans Readjustment Assistance Act, the Americans with Disabilities Act of 1990, as amended, including the provisions of Title II as if they were a public entity, the Civil Rights Act of 1991, and the Washington State Law Against Discrimination (chapter 49.60 RCW).
12.23.	Noncompliance with Nondiscrimination Laws

In the event of noncompliance with any nondiscrimination law, regulation, or policy by CONTRACTOR, HCA may rescind, cancel, or terminate this Agreement in whole or in part, and CONTRACTOR may be declared ineligible for further contracts or agreements with HCA for a period of up to 2 years. CONTRACTOR shall be given a reasonable time, not to exceed 60 days, in which to cure this noncompliance. Any dispute may be addressed in accordance with Section 11.2. (Disputes and Dispute Resolution Hearings).
12.24.	Notification of Organizational Changes

CONTRACTOR shall provide HCA with 90 days’ prior written notice of any change in CONTRACTOR’S ownership or legal status. CONTRACTOR shall provide HCA notice of any changes to CONTRACTOR’S key personnel including, but not limited to, CONTRACTOR’S Chief Executive Officer, HCA government relations contact, and Medical Director as soon as reasonably possible.
12.25.	Subcontracts
12.25.1.	Subcontracts, as defined at Section 1.22., may be used by CONTRACTOR for the provision of any service under this

Agreement; however, no Subcontract shall act to terminate CONTRACTOR’S legal responsibility to HCA for any work required to be performed under this Agreement. If the terms or conditions of an agreement between CONTRACTOR and its Subcontractors conflict with this Agreement, the terms and conditions of this Agreement shall prevail for purposes of administration of this Agreement.
12.25.2.	CONTRACTOR is responsible for ensuring that all terms, conditions, assurances, and certifications set forth in this Agreement are carried forward to any Subcontractors, including, but not limited to, those contract terms set forth in Section 9. (Data Records), Section 12.1. (Accessibility of Covered Services), Section 12.13. (HCA and Enrollee Protection), and Section 12.27. (Records Maintenance and Retention). CONTRACTOR shall be responsible for educating its Subcontractors on the nature and purpose of CONTRACTOR’S relationship with HCA, including Covered Services for Enrollees under this Agreement, coordination of care requirements, and HCA policies as they relate to this Agreement.

12.25.3.	If a Subcontractor is at financial risk and CONTRACTOR imposes solvency requirements on the Subcontractor, the terms of the solvency requirement and how frequently and by what means CONTRACTOR will monitor compliance with solvency requirements must be in writing and enforced throughout the term of the Subcontract agreement.

12.25.4.	Contracts or Subcontracts with Providers, including those for facilities, must ensure the terms and conditions of this Agreement apply to the Subcontractor. The Subcontract must also contain the following provisions:
12.25.4.1.	A quality improvement system tailored to the nature and type of services subcontracted which affords quality control for the health care provided, including, but not limited to, the accessibility of Covered Services in accordance with the terms and conditions set forth in this Agreement, and which provides a free exchange of information with CONTRACTOR to assist CONTRACTOR in complying with Sections 8. and 10. of this Agreement.

12.25.4.2.	A 90 day termination notice provision for Participating Providers and a specific “short term” notice of termination when a Provider is excluded from participation due to quality of care concerns.

12.25.4.3.	Whether referrals for Enrollees will be restricted to Providers affiliated with a specific network group and, if so, a description of those restrictions.

12.25.4.4.	The Subcontractor accepts payment from CONTRACTOR as payment in full and shall not request payment from HCA or any Enrollee for any services performed under the Subcontract.
12.26.	Provider Network Changes
12.26.1.	CONTRACTOR shall furnish health care services at its health care facilities or through its Participating Providers throughout the term of this Agreement.

12.26.2.	CONTRACTOR shall provide HCA not less than 90 calendar days’ advance written notice of termination of a Material Provider.
12.26.2.1.	In the event CONTRACTOR receives fewer than 90 days’ notice of termination from a Material Provider, CONTRACTOR shall provide written notice of the termination to HCA within 5 business days after CONTRACTOR’S receipt of the termination notice from the Provider.

12.26.2.2.	If CONTRACTOR gives HCA fewer than 90 days’ termination notice to a Material Provider due to the Provider’s loss of accreditation or Medicare or Medicaid certification, or because of serious concerns about service delivery or quality of care, CONTRACTOR shall notify HCA within 5 business days after such termination.

12.26.2.3.	If HCA receives fewer than 90 days’ notice of termination of a Participating Provider determined by HCA to be material to the performance of this Agreement and the access goals of HCA, HCA may, at its sole discretion, require CONTRACTOR to continue providing services through the Material Provider for a period not to exceed 90 days. CONTRACTOR shall cooperate with HCA to ensure continuity of care and that treatment protocols are not materially affected by Provider terminations. CONTRACTOR shall cooperate with HCA to effect the orderly transition of Enrollees to other Participating Providers or programs of health care coverage for which such Enrollees may be eligible.
12.26.3.	If CONTRACTOR requires a Participating Provider to accept a revised structure or method of reimbursement (e.g., moving from a fee schedule reimbursement methodology to full-risk capitation payment) during the period of this Agreement as a condition of continued participation with CONTRACTOR and the change is rejected by the Provider, CONTRACTOR shall extend the terms of the existing Subcontract to continue service for BH Enrollees until the end of the calendar year in which the change is proposed.

12.26.4.	CONTRACTOR shall notify Enrollees affected by any Provider termination which occurs without cause, 60 calendar days prior to the effective date. Notices to Enrollees of Provider termination shall have prior approval of HCA. If CONTRACTOR fails to notify affected Enrollees of a Provider termination 60 calendar days prior to the effective date, CONTRACTOR shall allow affected Enrollees to continue to receive services from the terminating Provider, at the Enrollees’ option, and administer benefits to the lesser of a period of 60 calendar days from the date CONTRACTOR notifies Enrollees of the termination or the Enrollee’s effective date of enrollment with another Provider or another BH CONTRACTOR.

12.26.5.	If because of changes in the Participating Provider network, the network becomes so changed that Enrollees are unable to obtain services from Participating Providers, or if in the sole judgment of HCA the change in network adversely impacts Enrollees, HCA may transfer the affected Enrollees to another CONTRACTOR.

12.26.6.	HCA reserves the right to reduce the December premium to recover any expenses incurred by HCA as a result of the withdrawal of a material Subcontractor from a Service Area. This reimbursable expense shall be in addition to any other provisions of this Agreement.
12.27.	Records Maintenance and Retention
12.27.1.	CONTRACTOR and its Subcontractors shall maintain financial, medical, and other records relevant to this Agreement. Medical records and supporting management systems shall include all relevant information related to the medical management of each Enrollee. Other records shall be maintained as necessary to clearly reflect all actions taken by CONTRACTOR related to this Agreement.

12.27.2.	All records and reports relating to this Agreement, and any subsequent amendments extending the effective date of this Agreement, shall be retained by CONTRACTOR and its

Subcontractors for a minimum of six (6) years after final payment is made under this Agreement. When an audit, litigation, or other action involving records is initiated prior to the end of said period, records shall be maintained for a minimum of six (6) years following resolution of such action.
12.28.	Post Termination Responsibilities

The following requirements survive termination of this Agreement. CONTRACTOR shall:
12.28.1.	Cover Enrollees hospitalized on the date of termination until discharge, consistent with subsections 3.6.4. and 12.10.5.3. of this Agreement.

12.28.2.	Submit all data and reports required in Section 7. of this Agreement.

12.28.3.	Provide access to records, as required in Section 12.4. of this Agreement.

12.28.4.	Provide administrative services associated with Covered Services (e.g., claims processing and Enrollee appeals) provided to Enrollees under the terms of this Agreement.
12.29.	Required Notices

Any notice required hereunder shall be deemed to be sufficient if mailed to the addresses appearing on the signature page of this Agreement.
12.30.	Services Non-Transferable

No person other than the Enrollee is entitled to receive services and benefits furnished under this Agreement. Rights to services and benefits are not transferable.
12.31.	Severability

If any provision of this Agreement or any provision of any document, law, or regulation incorporated by reference shall be held invalid, such invalidity shall not affect the other provisions of this Agreement which can be given effect without the invalid provision, and to this end the provisions of this Agreement are declared to be severable.

12.32.	Waiver

Waiver of any default shall not be deemed to be a waiver of any subsequent default. Waiver of breach of any provision of this Agreement shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of this Agreement unless stated to be such in writing, signed by the parties, and attached to the original Agreement.

Molina Healthcare of Washington, Inc — Exhibit 1 Monthly Fees
Basic Health CY 08 Final Rate Summary
Changes to monthly fees because of the addition of a newborn or adoptive child will be effective the first of the month following the date of birth, or date of placement of a child for purposes of adoption.
Monthly fees are determined by an enrollee’s age as of January 1 of each calendar year regardless of the date when Basic Health coverage began. Monthly fees will not increase for an enrollee at any date other than January 1. Student dependents and disabled dependents who are less than 23 years old will be assigned the “child” monthly fee. Enrollees who are less than age 19 and are not dependents will be assigned the 0—39 year old monthly fee. “Monthly fee” means the amount paid on a monthly basis to an MHCS by the HCA.
Monthly fees paid for enrollees in Basic Health Plus and Maternity Benefits Program will be the Medicaid fees set forth by the Department of Social and Health Services and described in the Basic Health Plus and Maternity Benefits Program contract.

	2008 Tiered Bid Rates for Subsidized BH							2008 Tiered Bid Rates for HCTC BH
County	One child	2 children	3+ children	Adult 0-39	Adult 40-54	Adult 55-64	Adult 65+	One child	2 children	3+ children	Adult 0-39	Adult 40-54	Adult 55-64	Adult 65+
Adams	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Asotin	$99.54	$199.08	$298.62	$215.66	$276.49	$472.80	$597.22	$106.85	$213.70	$320.55	$231.52	$296.82	$507.56	$641.12
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Chelan	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Clallam
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Columbia	$99.54	$199.08	$298.62	$215.66	$276.49	$472.80	$597.22	$106.85	$213.70	$320.55	$231.52	$296.82	$507.56	$641.12
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Douglas	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Ferry	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Garfield	$99.54	$199.08	$298.62	$215.66	$276.49	$472.80	$597.22	$106.85	$213.70	$320.55	$231.52	$296.82	$507.56	$641.12
Grant	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Grays Harbor	$95.27	$190.54	$285.81	$206.42	$264.64	$452.53	$571.62	$102.50	$205.00	$307.50	$222.09	$284.72	$486.88	$615.00
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
King	$82.95	$165.90	$248.85	$179.73	$230.42	$394.02	$497.71	$89.93	$179.86	$269.79	$194.85	$249.81	$427.17	$539.58
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Kittitas	$82.95	$165.90	$248.85	$179.73	$230.42	$394.02	$497.71	$89.93	$179.86	$269.79	$194.85	$249.81	$427.17	$539.58
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Lewis	$95.27	$190.54	$285.81	$206.42	$264.64	$452.53	$571.62	$102.50	$205.00	$307.50	$222.09	$284.72	$486.88	$615.00
Lincoln	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Okanogan	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Pacific	$99.54	$199.08	$298.62	$215.66	$276.49	$472.80	$597.22	$106.85	$213.70	$320.55	$231.52	$296.82	$507.56	$641.12
Pend Oreille	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Pierce	$95.27	$190.54	$285.81	$206.42	$264.64	$452.53	$571.62	$102.50	$205.00	$307.50	$222.09	$284.72	$486.88	$615.00
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Spokane	$82.95	$165.90	$248.85	$179.73	$230.42	$394.02	$497.71	$89.93	$179.86	$269.79	$194.85	$249.81	$427.17	$539.58
Stevens	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Thurston	$95.27	$190.54	$285.81	$206.42	$264.64	$452.53	$571.62	$102.50	$205.00	$307.50	$222.09	$284.72	$486.88	$615.00
	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Walla Walla	$82.95	$165.90	$248.85	$179.73	$230.42	$394.02	$497.71	$89.93	$179.86	$269.79	$194.85	$249.81	$427.17	$539.58
Whatcom	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Whitman	$87.28	$174.56	$261.84	$189.10	$242.44	$414.57	$523.67	$94.35	$188.70	$283.05	$204.42	$262.07	$448.14	$566.07
Yakima	$82.95	$165.90	$248.85	$179.73	$230.42	$394.02	$497.71	$89.93	$179.86	$269.79	$194.85	$249.81	$427.17	$539.58

Keep this book handy for quick reference.

Basic Health™

2008 Member Handbook

Note: If you are enrolled in Basic Health through the federal Health Coverage Tax Credit (HCTC) program, Appendix B of this handbook (and information referenced there) applies to you.

Basic Health ID #: ______________________________

Health plan ID #: ______________________________

Health plan phone #: ______________________________

HCA 22-405 (1/08)

Basic Health	24-hour self-service	**1-800-842-7712**
	Mon.-Fri. 8 a.m.-5p.m.	**1-800-660-9840**
TTY:	Mon.-Fri. 8 a.m.-5p.m.	**1-888-923-5622**
Spanish:	Mon.-Fri. 8 a.m.-5p.m.	**1-800-321-0291**
Korean:	Mon.-Fri. 8 a.m.-5p.m.	**1-800-324-1658**
Vietnamese:	Mon.-Fri. 8 a.m.-5p.m.	**1-800-423-2231**
Russian:	Mon.-Fri. 8 a.m.-5p.m.	**1-800-387-8224**

Contact Information

	Customer	Customer Service
	Service Hours	Phone Numbers	Web Site Address
Basic Health	24-hour self-service	1-800-842-7712	www.basichealth.hca.wa.gov
	Mon. – Fri.	1-800-660-9840
	8 a.m. – 5 p.m.	TTY: 1-888-923-5622
Spanish	8 a.m. – 5 p.m.	1-800-321-0291
Korean	8 a.m. – 5 p.m.	1-800-324-1658
Vietnamese	8 a.m. – 5 p.m.	1-800-423-2231
Russian	8 a.m. – 5 p.m.	1-800-387-8224

Internal Revenue Service (to request federal income tax information)	Mon. – Fri.	1-800-829-1040	www.irs.gov

Health Coverage Tax	Mon. – Fri.	1-866-628-4282	www.irs.gov
Credit (HCTC) Program	5 a.m. – 5 p.m.	TTY: 1-866-626-4282	(Keyword: HCTC)

Columbia United	Mon. – Fri.	1-800-315-7862 or	www.cuphealth.com
Providers, Inc.	8 a.m. – 5 p.m.	360-891-1520
TDD:
1-866-287-9962

Community Health	Mon. – Fri.	1-800-440-1561	www.chpw.org
Plan of Washington	8 a.m. – 6 p.m.	TTY: 1-800-833-6388

Group Health	Mon. – Fri.	1-888-901-4636	www.ghc.org
Cooperative	8 a.m. – 5 p.m.	TTY: 1-800-833-6388

Kaiser Foundation	Mon. – Fri.	1-800-813-2000	www.kaiserpermanente.org
Health Plan of the Northwest	8 a.m. – 6 p.m.	TTY: 1-800-324-8010

Molina Healthcare	Mon. – Fri.	1-800-869-7165	www.molinahealthcare.com
of Washington, Inc.	7:30 a.m. – 5:30 p.m.	TTY: 1-877-665-4629
Premium payments are due by the 5th day of the month before the actual month of coverage; the amount and due date are shown on each month’s bill. Your bill is sent about six weeks before the month to be covered by that payment. For example, the bill for August coverage is sent mid-June and payment is due July 5.

Basic Health	Mailing Addresses
Premium payments	P.O. Box 34270, Seattle, WA 98124-1270

General correspondence	P.O. Box 42683, Olympia, WA 98504-2683

Basic Health appeals (see page 20)	P.O. Box 42690, Olympia, WA 98504-2690
i

If you have any questions about...		Contact...
•	Adding and/or dropping coverage	Basic Health at 1-800-842-7712 to get forms or hear recorded information, go to www.basichealth.hca.wa.gov or call 1-800-660-9840 to talk to a Basic Health representative.
•	Address changes
•	Income changes

•	A bill for medical care	Your health plan. (See the phone number on the previous page.)
•	Choosing a provider
•	Covered services
•	Services received from providers
•	Waiting period

•	Your medical care	Your primary care provider.
•	Referrals to specialists

•	Your monthly premium	Basic Health at 1-800-842-7712 for 24-hour, self-service payment information; or 1-800-660-9840, then follow the instructions to talk to an accounting representative.
•	Your bill from Basic Health
•	Refunds

•	Your family’s enrollment	Visit www.hca.wa.gov/ecoverage.shtml or call 1-800-660-0840.
•	Your health plan
•	Your premium
When you call or write to us...
Include your name, Basic Health ID number, address, and a daytime phone number. Be sure to note the date of the call, the name of the person you talked to, and the organization you contacted. If you have Basic Health through your employer, a home care agency, or a financial sponsor, first contact your representative (usually your payroll officer or financial sponsor representative). Your representative may have the information you need, or may need to know about the change you’re making.
To obtain this document in another format (such as Braille or audio), call our Americans with Disabilities Act (ADA) Coordinator at 360-923-2805. TTY users (deaf, hard of hearing, or speech impaired), call 360-923-2701 or toll-free 1-888-923-5622.
ii

Introduction
Basic Health offers quality, low-cost health coverage to eligible people who live in Washington State. It is a state program managed by the Washington State Health Care Authority (HCA). The HCA contracts with health plans to offer Basic Health and Basic Health Plus coverage. Each health plan works with hospitals, clinics, pharmacies, physicians, and other providers to serve Basic Health and Basic Health Plus members.
If any of your family members are enrolled in Basic Health Plus or the Maternity Benefits Program, you should have received A Guide to Basic Health Plus and the Maternity Benefits Program, with specific information about these programs.
You must give Basic Health the information needed to determine your continued eligibility for the program. You must also give your health plan all information they need to process claims, including medical records.
You must follow your health plan’s rules to get the benefits described in this handbook. Rules may be different between health plans. Be sure to read your health plan’s materials for details, and call them if you have questions about your benefits.
This handbook is your “certificate of coverage.” It describes what Basic Health covers, and the rules you must follow when using your coverage. This handbook is subject to state laws governing Basic Health (Chapter 70.47 RCW) and the administrative rules of Basic Health (Chapter 182-25 of the Washington Administrative Code). If there are any conflicts between this handbook and the law, the law governs.
Keep this Member Handbook handy, and look at it when you have a question about your benefits. Basic Health may send other important documents, such as Hot Policy Pages and open enrollment materials. These may include updates to this handbook. Always keep them with your Member Handbook.
If you are enrolled in Basic Health as a Health Coverage Tax Credit (HCTC) enrollee, read Appendix B of this handbook, starting on page 41, first.
Throughout this handbook, “you” generally refers to the main subscriber on the Basic Health account or to an adult who will be reading and referring to coverage information on behalf of an enrolled child.

Basic Health 2008 Member Handbook	1

Chapter One:
Eligibility for Basic Health Programs
Basic Health is available to anyone who lives in Washington and:
•	Meets income guidelines (see pages 5–6).

•	Is not eligible for free or purchased Medicare.

•	At the time of enrollment, is not confined in or living in a government-funded institution that has historically provided health care.

•	Is not attending school full-time in the United States on a student visa.
Specific programs may have additional eligibility requirements. Basic Health is also available to people eligible for the Health Coverage Tax Credit through the Internal Revenue Service (IRS), whether or not they meet the above criteria.
Family members who should be listed as dependents on your account (even if they are not enrolling for coverage) include:
•	Your spouse living in the same house and not legally separated from you.

•	Your unmarried child, including stepchild, legally adopted child, and a child placed in your home for purposes of adoption or under your legal guardianship, who is:
•	Under age 19; or

•	Under age 23 and a full-time student at an accredited school. You are required to send proof from the school each year when your dependent is age 19 through 22, to show that he or she is a full-time student. If your dependent over age 18 is no longer a full-time student, you must notify Basic Health within 30 days of this change.
•	Your unmarried child under age 19, enrolling for Basic Health coverage, and in your custody under an informal guardianship agreement that is signed by the child’s parent(s) and allows you to get medical care for the child. To request coverage for a child living with you under such an agreement, you must provide a copy of the guardianship agreement and proof that you are providing at least 50 percent of the child’s support. You cannot list a child who is in your home under a foster care agreement.

•	Your unmarried child, stepchild, legally adopted child, or legal dependent of any age who cannot take care of him-or herself due to disability. You must provide proof of disability. If the dependent with a disability is not your birth or adopted child, you must also provide proof of legal guardianship.
Family members who are not eligible for coverage on your account may be able to enroll separately—for example, a child who reaches age 19 and is not disabled or attending school full time. This family member must complete a separate Basic Health application.
Family enrollment
Individuals may apply for Basic Health, Basic Health Plus, the Maternity Benefits Program, or other programs for themselves and qualified family members. You and your family members may be enrolled in different programs. For example, you may enroll in Basic Health, your spouse in the Maternity Benefits Program, and your child in Basic Health Plus.
Premiums
Premium payments are due by the 5th day of each month before the actual month of coverage; the amount and due date are shown on each month’s bill. Your bill is sent about six weeks before the month to be covered by that payment. For example, the bill for August’s coverage is sent mid-June and payment is due July 5.
If the entire premium is not paid on time, Basic Health will send you a late notice. This notice will include the bill for both the past due amount (called the delinquent balance) and the premium for the

2	Basic Health 2008 Member Handbook

following month’s coverage. Basic Health must receive payment for each amount due by the due date given, or your coverage will be suspended for one month. Partial payment or checks that cannot be processed (for example, insufficient funds or missing a signature) will be considered nonpayment and may cause you to lose coverage. For more information, refer to page 13.
Basic Health Plus
This Basic Health and Department of Social and Health Services (DSHS) program is for children under age 19. With Basic Health Plus, children receive additional health care coverage such as dental care, vision care, and physical therapy. Children enrolled in Basic Health Plus receive services through the same health plan that provides your Basic Health coverage.
Your family will have to meet DSHS’s income guidelines, available at http://fortress.wa.gov/dshs/maa/eligibility/OVERVIEW/MedicalOverview.htm. The children must be your legal dependents, live in your home, and be:
•	Under age 19.

•	U.S. citizens, or immigrants who have legally lived in the U.S. for five years.

•	Not enrolled in any other managed care plan, including TRICARE.

•	Not receiving Temporary Assistance for Needy Families (TANF) grants from DSHS.
For some Basic Health Plus services, such as dental and vision care, the state pays the provider directly.
If you would like to transfer your child’s coverage from Basic Health to Basic Health Plus, call 1-800-842-7712 or visit our Web site (www.basichealth.hca.wa.gov) to request a Basic Health Plus application.
Maternity Benefits Program
This Basic Health and DSHS program provides pregnant women with full maternity coverage, usually through the same providers and health plan chosen for Basic Health coverage. See pages 23–24 for more information on maternity coverage.
Basic Health for personal care workers
If you are working for DSHS as a personal care worker, and meet Basic Health income guidelines, you may be able to pay even less for Basic Health coverage.
For more information or to request a personal care worker application, call 1-800-660-9840 or check Basic Health’s Web site.
Basic Health for foster parents
If you have a current foster parent license issued by DSHS, you may be eligible for lower premium rates through our foster parent program. For information or to request a foster parent application call 1-800-660-9840 or visit our Web site.
The licensed foster parents in your family may qualify for coverage even if they exceed income limits for Basic Health. See chart on page 6 for income guidelines.
Basic Health through your employer, financial sponsor, or home care agency
Employers, home care agencies, and financial sponsors may enroll their employees or sponsored members in Basic Health. Your employer or sponsor pays your premium, but may collect part of it from you. Your main contact with Basic Health will be through your employer or sponsor.
If your employer, home care agency, or financial sponsor doesn’t pay the premium on time, or if you no longer qualify for coverage through them, you may be disenrolled. If your entire organization is disenrolled, Basic Health will offer you individual coverage; however, you may have a break in coverage.
Health Coverage Tax Credit
If you are enrolled in Basic Health through the federal Health Coverage Tax Credit (HCTC) program, please read Appendix B of this handbook. If you are not enrolled in HCTC-Basic Health, but think you may qualify, call 1-866-628-4282, or visit www.irs.gov (keyword: HCTC).

Basic Health 2008 Member Handbook	3

Chapter Two:
Income Guidelines
How your income is calculated
Basic Health requires current pay stubs and a copy of your IRS Form 1040 for the most recent tax year, with all schedules fled. We will look at your income from both sources and use the one that gives the best picture of your income.
If you cannot provide IRS documentation (you were not required to file a tax return), we will use your most recent income documentation, unless your income is seasonal. If Basic Health determines that your income is seasonal, we will use an average of your income over several months. We may require you to provide additional documents.
If you are reporting self-employment or rental income, Basic Health will use a 12-month average of that income, unless you have had the business or rental property for less than 12 months. When figuring your self-employment income, Basic Health will not deduct depreciation or amortization, and may not deduct business use of your home. A net loss from this calculation will not be used to offset other income sources (a loss equals zero).
If you paid for child care or for the care of a disabled dependent so either you or your spouse could work or go to school, you may be allowed to deduct expenses, up to a maximum of $1,025 per month per child or disabled dependent. We require proof showing the amount you paid and to whom. (Tis will not count if paid to the child’s parent or stepparent, or to another dependent of the main subscriber.) If the expenses were for the care of a disabled dependent, we will require you to provide documents of the disability and proof that the dependent cannot care for himself/herself and, if the care is during school hours, that (s)he cannot attend public schools.
Eligibility and premiums for most Basic Health programs are based on your family’s gross income, which is adjusted according to the number of people in the family (the “income band” for the family). The following table shows the income bands used for determining eligibility and premiums through June 2008. After June 30, 2008, please check our Web site(www.basichealth.hca.wa.gov) or call 1-800-660-9840 for information. To find your income band, find your family size and your family’s gross monthly income (before taxes and other deductions).
The information in chapters 2-4 does not apply to HCTC-Basic Health members.

4	Basic Health 2008 Member Handbook

Income Table
Number of People in Your Family
Gross Monthly Income

Income
1	2	3	4	5	6	7	Band
$0 – $553.04	$0 – $741.54	$0 – $930.04	$0 – $1,118.54	$0 – $1,307.04	$0 – $1,495.54	$0 – $1,684.04	A
553.05 – 850.83	741.55 – 1,140.83	930.05 – 1,430.83	1,118.55 – 1,720.83	1,307.05 – 2,010.83	1,495.55 – 2,300.83	1,684.05 – 2,590.83	B
850.84 – 1,063.54	1,140.84 – 1,426.04	1,430.84 – 1,788.54	1,720.84 – 2,151.04	2,010.84 – 2,513.54	2,300.84 – 2,876.04	2,590.84 – 3,238.54	C
1,063.55 – 1,191.16	1,426.05 – 1,597.16	1,788.55 – 2,003.16	2,151.05 – 2,409.16	2,513.55 – 2,815.16	2,876.05 – 3,221.16	3,238.55 – 3,627.16	D
1,191.17 – 1,318.79	1,597.17 – 1,768.29	2,003.17 – 2,217.79	2,409.17 – 2,667.29	2,815.17 – 3,116.79	3,221.17 – 3,566.29	3,627.17 – 4,015.79	E
1,318.80 – 1,446.41	1,768.30 – 1,939.41	2,217.80 – 2,432.41	2,667.30 – 2,925.41	3,116.80 – 3,418.41	3,566.30 – 3,911.41	4,015.80 – 4,404.41	F
1,446.42 – 1,574.04	1,939.42 – 2,110.54	2,432.42 – 2,647.04	2,925.42 – 3,183.54	3,418.42 – 3,720.04	3,911.42 – 4,256.54	4,404.42 – 4,793.04	G
1,574.05 – 1,701.75	2,110.55 – 2,281.78	2,647.05 – 2,861.80	3,183.55 – 3,441.83	3,720.05 – 4,021.86	4,256.55 – 4,601.89	4,793.05 – 5,181.92	H

Foster Parent Income Lim its*
1,701.76 – 2,127.16	2,281.79 – 2,852.19	2,861.81 – 3,577.22	3,441.84 – 4,302.25	4,021.87 – 5,027.28	4,601.90 – 5,752.31	5,181.93 – 6,477.34	I
2,127.17 – 2,552.58	2,852.20 – 3,422.61	3,577.23 – 4,292.64	4,302.26 – 5,162.67	5,027.29 – 6,032.70	5,752.32 – 6,902.73	6,477.35 – 7,772.75	J

* I & J apply only to licensed Foster Parent	Valid through June 30, 2008
The information in chapters 2-4 does not apply to HCTC-Basic Health members.

Basic Health 2008 Member Handbook	5

Chapter Three:
Making Changes
and Maintaining Eligibility
Changes to your account could affect your Basic Health coverage. Report changes to Basic Health within the timelines noted in this chapter. You may use the Change Form included with your monthly bill to make some account changes. To get other forms, call our 24-hour, automated, self-service phone line at 1-800-842-7712 or visit our Web site. You may also write to Basic Health at PO Box 42683, Olympia, WA 98504-2683.
If you are enrolled through your employer or a financial sponsor, make sure the sponsor knows about changes in your income or family, too, because it may affect the amount you pay for your coverage. Contact your financial sponsor, employer, or payroll office if you have questions.
Changing health plans
Open enrollment is the time each year when you can change your health plan (if you have more than one plan available in your area), except as noted elsewhere in this section. During open enrollment, Basic Health will send you information about any changes to your coverage, and will tell you about health plans in your area and their monthly premiums. You’ll be notified before each open enrollment and given instructions for making changes.
Other than during open enrollment, you may only change health plans under certain conditions. These are explained later in this chapter. You cannot change health plans because your provider is no longer with your health plan. (An exception may be made in some cases if you can prove that you need to continue a current course of treatment with a specific provider.) When you change health plans, remember each health plan contracts with different providers and has its own list of prescription drugs. Call the health plan or your provider to find out if your provider contracts with the health plan you are considering. If you take any prescription drugs, contact the health plan to see if they will be covered.
If you change health plans, any services you had approved under your previous health plan will need to be reviewed and approved again by your new health plan. Also, your deductible and out-of-pocket maximum will start over. Check with your health plan for further information.
Basic Health will do its best to make sure your health plan is available throughout the year. However, if your health plan becomes unavailable, you will be asked to choose one of the plans in your county. If only one health plan remains, you will be assigned to that plan.
Address changes
You must give Basic Health your new address within 30 days of a change. You may call Basic Health at 1-800-660-9840, complete and return the Change Form included with your bill, or write to Basic Health at PO Box 42683, Olympia, WA 98504-2683. Include your Basic Health ID number, your name, new address and county, your old address, and your new phone number. Be sure to say if your new address is permanent or temporary (less than three months), and if your mailing address is different from your street address.
If you move out of Washington State, you will be disenrolled from Basic Health. If you move out of your health plan’s service area, you will have to
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

6	Basic Health 2008 Member Handbook

select a new health plan. If your current health plan is still available to you, but would cost more, or you have plan choices that weren’t available before you moved, you may request a plan change. While you are waiting to be transferred to your new health plan, you will need to keep using your old health plan for anything except emergency services. When you change health plans, your deductible and out-of-pocket maximum will start over.
Please note: Basic Health double-checks addresses with the U.S. Postal Service, so be sure to file any change of address with your post office.
Dependent living away from home
If your dependent is living away from home, as described below, Basic Health will cover only emergency care while the dependent is out-of-state or staying in a county that is not served by your health plan. Routine services should be scheduled when the dependent is home.
Out-of-county
If your child lives in a different county, you may be able to choose a health plan that provides service to both your home county and the county the dependent lives in. When necessary, Basic Health allows your dependent to enroll in a different health plan under a separate account so the dependent may receive services in the county where the dependent lives. You will be sent a separate bill for their account.
Out of state
If your child is a Washington State resident, but lives away from home part of the time (to attend college, for example), (s) he may be eligible to receive Basic Health coverage as long as (s) he remains a Washington State resident and returns to Washington State during scheduled breaks. You may be required to provide proof of out-of-state tuition or that the child’s residence is in Washington State.
Family changes
Eligible family members may enroll in Basic Health during open enrollment. You will get information telling you how to enroll a family member at that time.
Family members may be added, removed, or enrolled at other times during the year, based on the guidelines below, by completing and submitting a Family Changes Form. Adding, enrolling, or removing a family member may change your monthly premium. You will get written verification of any changes to your account. Also, if the number of family members living in your home goes down, you may no longer be eligible for Basic Health. If you do not report changes to your account in the required timeframe, you may be disenrolled. To make any family changes to your account, call 1-800-842-7712 or visit Basic Health’s Web site to request the Family Changes Form. When you notify Basic Health of a change in family size (such as birth, marriage, divorce, or death), you will be required to submit proof of your current income and Washington State residence.
•	Loss of or transfer from other continuous coverage: If you or a family member either left
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

Basic Health 2008 Member Handbook	7

or chose not to enroll in Basic Health coverage because you or they had other health care coverage, and then that person loses or wants to transfer from that coverage, the request must be received by Basic Health within 30 days of the loss of coverage. You must show proof of the other continuous coverage.
•	Enrolling a new family member: To enroll a new spouse, child, or dependent, Basic Health must receive the appropriate application within the timeframes below. Otherwise, the family member will be counted for family size when figuring your monthly premium, but will not have coverage.
•	Marriage: Within 30 days of the date of your marriage.

•	Newborn or newly adopted child: Within 60 days of the birth or placement for adoption.

•	Other dependents (students age 19 through 22, adult with disability): Within 30 days of the date they become your dependent or move into your home. See page 3 for details.
Removing a family member: Basic Health needs notice of the following changes within the required timeframes.
•	Divorce or separation: We must receive notice within 30 days of the divorce or separation. If you get back together and are living in the same home, you must tell Basic Health, in writing, and we will stop the separation of your account.

•	Transfer of a former student to separate account: You must notify Basic Health within 30 days of the date the person stops attending school full time. A former student who is taken off the parents’ account because the child is no longer a full-time student, may apply for coverage on a separate account.
When coverage begins for added family members
If you get married and follow the procedures explained in “Family changes” (above), coverage for your new family members will begin on the first day of the month after eligibility has been determined and full payment is received.
Your newborn or adopted child is covered from the date of birth or placement in your home if you or a family member is enrolled in Basic Health or Basic Health Plus, and if Basic Health receives the application for the child within 60 days of the birth or placement. If Basic Health receives your application more than 60 days after the child’s birth or placement, your child will be included for family size only when calculating your premium (this usually reduces your premium), but will not have medical coverage. See page 8 for more information.
Income changes
If your income changes, your monthly premium or eligibility for Basic Health may change, too. You must report any income change to Basic Health within 30 days of the end of the first month at the new income. You must continue paying your premium as billed until we tell you the new premium amount. (See additional information on pages 10-11.)
If you begin receiving Social Security Disability Benefits, you must notify Basic Health immediately. This may affect your eligibility for Basic Health.
When sending income information to Basic Health, use the list below. If this list changes, we will send you an update. Keep all updates with this handbook.
Include proof of all income received from the following sources:
•	Salaries, wages, commissions, tips, work-study training stipends, or assistantships, including overtime and bonuses

•	Self-employment

•	Rental property

•	Unemployment

•	Strike benefits

•	Social Security retirement, survivor, disability, or supplemental security income (including money received by dependent children)

•	Retirement and pensions

•	Child support or alimony

•	Insurance benefits and compensation for an injury
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

8	Basic Health 2008 Member Handbook

(other than reimbursement for a loss or medical costs), including workers’ compensation
•	Interest, dividends, periodic receipts from a trust, and royalties

•	Net short-term capital gains

•	Veterans’ benefits and military allotments

•	Public assistance (DSHS cash assistance)

•	Estate income

•	Net gambling or lottery winnings, unless you received them more than one month before you apply for coverage

•	All other income that’s not specifically in the “Income does not include” list, below
Income does not include:
•	Income, such as wages, earned by dependent children (however, you must include distributions from a corporation, partnership, or business, even if distributed to a child)

•	Any assets drawn down as withdrawals from a bank, or proceeds from the sale of personal property, such as a car

•	Tax refunds, gifts, or loans

•	Income from a family member who lives in another household, when that income is not available to you or eligible dependents

•	University scholarships, grants, VA education grants, or fellowships

•	Non-cash benefits (such as food stamps, school lunches, or housing instead of wages)

•	Payments for adoption support received from the Department of Social and Health Services (DSHS)

•	Individual Retirement Account (IRA) distributions

•	Crime victims’ compensation

•	L&I (Labor and Industries) one-time payments

•	Long-term capital gains
Reporting income changes
Send a Family Income Reporting Form, along with proof of current income and IRS documentation for the most current tax year. You may get this form by calling 1-800-842-7712, or visiting our Web site. (See “Recertification” for acceptable IRS and income documentation.)
•	Include proof of childcare expenses up to $1,025 per child, if the childcare was necessary for both parents to work or attend school
Basic Health will send you a Personal Eligibility Statement. It will show any changes to your account that affect your monthly premium or eligibility for the program. It may include a bill for an additional amount you must pay as a result of the change.
Recertification
State law requires Basic Health to periodically review members’ income and eligibility for this program. This is called “recertification.” Under this process, Basic Health members must send in proof of income, benefits, and Washington State residency. Being selected for recertification does not mean Basic Health believes you have given us the wrong information; it is a legal requirement for all of our members. If you have to wait for Basic Health coverage because the program is full, you may be recertified soon after your coverage begins.
If you get a recertification notice, Basic Health must receive all documentation requested by the due date given. Otherwise, you and your covered family members will lose your coverage for at least 12 months. If you reapply for Basic Health at the end of the 12 months, you will have to provide proof of income and eligibility at that time. Even if you are found eligible, if Basic Health is full, you will have to wait until space is available.
To complete your recertification, you must send all of the following:
•	Proof that you live in Washington State.

•	The Recertification Form sent to you, signed by any enrolled family members age 18 and over.

•	A copy of one of the following for the most current tax year:
•	Your IRS Form 1040 (federal income tax form) and all schedules

•	IRS transcript of your return, if you do not have a copy of your IRS Form 1040
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

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•	Verification of non-filing from the IRS if you were not required to file a tax return (non-filing status)
•	Copies of pay stubs for the last 30 days for you and your spouse.

•	Written proof of all other income and benefits received by your family for the last 30 days.

•	If you are self-employed or have rental income, a copy of all business forms and schedules filed with the IRS, a complete copy of your Schedules K-l (if applicable), and a Self-Employment/Rental Income Reporting Form if you:
•	Were not required to file a tax return; or

•	Have been in business for less than 12 months.
We will send you more details when we select you for recertification.
What if I don’t report a change in income?
We base your monthly premium in part on your income; you must report all changes in your income to Basic Health. We check with other sources to make sure your this information is accurate. If we find you have not reported an income change, you must pay the difference between the premium you paid and the premium you should have paid.
If this happens, Basic Health will send you a notice showing the amount we believe you owe the state. If you believe you do not owe the amount shown on that notice, you must follow the instructions in the notice. If you do not respond, or if you are unable to prove that the amount of income you reported to us was correct, Basic Health will bill you for the amount you owe.
What if I don’t repay the amount I owe?
If you are billed, you must pay based on the billing schedule we provide. If you do not pay your full bill on time, you will lose your Basic Health coverage. (See page 13 for more information.) If you do not repay the total amount, your account will be sent to a collection agency and you will also have to pay any fees charged by the collection agency.
Legal penalties
Basic Health may bill you for twice the amount due if you:
•	Intentionally provide misleading or false income information.

•	Withhold information about income.
If you intentionally provide false or misleading information or withhold information, Basic Health may take additional legal action, such as:
•	Prosecution for perjury.

•	Immediate disenrollment back to the date your coverage would have been affected. This means we will bill you for the total cost of your health coverage since that date.
In addition, if your health plan has paid for services during a time you were enrolled through fraud, they may demand you repay them.
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

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Chapter Four:
Suspension, Disenrollment,
and Reenrollment
Suspension
If you (or your financial sponsor or employer, if enrolled through them) do not pay your premium on time, you will lose coverage for one month (suspension). If your premium is paid in full by the due date on your notice of suspension, you will be reenrolled the next month. If you lose coverage for one month, any payments you have made toward your deductible and out-of-pocket maximums will still count.
Disenrollment
To stop Basic Health or Basic Health Plus coverage for yourself, a family member, or your entire family, call 1-800-660-9840, or write to Basic Health, PO Box 42683, Olympia, WA 98504-2683. You must include:
•	Your name and Basic Health ID number.

•	The name of each person you want to disenroll.

•	The reason you want to disenroll (especially if due to other insurance, Medicare, or Medicaid).

•	The date you want coverage to end. We need to receive your request to disenroll at least 10 days before the first of the month you want coverage to end.
You are no longer eligible for Basic Health and will be disenrolled if you:
•	Leave Washington State with no plan to return, or if you are gone for more than three months in a row.

•	Become eligible for free or purchased Medicare coverage, regardless of whether you actually have Medicare coverage.

•	Have income above Basic Health’s income guidelines.
If you are disenrolled because you became ineligible (as previously described) and your circumstances change, you may reapply for Basic Health coverage, but may have to wait until space is available.
You will be disenrolled from Basic Health and will not be allowed back in for at least 12 months if you:
•	Are suspended for nonpayment three times in a 12-month period, or do not reenroll the month following a one-month suspension.

•	Are billed for the amount Basic Health overpaid for your coverage, and you do not pay the amount based on the billing schedule we provide. (See “What if I don’t report a change in income?” on page 11.)

•	Do not provide documents Basic Health asks for to check your eligibility or income.

•	Take part in any abuse, intentional misconduct, or fraud against Basic Health or your health plan or its providers, or knowingly give information to Basic Health that is false or misleading.

•	Intentionally withhold required information, such as a change in income or family size.
You may also be disenrolled from Basic Health if you:
•	Purposely put the safety or property of Basic Health or your health plan, or their staff, providers, patients, or visitors, at risk.

•	Refuse to follow procedures or treatment recommended by your provider and determined by your health plan’s medical director to be essential to your health or the health of your child, and you have been told by your health plan that no other treatment is available.
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

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•	Repeatedly fail to pay copayments, coinsurance, or other cost-sharing requirements on time.

•	Intentional misconduct. This includes withholding from your health plan information you have about a legally responsible third party, or refusing to help your health plan collect from that legally responsible third party
These conditions for loss of coverage also apply to family members enrolled on your Basic Health account.
Family members enrolled in Basic Health Plus or the Maternity Benefits Program through DSHS may stay with these programs as long as they are eligible, even if your coverage is suspended for one month or you are disenrolled from Basic Health for failing to pay your required premium.
If your coverage ends, you will receive written notice of the reason and the date your coverage ends.
Disenrollment from employer, financial sponsor, or home care agency coverage
If you have Basic Health coverage through your employer, you may be able to continue your coverage through the federal Consolidated Omnibus Budget Reconciliation Act (COBRA). Under COBRA, you can continue coverage for up to 18 months; however, you will have to pay the full cost of that coverage, including any premium share that had been paid by your employer. Contact your employer to find out if you qualify for COBRA coverage.
If you are no longer eligible for employer, home care agency, or financial sponsor coverage, but still qualify for individual Basic Health, Basic Health will offer you coverage on your own account. If you get an offer from us, you must tell us right away if you want to transfer to your own account. If you do, you must pay the premium for your continued coverage.
Reenrollment
The reenrollment process depends on the reason your Basic Health coverage ended and the amount of time since you last had coverage. When you reapply for Basic Health, you may be required to send in a new application, proof of income and residency, and proof of other continuous coverage.
Generally, when you disenroll from Basic Health, you have to wait at least 12 months before you can reenroll, and may have to wait until space is available. However, the 12-month wait for reenrollment may be waived if either:
•	You left for other coverage, and you reapply for Basic Health within 30 days of losing other continuous coverage (you will be required to provide proof of other continuous coverage).

•	You move out of the state, then move back to stay.

•	You were disenrolled because you were no longer eligible for Basic Health coverage, but you are now eligible again.
Even if the 12-month wait for reenrollment is waived, if Basic Health is full, you will have to wait until space is available.
Reenrollment after disenrollment to Medicaid coverage
If you leave Basic Health for Medicaid coverage (for example Healthy Options, SSI, or GA-U), and then lose the Medicaid coverage, you may reenroll in BH without waiting for space to be available. You must request enrollment in Basic Health within 30 days of losing Medicaid. When you re-apply to Basic Health you may be required to send a new application, proof of income, a copy of your IRS 1040 and all your schedules for the most current tax year, and proof of Washington State residency.
The information in chapters 2-4 dose not apply to HCTC-Basic Health members.

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Chapter Five:
Rights, Responsibilities, and Privacy
Basic Health member rights
As a Basic Health member, you have the right to:
•	Get understandable notices or have the materials explained or interpreted.

•	Receive timely information about your health plan.

•	Get courteous, prompt answers from your health plan and Basic Health.

•	Be treated with respect.

•	Have your privacy protected by Basic Health, your health plan, and its providers.

•	Get information about all medical services covered by Basic Health.

•	Choose your health plan and primary care provider from among available health plans and their contracted networks.

•	Receive proper medical care, consistent with Appendix A of this handbook, without discrimination no matter what your health status or condition, sex, ethnicity, race, marital status, or religion.

•	Get all medically necessary covered services and supplies listed in the Basic Health Schedule of Benefits, subject to the limits, exclusions, and cost-sharing described in Appendix A.

•	Take part in decisions about your and your child’s health care, including having a candid discussion of appropriate or medically necessary treatment options, regardless of cost or coverage.

•	Get medical care without a long delay.

•	Refuse treatment and be told of the possible results of refusing, including if your refusal may result in disenrollment from Basic Health.

•	Expect your and your child’s records and conversations with providers to be kept confidential.
•	Get a second opinion by another provider in your health plan when you disagree with the initial provider’s recommended treatment plan.

•	Make a complaint about the health plan or providers and receive a timely answer.

•	File an appeal with your health plan or Basic Health if you are not satisfied with their decision (see pages 19-20).

•	Receive a review of a Basic Health appeal decision, if you disagree with it.

•	Change your primary care provider for a good reason (call your health plan for assistance).

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Basic Health member responsibilities
As a Basic Health member, you and/or your enrolled dependents have the responsibility to:
•	Understand Basic Health.

•	Accurately and promptly report changes that may affect your premium or eligibility, such as an address change, or a change in family status or income, and send in the required forms and documents. (Read Chapters Two and Three for timelines and instructions.)

•	Choose a health plan in your area.

•	Choose a primary care provider from your health plan before receiving services.

•	Work with your health plan to help get any third-party payments for medical care.

•	Tell your health plan about any outside sources of health care coverage or payment, such as insurance coverage for an accident.

•	Tell your or your child’s primary care provider about medical problems, and ask questions about things you do not understand.

•	Decide whether to receive a treatment, procedure, or service.

•	Get medical services from (or coordinated by) your or your child’s primary care provider, except in an emergency or in the case of a referral.

•	Get a referral from the primary care provider before you or your child goes to a specialist.

•	Pay copayments in full at the time of service.

•	Pay your Basic Health premiums in full by the due date.

•	Pay your deductible and coinsurance in full when they are due.

•	Not engage in fraud or abuse in dealing with Basic Health, Basic Health Plus, the Maternity Benefits Program, your health plan, your primary care provider, or other providers.

•	Keep appointments and be on time, or call the provider’s office when you or your child will be late or can’t keep the appointment.

•	Keep your family members’ medical I.D. cards with the family member at all times, or with you if your children are young.

•	Notify the health plan or primary care provider within 24 hours, or as soon as is reasonably possible, of any emergency services provided outside the health plan.

•	Use only your selected health plan and primary care provider to coordinate services for your family’s medical needs.

•	Comply with requests for information, including requests for medical records or information about other coverage, by the date requested.

•	Cooperate with your primary care provider and referred providers by following recommended procedures or treatment.

•	Work with your health plan and providers to learn how to stay healthy.
Informed consent
You have the right to give your consent to treatment or care. Be sure to ask your provider about the side effects of your or your child’s care. You have the right to know about them, and give your consent before getting care.
Advance directives
“Advance directives” put your health care choices into writing. They may also name someone to speak for you if you are not able to speak. Before signing such a document, talk to a lawyer or legal counselor. Washington State law has two kinds of advance directives:
1.	Durable Power of Attorney for Health Care- Names someone to make medical decisions for you if you are not able to make them for yourself.

2.	A Directive to Physicians (Living Will) - A document that lets you tell your doctor what you do or do not want done if you have a terminal condition or are permanently unconscious.

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Privacy
Personal health information
The Health Care Authority (HCA) will not release any personal health information that is provided verbally, electronically, or in writing to anyone but you or your health plan without your prior written authorization. Exception: Basic Health and DSHS may exchange information about your pregnancy.
Account information
Without your written permission, the HCA cannot release personal account details such as eligibility, enrollment, monthly premium, or payment to anyone but you or your health plan.
Exceptions:
•	If your employer, a home care agency, or a financial sponsor is paying your premium, limited information may be released to your representative. Ask your representative for details.

•	Information about a dependent minor child will be released to either parent.

•	Your information may be shared with DSHS if DSHS is paying any part of your premium (for example, if you are applying for or enrolling in Basic Health Plus or the Maternity Benefits Program, or as a foster parent, personal care worker, or home care worker).

•	Providing information to law enforcement.
If you want to let someone else (such as a friend or a relative) access or make changes to your account, you need to send written permission to Basic Health. Be sure to sign and date your letter and include the person’s name, their relationship to you, and what information you want released to them or changes they can make. Only the information you specify will be released. You will also need to tell us if this permission is for a specific time period or for as long as you are enrolled in Basic Health. When this person calls, they’ll need your Basic Health ID number, and will be asked for other identifying information.
The HCA privacy notice is available on request by calling 360-923-2822 or online at www.hca.wa.gov.

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Chapter Six:
Grievances, Complaints, and Appeals
If you have a grievance or appeal about services from your health plan, its providers, or benefits, contact your health plan directly. You can find the toll-free numbers on the inside front cover of this book. If you disagree with the determination of your ineligibility for the Health Coverage Tax Credit, contact the HCTC Customer Contact Center for information. (See Appendix B for HCTC contact information.) If you have a complaint about an action taken by Basic Health, call 1-800-660-9840. If you call Basic Health or your health plan, be sure to note the date of the call, the name of the person you talked to, and whether that person was with Basic Health or your health plan.
Your health plan is required to give you information on its grievance and appeals process:
•	When you enroll.

•	Annually and/or whenever there is a change to their grievance and appeal process.

•	When the health plan sends you a notice of a denial of a benefit or service, or notice of an appeal decision.
Grievances against your health plan
If you disagree with a decision made by your health plan (such as a denial of a claim or benefits interpretation) or have a grievance regarding your health plan’s services, providers, or facilities, you must follow your health plan’s procedures for resolving the problem. Basic Health staff are available to help you resolve the issue informally, but the matter cannot be appealed to Basic Health. You may file a grievance in writing, in person at the health plan’s office, or over the phone. The health plan will help you with this process.
If you file a grievance with your health plan, the health plan must respond within 30 days after receiving it. If you file a grievance against a health plan’s service, provider, or facility, Washington State law limits the information the health plan may provide you regarding the resolution of your grievance.
Appeals to your health plan
If you are denied a service, or the health plan changed a service that was already approved, you may file an appeal. An appeal is a request for the health plan to review its decision. You may file an appeal or a grievance in writing, in person at the health plan’s office, or over the phone. The health plan will help you with this process.
When you file an appeal with your health plan:
•	Within five working days, the health plan will send you a letter saying they’ve received your appeal.

•	Within 14 calendar days, your health plan must respond to you in writing with either a decision or notification of a reason for a delay. However, unless you agree to an additional delay, the decision must be made within 30 calendar days after the health plan receives your appeal.
If waiting for a decision could put your health at risk, you can ask, or have your provider ask, for an expedited (quick) review. The health plan will make a decision within 72 hours after receiving an expedited appeal.
If you have gone through your health plan’s appeal process and disagree with their decision, or if your health plan has not responded to you within the timelines referenced above, you have the right to request a review of the decision by an Independent Review Organization (IRO). This is done through your health plan and at no cost to you. Your health plan is required by law to give the IRO all information used in making its decision within three business days of receiving the request. You may also be required to provide additional information or documentation needed for the IRO’s decision. If waiting for a decision could put your health at risk,

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you can ask for an expedited (quick) review. The IRO will make a decision within 72 hours. The health plan will let you know the outcome.
You may choose someone, including an attorney or provider, to serve as your personal representative to act on your behalf for the appeal. The health plan must receive written consent from you allowing this person to represent you before the person can act on your behalf. Contact your health plan for additional information.
Complaints against Basic Health
If you have a complaint or want an explanation of an action Basic Health has taken on your account, write to Basic Health at PO Box 42683, Olympia, WA 98504-2683, or call 1-800-660-9840. A representative will try to resolve your issue.
Appeals to Basic Health
If you disagree with a Basic Health decision, such as premium calculation, premium adjustment or penalty, change of health plan, denial of Basic Health eligibility, or loss of Basic Health coverage, you may file a written appeal with Basic Health within 30 days of the notice of the decision. Write to Basic Health Appeals, PO Box 42690, Olympia, WA 98504-2690, stating you want to file an appeal. Your letter must include your name, address, Basic Health ID number, a daytime phone number, a summary of the decision you are appealing, and a statement explaining why you believe the decision was incorrect. You must also include copies of any evidence that will help explain or prove that the decision should be changed. If your appeal is not received within 30 days of the notice of the decision, you will lose your right to appeal that decision.
In your appeal, you may ask to explain in person or by phone why you believe the decision was incorrect and should be changed. Be sure to let us know if you will need an interpreter and, if so, what language and dialect you speak. Also let us know if you will need any assistance due to disability.
Basic Health will confirm that your appeal was received. If you have asked to explain your appeal over the phone or in person, our Appeals Department will contact you to schedule a conference. The conference will be recorded to ensure an accurate record, and you will be questioned as well as given an opportunity to explain your point of view. You should be prepared to give detailed information to support your opinion that the decision was in error.
Your appeal will be reviewed carefully, and Basic Health will mail a written notice of the decision to you within 60 days of receiving your appeal. If additional time is required for investigation of your appeal, you’ll be notified in writing and a decision date will be set.
If you disagree with Basic Health’s decision on your appeal, you may request a further review of that decision verbally or by writing to: Basic Health Appeals, PO Box 42690, Olympia, WA 98504-2690. Basic Health must receive your request for review within 30 days of the date on the notice of Basic Health’s appeal decision. You should explain that you are asking for a review of Basic Health’s appeal decision. You must provide additional written evidence to show why you believe the appeal decision was incorrect. Also provide a summary of the decision you are contesting, why you believe the decision was incorrect, and a daytime phone number where we can reach you. In addition, the request must include all evidence that has not yet been provided and on which you will rely to explain why you believe Basic Health acted incorrectly. If your request for a review is not received within 30 days of the notice of the appeal decision, you will lose your right for a review.
The Office of Administrative Hearings will review Basic Health’s appeal decisions regarding disenrollment due to nonpayment. A presiding officer appointed by the Administrator of the Health Care Authority will review Basic Health’s appeal decisions on all other issues, based on the record of the appeal and any evidence you send. Be sure to include all information you want considered. The presiding officer may contact you for further information, but you generally will not be offered an opportunity to explain in person or by phone at this point in the process. The HCA will notify you in writing of the final decision.
You may choose someone, including an attorney or provider, to serve as your personal representative to act on your behalf for the appeal. Basic Health must receive written consent from you allowing this person to represent you before the person can act on your behalf. Contact Basic Health for additional information.

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Chapter Seven:
Health Plans and Providers
How the health plans work
All health plans offer the same basic benefits and require you to choose a primary care provider (PGP) to coordinate or provide your care. Costs, providers and facilities, covered prescription drugs, referral practices, and other things may differ by health plan.
Each health plan contracts with a number of providers and facilities (called the health plan’s “provider network”). Your health plan may refer you to a specialist or facility outside the health plan’s network if you or your child needs a provider or hospital not available inside your health plan’s network. You must get your health plan’s approval to be treated by a provider or facility not available through your health plan’s provider network, except in an emergency (see page 23).
Some health plans may contract with provider groups called subnetworks; this may restrict your choice of providers. You may be required to see specialists or use facilities, such as hospitals, in the same subnetwork as your PGP. This means that even if a provider is in your health plan’s provider network, the provider’s services may not be available to you unless the provider is also in the same subnetwork as your PCP.
Call the health plan or your PCP to find out if your PCP can refer you to a provider with that health plan’s provider network, or if your PCP can refer you to only a selected group of providers within the health plan.
When does my coverage begin?
Basic Health notifies you in writing when your coverage is effective. Take note of the effective date of coverage shown in that letter. Basic Health will not cover any services received before your coverage begins.
ID cards
After you enroll in Basic Health, the health plan will send ID cards to you and your enrolled family members. Some health plans may require you to choose a PCP before they issue your ID card. The card has important information, including the number to call if you are hospitalized or have questions. If you need care before you receive the card, contact the health plan at the number listed on the inside front cover of this handbook. Don’t throw your enrollment confirmation letter away from Basic Health; it can serve as your temporary identification until you receive your card(s).

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The right to object to certain services
Religiously sponsored health plans, health care providers, or employers have the right to not provide benefits or services for termination of pregnancy or other services to which they object because of religious belief or issues of conscience. If your health plan or employer objects to providing a specific service that is normally provided, you will be told how to receive this particular service from another provider, with no added cost to you. Contact your health plan for more information.
If you object to having coverage for termination of pregnancy or other services, you may notify Basic Health in writing. Benefits will not be provided to you for those services; however, your premium will not change.
Primary care provider (PCP)
Each covered family member must enroll in the same health plan, but may choose a different PCP within your health plan. Except in an emergency, your PCP and staff will provide or coordinate all your health care, including referrals to specialists. Primary care providers may be family or general practitioners, internists, pediatricians, or other providers approved by your health plan. You may change your PCP during the year. Contact your health plan for details on changing providers or for a current list of providers. You may also contact a provider you’re considering and to find out if the provider contracts with your health plan for Basic Health coverage. When you call a provider, be sure to mention the health plan name and Basic Health, and ask whether the provider is accepting new patients.
To be covered by your health plan, your PCP must provide all health care services, unless:
•	You are referred to another provider by your PCP (in most cases, the referral must be approved by your health plan);

•	You need emergency care, as described on page 23; or

•	You self-refer for women’s health care services (see below) or covered chiropractic care to a provider who contracts with your health plan.
If you have questions, call your health plan at the number listed on the inside, front cover of this handbook.
Women’s health care services
The following women’s health care services are covered by Basic Health without a PCP referral or health plan preauthorization:
•	Maternity care, including prenatal, delivery, and postnatal care.

•	Routine gynecological exams.

•	Examination and treatment of disorders of the female reproductive system, except as specifically excluded.

•	Other health problems discovered and treated during the course of a woman’s health care visit, as long as the treatment is within the provider’s scope of practice, and the service provided is not excluded.
You may seek these services from any women’s health care provider who contracts with your health plan. Services provided by hospitals or outpatient surgical centers may require preauthorization from your health plan. Also, any follow-up services for conditions not directly related to maternity care, routine gynecological exams, or disorders of the female reproductive system may require referral and preauthorization by your health plan.

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Chapter Eight:
Covered Services and Member Costs
The list of services covered under Basic Health, called the “Schedule of Benefits,” is in Appendix A of this handbook. If you have questions about a particular medical condition or Basic Health benefit, contact your health plan directly at the number listed on the inside, front cover of this handbook.
Emergency care
Emergency care is covered 24-hours a day, seven days a week. (See page 45 for the definition of “emergency.”) To receive emergency care benefits, it is important to follow these steps:
•	Depending on how serious the problem is, go directly to the nearest emergency room, call 911, or call your PCP.
•	If you are admitted to a hospital or other health care facility, call (or have a friend, family member, or staff member call) your health plan or PCP within 24 hours or as soon as is reasonably possible.
•	See (or be referred by) your PCP for follow-up care.
Important: If you do not follow these instructions, and the provider bills for a higher amount than your health plan would pay a contracted provider, you may be required to pay the balance. If the case is determined not to be an emergency (whether or not you follow the instructions), you will be responsible for all costs.
Preexisting condition waiting period
Generally, you must wait nine months from the day your coverage begins before Basic Health will cover preexisting conditions, except for maternity care and prescription drugs. For more information, see “Limitations and exclusions” on page 37.
A preexisting condition is defined as an illness, injury, or condition for which, in the six months immediately preceding a member’s effective date of enrollment in Basic Health:
•	Treatment, consultation, or a diagnostic test was recommended for or received by the member;
•	Medication was prescribed or recommended for the member; or
•	Symptoms existed which would ordinarily cause a reasonably prudent individual to seek medical diagnosis, care, or treatment.
If you were enrolled in health care coverage that was similar to Basic Health at any time during the three months just before you applied for or were enrolled in Basic Health, your waiting period for treatment of a preexisting condition may be waived or shortened as described in “Limitations and exclusions” beginning on page 37.
If you had to wait for Basic Health coverage because the program was full, you may receive up to three months’ credit toward the waiting period. (This does not apply to the waiting period for organ transplant services.)
Organ transplants
You must be a Basic Health member for 12 months in a row before an organ transplant for a preexisting condition will be covered. See pages 30–31 for details.
Maternity care
If you or an enrolled family member becomes pregnant, call 1-800-660-9840 right away. We will mail a Maternity Benefits Application for you to complete and return to us.
Basic Health only covers maternity services for 30 days after pregnancy is confirmed by a medical

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provider, unless you apply for the Maternity Benefits Program. This Basic Health and DSHS program provides full maternity coverage and allows you to receive care through the same health plan you choose for your Basic Health coverage. When choosing a provider for your maternity care, make sure the PCP contracts with your chosen health plan to provide Maternity Benefits Program services through Basic Health.
The Maternity Benefits Program includes the following benefits at no cost during pregnancy and for two months after your pregnancy ends:
•	Prenatal care
•	Maternity support services
•	Dental care
•	Labor and delivery
•	Family planning
•	Physical therapy
•	Postpartum care
•	Transportation to appointments
•	Hearing
•	Childbirth education
•	Maternity case management
•	Vision (eye exams and glasses)
DSHS determines eligibility for the Maternity Benefits Program based on their eligibility criteria. Information about this program is available in a separate booklet called A Guide to Basic Health Plus and the Maternity Benefits Program. This document will be sent to you when you enroll in the Maternity Benefits Program.
Don’t stop paying your Basic Health premiums until your effective date for your enrollment in the Maternity Benefits Program. Once you are enrolled in the Maternity Benefits Program, you will not have monthly premiums or copayments, and you will continue to receive your care from the health plan you chose through Basic Health. You still must pay the monthly premiums for any family members enrolled in Basic Health.
If you do not meet citizenship requirements for the Maternity Benefits Program, you may be eligible for other DSHS programs that cover maternity care.
To receive these benefits, you must report your pregnancy to Basic Health.
If you do not apply for the Maternity Benefits Program, Basic Health will not cover the cost of any maternity services beyond 30 days after pregnancy is confirmed by a medical provider.
Maternity services will be covered by Basic Health if DSHS finds you ineligible for maternity coverage. Refer to Appendix A for information on maternity coverage for those who are ineligible for the Maternity Benefits Program.
When your pregnancy ends
You must notify Basic Health at 1-800-660-9840 as soon as your pregnancy ends. We will mail you an application to add your newborn child to your Basic Health account. To avoid a break in coverage, Basic Health must receive your completed application to add your newborn within 60 days of the child’s birth.
Your Basic Health medical coverage will resume when your maternity benefits end only if your family’s Basic Health premiums (if any) have been paid while you were enrolled in the Maternity Benefits Program. For example, if you have a spouse and/or dependent(s) enrolled in Basic Health and they are disenrolled for nonpayment while you are covered through the Maternity Benefits Program, your coverage will continue until two months after your pregnancy ends. At that point, you will lose your coverage, and you and your family (except for children enrolled in Basic Health Plus) will not be able to reenroll in Basic Health for 12 months. In addition, if Basic Health is full at that time, you will have to wait until space is available.
If the pregnant family member is a child enrolled in Basic Health Plus, she does not need to apply for the Maternity Benefits Program, although you must notify Basic Health of the pregnancy. Her maternity benefits will be covered through Basic Health Plus. You must notify Basic Health within 60 days of the end of her pregnancy by completing and returning the Family Changes Form or the Change Form included with your billing statement to continue the newborn’s coverage. To continue coverage for her newborn, your daughter may also need to enroll on

Basic Health 2008 Member Handbook	21

her own account.
Member costs
Each member enrolled in Basic Health is responsible for sharing health care cost of coverage, as follows:
Copayment – A set dollar amount you pay when receiving specific services. In most cases, this will be $15, except for prescription drugs and emergency room visits.
Deductible – The amount you pay before your health plan starts to pay for covered services. You are responsible for paying the first $150 of certain covered medical costs before your health plan pays the 80% coinsurance. The $150 deductible has to be met every calendar year for each family member enrolled in Basic Health. Your deductible does not apply towards your out-of-pocket maximum. You may receive a bill from your health plan and/or provider.
Coinsurance – For certain services, you will be responsible for paying 20% of the cost. Your health plan pays the remaining 80%. You may receive a bill from your health plan and/or provider.
Out-of-pocket maximum – Your coinsurance costs apply toward your out-of-pocket maximum of $1,500 per person, per calendar year. When you reach your out-of-pocket maximum, you do not have to pay any further coinsurance costs for covered benefits and services received during that year. Your health plan will pay 100% of the coinsurance for all covered benefits and services. The $1,500 out-of-pocket maximum applies to each family member enrolled in Basic Health.
If you change health plans any time during the year, the amount you’ve paid toward your deductible and out-of-pocket maximum for covered family members will start over with your new health plan.
See the “Schedule of Benefits” on page 27.
If you receive a bill for covered services
If you receive care from a provider who contracts with your health plan, the provider will usually bill the health plan directly.
You will receive a bill from a provider who has provided services to you that require a deductible and coinsurance. In most cases, your health plan will first send you an Explanation of Benefits (EOB) that will explain what service you received, what the allowed amount is for that service, what the health plan has paid, and what you have to pay. The EOB will also provide you with information about how much you have paid toward your deductible and out-of-pocket maximum. The provider or facility where you have received services will then send you a bill. You must pay the provider or facility directly. If you receive a bill but have not yet received an EOB, or if you have questions about your bill, contact the provider’s office or your health plan.
In some cases, you may receive a bill from a provider or a facility that does not contract with your health plan, or from a provider who did not know about your Basic Health coverage. (When you fill out

22	Basic Health 2008 Member Handbook

information for your provider, be sure to list the health plan that provides your coverage—not Basic Health.) If you receive a bill for services that you think are covered by Basic Health but that have not yet been billed to your health plan, send the bill directly to your health plan at the address on your ID card. (Call your health plan at the number listed on the inside cover of this book for details.) Benefits may be denied if your health plan receives the bill more than 12 months after the date you received services.
If a third party is responsible for your injury or illness
You or your representative are required to notify your health plan if your provider charges the health plan for treatment of an injury or illness that is the result of another person’s or organization’s action or failure to act (for example, a fall, an auto accident, or an accident at work). The other person or organization responsible for your injury or illness is called the “third party.”
You must notify your health plan promptly, in writing, of all of the following:
•	The facts of the injury or illness, including the name and address of any third party you think may be responsible for the injury or illness.
•	The name and address of the third party’s insurance company.
•	The name and address of any attorneys who will be representing the third party.
•	If you plan to file a claim or lawsuit against the third party, the name and address of the person who will be representing you.
•	Adequate advance notice of any trial, hearing, or possible settlement of your claim against the third party.
•	Any changes in your condition or injury.
•	Any additional information reasonably requested by the health plan.
If you bring a claim or legal action against a liable third party, you must seek recovery of the benefits paid by your health plan.
After you have been fully compensated for all damages you experienced as a result of the accident, your health plan has a right to reimbursement up to the amount of the benefits the health plan has paid, from any recovery you receive. You are required to pay the health plan only the amount that is left over after you have been fully compensated for all of your damages (including pain and suffering and lost wages), up to the amount of the benefits paid.
If your health plan seeks to recover benefits directly from the third party, you must cooperate fully and not do anything to impair your health plan’s right of recovery. Your health plan may bring suit against the third party in your name, or may join as a party in a lawsuit or claim you have filed. Your health plan will not be required to pay for legal costs you incur, and you will not be required to pay legal costs incurred by your health plan. However, your health plan may agree to share the cost if they choose to be represented by your attorney.
Basic Health can disenroll you for intentional misconduct if you:
•	Withhold from your health plan information you have about a legally responsible third party.

or

•	Refuse to help your health plan collect from that legally responsible third party.

Basic Health 2008 Member Handbook	23

Appendix A: Schedule of Benefits
Appendix A:
Schedule of Benefits
This “Schedule of Benefits” lists benefits for Basic Health members. Services are subject to all provisions of this “Schedule of Benefits,” including limitations, exclusions, deductibles, coinsurance, and copayments. Except as specifically stated otherwise, all services and benefits under Basic Health must be provided, ordered, or authorized by the health plan or its contracting providers. Even if your provider authorizes a service, your health plan may also need to preauthorize the care.
Services in addition to those listed in this “Schedule of Benefits” may be provided at the sole discretion of the health plan through the health plan’s medical management or case management program if providing the service will result in a lower total out-of-pocket cost to the health plan. Additional services may be subject to copayments, deductibles, coinsurance, and limitations.
If you have a question about the benefits listed, or are not sure if a service is covered, you should call the health plan’s customer service department.
I.	Medically necessary services, supplies, or interventions

Basic Health provides coverage for services, supplies, or interventions that are otherwise included as a “covered service,” as set forth in Section II, that are not excluded and are medically necessary. A covered service is “medically necessary” if it is recommended by your treating provider and your health plan’s medical director or provider designee, and if all of the following conditions are met:
A.	The purpose of the service, supply, or intervention is to treat a medical condition.

B.	It is the most appropriate level of service, supply, or intervention considering the potential benefits and harm to the patien.

C.	The level of service, supply, or intervention is known to be effective in improving health outcomes.

D.	The level of service, supply, or intervention recommended for this condition is cost-effective compared to alternative interventions, including no intervention.

E.	For new interventions, effectiveness is determined by scientific evidence. For existing interventions, effectiveness is determined first by scientific evidence, then by professional standards, then by expert opinion.
A health “intervention” is an item or service delivered or undertaken primarily to treat (i.e., prevent, diagnose, detect, treat, or palliate) a medical condition (i.e., disease, illness, injury, genetic or congenital defect, pregnancy, or a biological or psychological condition that lies outside the range of normal, age-appropriate human variation), or to maintain or restore functional ability. For purposes of this definition of “medical necessity,” a health intervention means not only the intervention itself, but also the medical condition and patient indications for which it is being applied.

“Effective” means that the intervention, supply, or level of service can reasonably be expected to produce the intended results and to have expected benefits that outweigh potential harmful effects.

An intervention, supply, or level of service may be medically indicated yet not be a covered benefit or meet the standards of this definition of “medical necessity.” Your health plan may choose to cover interventions, supplies, or services that do not meet this definition of “medical necessity”; however, the health plan is not required to do so.

“Treating provider” means a health care provider who has personally evaluated the patient.

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Appendix A: Schedule of Benefits
“Health outcomes” are results that affect health status as measured by the length or quality (primarily as perceived by the patient) of a person’s life.

An intervention is considered to be new if it is not yet in widespread use for the medical condition and patient indications being considered.

“New interventions” for which clinical trials have not been conducted because of epidemiological reasons (i.e., rare or new diseases or orphan populations) shall be evaluated on the basis of professional standards of care or expert opinion (see “existing interventions” below).

“Scientific evidence” consists primarily of controlled clinical trials that either directly or indirectly demonstrate the effect of the intervention on health outcomes. If controlled clinical trials are not available, observational studies that demonstrate a causal relationship between the intervention and health outcomes can be used. Partially controlled observational studies and uncontrolled clinical series may be suggestive, but do not by themselves demonstrate a causal relationship unless the magnitude of the effect observed exceeds anything that could be explained either by the natural history of the medical condition or potential experimental biases.

For “existing interventions,” the scientific evidence should be considered first and, to the greatest extent possible, should be the basis for determinations of “medical necessity.” If no scientific evidence is available, professional standards of care should be considered. If professional standards of care do not exist, or are outdated or contradictory, decisions about existing interventions should be based on expert opinion. Giving priority to scientific evidence does not mean that coverage of existing interventions should be denied in the absence of conclusive scientific evidence. Existing interventions can meet the Basic Health definition of “medical necessity” in the absence of scientific evidence if there is a strong conviction of effectiveness and benefit expressed through up-to-date and consistent professional standards of care or, in the absence of such standards, convincing expert opinion.

A level of service, supply, or intervention is considered “cost effective” if the benefits and harms relative to costs represent an economically efficient use of resources for patients with this condition. In the application of this criterion to an individual case, the characteristics of the individual patient shall be determinative. Cost-effective does not necessarily mean lowest price.
II.	Covered services

The following services are covered when they are medically necessary. All services, supplies, and interventions are subject to the appropriate copayment, deductible, and coinsurance. (See Section III. Copayments, deductibles, and coinsurance.)
A.	Hospital care

The following hospital services are covered:
1.	Semi-private room and board, including meals; private room and special diets; and general nursing services.

2.	Hospital services, including use of operating room and related facilities, intensive care unit and services, labor and delivery room when eligible for Basic Health maternity benefits, anesthesia, radiology, laboratory, and other diagnostic services.

3.	Normal newborn baby care following birth while in a contracting facility when not eligible for coverage under the “Maternity care” benefit. Covered services include, but are not limited to, nursery and laboratory services.

4.	Drugs and medications administered while an inpatient.

5.	Special duty nursing.

6.	Dressings, casts, equipment, oxygen services, and radiation and inhalation therapy.

Basic Health 2008 Member Handbook	25

Appendix A: Schedule of Benefits
If a member is hospitalized in a non-contracting facility, the health plan has the right to require transfer of the member to a contracting health plan facility at the health plan’s expense, when the member’s condition is sufficiently stable to enable safe transfer.

If the member refuses to transfer to a contracting facility, all further costs incurred during the hospitalization are the responsibility of the member.

Personal comfort items such as telephone, guest trays, and television are not covered.

B.	Medical and surgical care

The following medical and surgical services are covered. The health plan may require that certain medical and surgical services be provided on an outpatient basis.
1.	Surgical services.

2.	Radiology, nuclear medicine, ultrasound, laboratory, and other diagnostic services.

3.	Dressings, casts, and use of cast room; anesthesia and anesthesia-related oxygen services.

4.	Blood, blood components, and fractions (such as plasma, platelets, packed cells, and albumin), and their administration.

5.	Provider visits, including diagnosis and treatment in the hospital, outpatient facility, or office; consultations, treatment, and second opinions by the member’s PCP, or by a referral provider. Normal newborn baby care following birth while in a contracting facility when not eligible for coverage under the “Maternity care” benefit. Covered services include, but are not limited to, routine newborn exams and laboratory services.

Pharmaceuticals that are or would normally be an intrinsic part of a provider visit (inpatient or outpatient) are covered as part of the provider visit.

6.	Radiation therapy; chemotherapy.

7.	Inpatient and outpatient chiropractic, occupational, and physical therapy services are covered for only post-operative treatment of reconstructive joint surgery when received within one year following surgery. A combined maximum of 12 visits per calendar year are covered, but no more than six visits can be covered for chiropractic care. Diagnostic or other imaging procedures solely for determination of therapy services are not covered. Covered chiropractic services may be referred or self-referred to contracted providers.

8.	Prescription drugs and medications as defined in “Pharmacy benefit.”

9.	Family planning services provided by the member’s PCP or women’s health care provider. Contraceptive supplies and devices (such as, but not limited to, IUDs, diaphragms, cervical caps, and long-acting progestational agents) determined most appropriate by the PCP or women’s health care provider for use by the member are also covered. Over-the-counter supplies such as condoms and spermicides are covered only when part of a health plan protocol at the health plan’s discretion. Elective sterilization is covered.
C.	Maternity care

For pregnant Basic Health members who are determined to be eligible for medical assistance through the Department of Social and Health Services (DSHS), Basic Health only covers maternity care services for a period not to exceed 30 days following diagnosis of pregnancy.

The following maternity care services are covered for members who are determined to be ineligible for medical assistance through DSHS. These services are not subject to copays, coinsurance, or deductibles: diagnosis of pregnancy; full prenatal care after pregnancy is confirmed; delivery; postpartum care; care for complications of pregnancy; preventive care; physician services; hospital services; operating or other special procedure rooms; radiology and laboratory services; medications;

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Appendix A: Schedule of Benefits
anesthesia; normal newborn care following birth, such as, but not limited to, nursery services and pediatric exams; and termination of pregnancy (including voluntary termination of pregnancy).

D.	Chemical dependency

Members are eligible to receive residential and outpatient chemical dependency treatment from a health plan-contracting approved treatment program to a maximum benefit of $5,000 in a 24 consecutive calendar month period up to a lifetime benefit maximum of $10,000. Covered residential and outpatient treatment includes services such as diagnostic evaluation and education, and organized individual and group counseling. The hospital inpatient deductible and coinsurance applies to intensive inpatient services. Health plans may use lower copayments, if applicable, for group sessions.

(NOTE: Court-ordered treatment will be covered only if determined by the health plan to meet the Basic Health definition of “Medical Necessity.”)

In determining the $5,000 limit, the health plan reserves the right to take credit for chemical dependency benefits paid by any other group medical plan on behalf of a member during the immediate preceding 24 consecutive calendar month period. In determining the $10,000 lifetime limit, the health plan reserves the right to take credit for chemical dependency benefits paid under Basic Health on behalf of the member from January 1, 1988.

E.	Mental health services

Mental health services are covered as follows:

Inpatient care in a participating hospital or other appropriate licensed facility approved by the health plan is covered in full (subject to deductible and coinsurance) up to 10 days per calendar year.

Outpatient care, including individual and family counseling, is covered in full up to 12 visits per calendar year after the copayment per visit for individual sessions. Health plans may use lower copayments, if applicable, for group sessions. Visits for the sole purpose of medication management are exempted from the 12-visit limit, and are instead covered as other provider visits.

(NOTE: Court-ordered treatment will be covered only if determined by the health plan to meet the Basic Health definition of “Medical Necessity.”)

F.	Organ transplants

Services related to organ transplants, including professional and facility fees for inpatient accommodation, diagnostic tests and exams, surgery, and follow-up care, are covered. Deductible, coinsurance, and copayments apply by specific service. (See Section III. Copayments, deductible, and coinsurance.) This benefit includes covered donor expenses.

Heart, heart-lung, liver, bone marrow including peripheral stem cell rescue, cornea, kidney, and kidney-pancreas human organ transplants are covered when the Basic Health definition of “Medical Necessity” is met.

Organ transplant recipient: All services and supplies related to the organ transplant for the member receiving the organ, including transportation to and from a health plan-designated facility (beyond that distance the member would normally be required to travel for most hospital services), are covered in accordance with the transplant benefit language, provided the member has been accepted into the treating facility’s transplant program and continues to follow that program’s prescribed protocol.

Organ transplant donor: The donor’s initial medical expenses relating to harvesting of the organ(s), as well as the costs of treating complications directly resulting from the procedure(s), are covered, provided the organ recipient is a member of the health plan, and provided the donor is not eligible for such coverage under any other health care plan or government-funded program.

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Appendix A: Schedule of Benefits
Waiting period: Members must be enrolled in Basic Health for 12 consecutive months before they are eligible to receive benefits for covered transplant procedures. The waiting period applies to the transplant procedure including any immediate pre- and post-operative hospital care related to the transplantation, but does not apply to ongoing follow-up care including prescription drugs.

If a member satisfies the 12 consecutive months’ waiting period (no breaks in coverage for 12 consecutive months) and subsequently has a break in Basic Health coverage, full credit will be given toward the waiting period if the break in coverage is not longer than one month. A member may not have more than two such one-month breaks in coverage during a 12-month period for full credit to continue.

The waiting period will not apply:
1.	If the transplant is required due to a condition which is not a preexisting condition;

2.	For children enrolled in and continuously covered by Basic Health from birth; or

3.	For children placed in the home for purposes of adoption within 60 days of birth and continuously covered by Basic Health from the date of placement, provided one or both of the adoptive parents or family members are enrolled in Basic Health at the time of placement in the home.
If a newborn child enrolled from birth, or a newborn-adoptive child enrolled within 60 days of placement, subsequently has a break in Basic Health coverage, full credit will be given toward the waiting period if the break in coverage is not longer than one month. A member may not have more than two such one-month breaks in coverage during a 12-month period for full credit to continue.

Limitations: Transplants that are not preauthorized or are not performed in a health plan-designated medical facility are not covered. No benefits are provided for charges related to locating a donor, such as tissue typing of family members.

All services are subject to the appropriate copayment, deductible, and coinsurance.
G.	Emergency care

An emergency is a sudden or severe health problem that needs treatment right away; there is not time to talk to your doctor.

“Emergency” is defined as:
“The emergent and acute onset of a symptom or symptoms, including severe pain, that would lead a prudent layperson acting reasonably to believe that a health condition exists that requires immediate medical attention, if failure to provide medical attention would result in serious impairment to bodily functions or serious dysfunction of a bodily organ or part, or would place the person’s health in serious jeopardy.”
The health plan reserves the right to determine whether the symptoms indicate a medical emergency. Acute detoxification is covered for up to 72 hours.
1.	In-service-area emergency. In the event a member experiences a medical emergency, care should be obtained from a health plan-contracting provider. If, as a result of such emergency, the member is not able to use a health plan-contracting provider, the member may obtain emergency services from non-contracting health care providers. Follow-up care must be provided or approved by the health plan in advance. In the case of emergency hospitalization, the member, or person assuming responsibility for the member, must notify the health plan within 24 hours of admission, or as soon thereafter as is reasonably possible. If you fail to meet the notification requirements, coverage will be limited to what would have been payable by the health plan to a health plan-contracting provider had notification requirements been met. The member will be financially responsible for any remaining balance.

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Appendix A: Schedule of Benefits
2.	Out-of-service-area emergency. The health plan shall bear the cost of out-of-service-area emergency care for covered conditions. In the event of emergency hospitalization, the member, or person assuming responsibility for the member, must notify the health plan within 24 hours of admission, or as soon thereafter as is reasonably possible. If you fail to meet the notification requirements, coverage will be limited to what would have been payable by the health plan to a health plan-contracting provider, had notification requirements been met. The member will be financially responsible for any remaining balance.

The health plan may, at its discretion, appoint a consultant when out-of-service-area care is necessary, who will have authority to monitor the care rendered and make recommendations regarding the treatment plan. The health plan may otherwise secure information which it deems necessary concerning the medical care and hospitalization provided to the member for which payment is requested.

3.	Transfer and follow-up care. If a member is hospitalized in a non-contracting facility, the health plan reserves the right to require transfer of the member to a health plan-contracting facility, when the member’s condition is sufficiently stable to enable safe transfer. If the member refuses to transfer to a contracting facility, all further costs incurred during the hospitalization are the responsibility of the member.

Follow-up care that is a direct result of the emergency must be obtained from a health plan-contracting provider, unless a health plan-contracting provider has authorized you to continue to receive follow-up care from another provider in advance.

4.	Prescription drugs. Prescription drugs purchased from a non-contracting facility or pharmacy are covered subject to the applicable pharmacy copayment when dispensed or prescribed in connection with covered emergency treatment.

5.	Emergency ambulance transportation. Medically necessary ambulance transportation is covered in an emergency, or to transfer a member when preauthorized by the health plan.
H.	Skilled nursing and home health care benefits

As an alternative to hospitalization in an acute care facility, the health plan, at its discretion, may authorize benefits for the services of a skilled nursing facility or home health care agency.

I.	Hospice services

Hospice services are covered.

J.	Plastic and reconstructive services

Plastic and reconstructive services (including implants) will be provided only under the following conditions:
1.	To correct a physical functional disorder resulting from a congenital disease or anomaly;

2.	To correct a physical functional disorder following an injury or incidental to covered surgery; and

3.	For a member who is receiving benefits in connection with a mastectomy:
a.	Reconstruction of the breast on which the mastectomy was performed;

b.	Surgery and reconstruction of the other breast to produce a symmetrical appearance; and

c.	Prostheses (internal and external) and physical complications of all stages of mastectomy.
Treatment of lymphedemas is covered; however, durable medical equipment and supplies used to treat lymphedemas may be covered only in limited circumstances. Please contact your health plan for specific coverage information.

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Appendix A: Schedule of Benefits
K.	Preventive care

Preventive care services are covered, and will be provided as described in the schedule provided to you by the health plan.

L.	Pharmacy benefit

The health plan may limit the drugs covered through use of a list called a “formulary.” Each health plan’s formulary includes all major therapeutic classes of drugs. Drugs not in the formulary will be covered if the health plan’s medical staff determines that no formulary drugs are an acceptable medication for the patient.

In addition to the formulary described above, each health plan will have the following five therapeutic classes of drugs covered under the first tier, subject to a $10 copay; inhaled short-acting beta-agonists, inhaled steroids, inhaled anticholinergic bronchodilators, beta-blockers for severe heart failure, and anti-platelet clotting inhibitors for patients after intra-arterial stent placement. The members’ copay will be $10 regardless (or independent) of the drug’s generic or name brand status.

If you have a question about the pharmacy benefit, are not sure if a drug is covered, or believe a nonformulary drug should be covered, call the health plan’s customer service department.

Basic Health covers drugs of all types, including prescribed creams, ointments, and injections, at the copayment levels shown. Prescriptions are not subject to the deductible and will not apply towards the annual out-of-pocket maximum.

When the actual cost of the drug is less than the $10 copay, members are only responsible for the cost of the drug.

Prescriptions are limited to a 30-day supply.

Drugs for cosmetic purposes are excluded unless preauthorized.

(See table below for more pharmacy copayment information.)

Tier 1 - Copayment: $10	Tier 2 - Copayment: 50%
Covered drugs:	Covered drugs:

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Appendix A: Schedule of Benefits

Generic drugs contained in the health plan’s formulary.	Brand-name drugs in the health plan’s formulary.

All oral contraceptives in the health plan’s formulary.

Diabetic supplies, including syringes and needles,
diabetic test strips, lancets, and insulin.

Inhaled short-acting beta-agonists.

Inhaled steroids.

Inhaled anticholinergic bronchodilators.

Beta-blockers for severe heart failure.

Anti-platelet clotting inhibitors for patients after
intra-arterial stent placement.
M.	Oxygen

Oxygen will be covered when prescribed by a contracted provider and when authorized by a contracted health plan. The health plan, at its discretion, may require an assessment to determine if oxygen therapy is still an appropriate treatment before authorizing continued oxygen treatment.

Coverage for oxygen will include the rental of oxygen equipment, oxygen contents, and supplies for the delivery of oxygen.

Portable oxygen is not covered when provided only as a backup to a stationary oxygen system.

Oxygen is not subject to a copay or coinsurance, and is excluded from the Durable Medical Equipment exclusion.

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Appendix A: Schedule of Benefits
Benefits and services NOT subject to the deductible and coinsurance
The $150 annual deductible and $1,500 out-of-pocket maximum per person, per calendar year DO NOT apply to the following benefits and services.

Member’s payment
Benefit/service	responsibility	Notes
Preventive care	No copay	Includes routine physicals, immunizations, PAP tests, mammograms, and other screening and testing when provided as part of the preventive care visit.

Office visits	$15 copay	Copay is for office visit only and includes consultations, mental health and chemical dependency outpatient visits, office-based surgeries, and follow-up visits.

Copays do not apply to preventive care, laboratory, radiology services, radiation, and chemotherapy. Some services will be subject to coinsurance.

Pharmacy*		30-day supply

Tier 1	$10 copay (or cost of drug, whichever is less.)	Tier 1 includes generic drugs in health plan’s preferred drug list (formulary).

Tier 2	50% of the drug cost	Tier 2 includes brand-name drugs in health plan’s preferred drug list (formulary).

Emergency room visit	$100 copay	No copay if admitted; hospital coinsurance and deductible would apply.

Out-of-area emergency services	$100 copay	No copay if admitted; hospital coinsurance and deductible would apply.

Urgent care	$15 copay	Copay is for office visit only, when provided in an urgent care setting. Deductible and coinsurance apply to all other services.

Skilled nursing, hospice, and home care	No copay	Covered as an alternative to hospital care at the health plan’s discretion.

Maternity care	No copay	If the member is eligible for the Maternity Benefits Program, maternity services can only be covered under Basic Health for 30 days following diagnosis of pregnancy. All other maternity services are covered through the Department of Social and Health Services.

Oxygen	No copay	Includes equipment and supplies. Not subject to copays, coinsurance, or deductible. Requires health plan authorization.

*	Different health plans have different lists of approved prescription drugs (formularies). To find out if a specific drug is covered in your pharmacy benefit, contact your health plan.

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Appendix A: Schedule of Benefits
Benefits and services subject to the deductible and coinsurance
Before your health plan pays the 80% coinsurance for the following benefits, you must pay your $150 annual deductible. Once you meet your deductible, all coinsurance payments will be applied toward your $1,500 annual out-of-pocket maximum. Deductibles and out-of-pocket maximums are per person, per year. Once the $1,500 per person out-of-pocket maximum has been reached, the health plan pays for all covered benefits and services with a coinsurance. Members are only responsible for copays for benefits and services as shown on page 35. If you change health plans any time during the year, the amount you’ve paid toward your deductible and out-of-pocket maximum for covered family members will start over with your new health plan.

Member’s payment
Benefit/service	responsibility	Notes
Hospital, inpatient	20% coinsurance; deductible applies. $300 maximum facility charge per admittance.	Facility charges may include, but are not limited to, room and board, prescription drugs provided while an inpatient, and other services received as an inpatient. No charges for maternity care or when readmitted for the same condition within 90 days.

If the member is eligible for the Maternity Benefits Program, maternity services can only be covered under Basic Health for 30 days following diagnosis of pregnancy. All other maternity services are covered through the Department of Social and Health Services.

See “Other professional services” below.

Hospital, outpatient	20% coinsurance; deductible applies.

Other professional services	20% coinsurance; deductible applies.	Includes services received as an inpatient including, but not limited to, surgeries, anesthesia, chemotherapy, radiation, and other types of inpatient and outpatient services.

Mental health	20% coinsurance; deductible applies to inpatient. $300 maximum facility charge per admittance.	Limited to 10 inpatient days a year and 12 outpatient visits a year. Office visits to manage medication do not count towards 12-visit maximum.

Outpatient visits are subject to $15 copay (see “Office visits”).

Laboratory	No copay or coinsurance for outpatient services.	Deductible applies to services with coinsurance.

20% coinsurance for inpatient hospital-based laboratory services.

Radiology	20% coinsurance, except for outpatient x-ray and ultrasound.	Deductible applies to services with coinsurance.

Ambulance services	20% coinsurance; deductible applies.	Includes approved transfers from one facility to another. No coinsurance if transfer is required by the health plan.

Chiropractic/physical therapy/occupational therapy	20% coinsurance; deductible applies.	Up to a combined maximum of 12 visits per year. (Of those, no more than six can be for chiropractic care.) Visits qualify only when used as post-operative treatment following reconstructive joint surgery. Visits must be within one year of surgery.

Chemical dependency	20% coinsurance and deductible apply to inpatient.	Limited to $5,000 every 24-month period; $10,000 lifetime maximum.

	$300 maximum facility charge per admittance.	Outpatient visits are subject to $15 copay (see “Office visits”).

Organ transplants	Deductible, coinsurance, and copays apply by specific service.	12-month waiting period, except for newborns or for a condition that is not preexisting.

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Appendix A: Schedule of Benefits
III. Copayments, deductibles, and coinsurance
Each member is responsible for paying a $150 deductible per calendar year before some benefits and services will be covered (see page 36). For those services with a coinsurance, once the deductible has been met, the health plan pays 80% of allowed charges and the member pays 20% of allowed charges. All coinsurance payments will be applied towards the annual out-of-pocket maximum. For each member, the out-of-pocket maximum is $1,500 per calendar year. No amount paid toward the $150 deductible will be applied towards the out-of-pocket maximum. Once the out-of-pocket maximum has been reached, the health plan pays 100% towards all covered benefits and services with a coinsurance.
The member is responsible for paying any required copayment, deductible, and/or coinsurance directly to the provider of a covered service unless instructed by the health plan to make payment to another party. Copayments, deductibles, and coinsurance payments must be paid in full, or service may be denied or rescheduled.
Only the cost sharing specifically listed in the following tables will be charged to members for covered services. Members may be charged a missed appointment fee by a provider if they continually fail to keep appointments, or if they repeatedly fail to give timely notice when it is necessary to cancel appointments.
IV.	Limitations and exclusions
A.	Limitations
1.	Preexisting condition waiting period
a.	A preexisting condition is defined as: “Any illness, injury, or condition for which, in the six months immediately preceding a member’s effective date of enrollment in Basic Health:
(1)	Treatment, consultation, or a diagnostic test was recommended for or received by the member; or

(2)	Medication was prescribed or recommended for the member; or

(3)	Symptoms existed which would ordinarily cause a reasonably prudent individual to seek medical diagnosis, care, or treatment.”
b.	Waiting period

Basic Health will not provide benefits for services or supplies rendered for any preexisting condition during the first nine consecutive months following the member’s effective date of coverage. A member will not be required to begin a new nine consecutive-month waiting period if:
(1)	Coverage is suspended for not longer than one month during the waiting period, and

(2)	The member does not have more than two (2) one-month breaks in coverage during the waiting period.

Coverage for preexisting conditions will not be available until the member is actually covered by Basic Health for a total of nine months.

If the member is confined in a health care facility for treatment of a preexisting condition at the time the member’s nine-month waiting period ends, benefits for that condition will be provided only for covered services rendered after the end of the waiting period.
c.	Exceptions to waiting period
(1)	The following services are not subject to the waiting period:
•	Maternity care.

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Appendix A: Schedule of Benefits
•	Prescription drugs as defined in “Pharmacy Benefit.”

•	Oxygen.
(2)	Children born on or after the parent’s or sibling’s effective date of coverage who are enrolled within 60 days of the date of birth, and adopted children who are placed for adoption after the adoptive parent’s or sibling’s effective date of coverage who are enrolled within 60 days of placement with the adoptive parents, are not subject to the nine-month waiting period for preexisting conditions.
d.	Credit toward the waiting period

Credit toward the waiting period will be given:
(1)	If Basic Health delays your enrollment (up to a maximum of three months) due to budgetary constraints, and you have been determined eligible.

(2)	For any continuous period of time during which a member was covered under similar health coverage if:
•	That coverage was in effect at any time during the three-month period immediately preceding the date of reservation or application for coverage under Basic Health, or within the three-month period immediately preceding enrollment in Basic Health; and

•	The coverage terminated not later than the first of the month following the effective date of coverage in Basic Health.
If similar coverage was in effect both prior to the date of application or reservation and the date of enrollment, credit will be given for the longer period of continuous coverage.

“Similar coverage” includes Basic Health, all DSHS programs which have the Medicaid scope of benefits, the DSHS program for the medically indigent, Indian Health Services, most coverages offered by health carriers, and most self-insured plans.
2.	Major Disaster or Epidemic

If the health plan is prevented from performing any of its obligations hereunder in whole or part as a result of a major epidemic, act of God, war, civil disturbance, court order, labor dispute, or any other cause beyond its control, the health plan shall make a good faith effort to perform such obligations through its then-existing and contracting providers and personnel. Upon the occurrence of any such event, if the health plan is unable to fulfill its obligations either directly or through contracting providers, it shall arrange for the provision of alternate and comparable performance.

3.	Coordination of Benefits

The benefits available under Basic Health shall be secondary to the benefits payable under the terms of any health plan, which provides benefits for a Basic Health member except where in conflict with Washington State or federal law.
B.	Exclusions

The services listed below are not covered:
1.	Services that do not meet the Basic Health definition of “Medical Necessity” for the diagnosis, treatment, or prevention of injury or illness, or to improve the functioning of a malformed body member, even though such services are not specifically listed as exclusions.

2.	Services not provided, ordered, or authorized by the member’s health plan or its contracting providers, except in an emergency.

3.	Services received before the member’s effective date of coverage.

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Appendix A: Schedule of Benefits
4.	Custodial or domiciliary care, or rest cures for which facilities of an acute care general hospital are not medically required. Custodial care is care that does not require the regular services of trained medical or allied health care professionals and that is designed primarily to assist in activities of daily living. Custodial care includes, but is not limited to, help in walking, getting in and out of bed, bathing, dressing, preparation and feeding of special diets, and supervision of medications which are ordinarily self-administered.

5.	Hospital charges for personal comfort items; or a private room unless authorized by the member’s health plan; or services such as telephones, televisions, and guest trays.

6.	Emergency facility services for nonemergency conditions.

7.	Charges for missed appointments or for failure to provide timely notice for cancellation of appointments; charges for completing or copying forms or records.

8.	Sleep studies, except the initial sleep study authorized by the contracted health plan. Only one sleep study per member per calendar year is covered.

9.	Transportation except as specified under “Organ transplants” and “Emergency care.”

10.	Immunizations, except as covered under preventive care. Immunizations for the purpose of travel, employment, or required because of where you reside are not covered.

11.	Implants, except: cardiac devices, artificial joints, intraocular lenses (limited to the first intraocular lens following cataract surgery), and implants as defined in the “Plastic and reconstructive services” benefit.

12.	Sex change operations.

13.	Investigation of or treatment for infertility or impotence.

14.	Reversal of sterilization.

15.	Artificial insemination.

16.	In-vitro fertilization.

17.	Eyeglasses, contact lenses (except the first intraocular lens following cataract surgery); routine eye examinations, including eye refraction, except when provided as part of a routine examination under “Preventive care.”

18.	Hearing aids.

19.	Orthopedic shoes and routine foot care.

20.	Speech and recreation therapy.

21.	Medical equipment and supplies not specifically listed in this “Schedule of Benefits” except while the member is hospitalized (including, but not limited to, hospital beds, wheelchairs, and walk aids).

22.	Dental services, including orthodontic appliances, and services for temporomandibular joint problems, except for repair necessitated by accidental injury to sound natural teeth or jaw, provided that such repair begins within ninety (90) days of the accidental injury or as soon thereafter as is medically feasible, provided the member is eligible for covered services at the time that services are provided.

23.	Medical services, drugs, supplies, or surgery directly related to the treatment of obesity, including morbid obesity (such as, but not limited to, gastroplasty, gastric stapling, or intestinal bypass).

24.	Weight loss programs.

25.	Cosmetic surgery, including treatment for complications of cosmetic surgery, except as otherwise provided in this “Schedule of Benefits.”

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Appendix A: Schedule of Benefits
26.	Medical services received from or paid for by the Veterans Administration or by state or local government, except where in conflict with Washington State or federal law or regulation; or the portion of expenses for medical services payable under the terms of any insurance policy that provides payment toward the member’s medical expenses without a determination of liability to the extent that payment would result in double recovery.

27.	Conditions resulting from acts of war (declared or not).

28.	Direct complications arising from excluded services.

29.	Replacement of lost or stolen medications.

30.	Evaluation and treatment of learning disabilities, including dyslexia.

31.	Any service or supply not specifically listed as a covered service unless medically necessary, prescribed by a contracting provider, and authorized in advance by the health plan.
C.	Changes to covered services and premiums

Basic Health may from time to time revise this “Schedule of Benefits.” In designing and revising this “Schedule of Benefits,” Basic Health will consider the effects of particular benefits, copayments, deductibles, coinsurance, out-of-pocket maximums, limitations, and exclusions on access to medically necessary basic health care services, as well as the cost to members and to the state. Generally accepted practices of the health insurance and managed health care industries will also be taken into account.

Basic Health will provide you with written notice of any planned revisions to your Basic Health premiums or the benefit plan at least 30 days prior to the effective date of the change. This notice may be included with your premium statement, open enrollment materials or other mailing, or may be a separate notice. For purposes of this provision, notice shall be deemed complete upon depositing the written revisions in the United States mail, first-class postage paid, directed to you at the mailing address you provided to Basic Health.

Basic Health 2008 Member Handbook	37

Appendix B: Health Coverage Tax Credit (HCTC)-Basic Health
Appendix B:
Health Coverage Tax Credit
(HCTC) — Basic Health
Program overview
The Health Coverage Tax Credit (HCTC) is a federal income tax credit that pays 65 percent of the health plan premium for eligible people enrolled in “qualified health plans.” In Washington State, Basic Health is a qualified health plan. However, in Basic Health materials, “health plan” refers to the company that provides your health care coverage (Columbia United Providers, Community Health Plan of Washington, Group Health Cooperative, Kaiser Foundation Health Plan of the Northwest, or Molina Healthcare of Washington). For information on other qualified plans in Washington, call the HCTC Customer Contact Center or visit the Internal Revenue Service (IRS) Web site (see “HCTC contact information” on page i).
Eligibility
To be eligible for the HCTC, you do not need to be eligible for Basic Health. You may be eligible if you are a displaced worker, enroll in a qualified health plan (such as Basic Health), and:
•	Receive Trade Readjustment Allowance (TRA) under the Trade Adjustment Assistance (TAA) Act or Alternative Trade Adjustment Assistance (ATAA).

•	Would be eligible to receive TRA but have not yet used all of your unemployment insurance benefits, or

•	Are age 55 or over, receive pension benefits from the Pension Benefits Guaranty Corporation, and are not entitled to Medicare Part A.
To find out if you are eligible or to register for the tax credit, contact the HCTC Customer Contact Center or visit the HCTC Web site (see “HCTC contact information” on page i).
Premiums
If you are eligible for the HCTC, you may claim it as an advance credit to help pay your premiums, or you may claim it when you file your federal income tax return. Either way, the tax credit will pay 65 percent of your HCTC-Basic Health premium. You pay the other 35 percent.
HCTC-Basic Health members are billed the full cost of their coverage, plus an administrative fee. Premiums are adjusted according to age, choice of health plan, and the county where services are provided. If you are claiming the HCTC advance tax credit for your Basic Health enrollment, you will receive a monthly invoice from the IRS. You will pay the IRS your share of the premium each month, and the IRS will pay Basic Health for your coverage. If you do not pay your share of the premium to the IRS on time, the IRS will not pay your premium and you will lose coverage for one month. You may be able to continue your coverage by paying the full premium directly to Basic Health for up to two months or applying for subsidized Basic Health coverage. Basic Health cannot accept your direct payment prior to enrolling in HCTC-Basic Health.
Making changes
HCTC-Basic Health members must report family changes, address changes, and changes in their HCTC eligibility to Basic Health. If you ask to have members added or removed from your account, Basic Health will send you a premium change notice; you must forward that notice to the IRS. To tell us about a change to your account, call 1-800-660-9840, fax a letter to 360-923-2910, or send a letter to HCTC-Basic Health at PO Box 42703, Olympia, WA 98504-2703. Be sure to include your HCTC-Basic Health ID number on all correspondence.

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Appendix B: Health Coverage Tax Credit (HCTC)-Basic Health
If you move and your current health plan is not available in your new area, you will be required to choose a health plan that serves your new area. Otherwise, you may change health plans only during open enrollment, or when you move and your current health plan will cost more or a health plan is available that was not previously available. An exception may be made in some cases if you can prove that you need to continue a current course of treatment with a specific provider. When you change health plans, remember that each health plan contracts with different providers and has its own list of covered prescription drugs. Call the health plan or your provider to find out if your provider contracts with the health plan you are considering. If you take any prescription medications, you also should contact the health plan to see if your medications will be covered.
If you live outside Washington State, you will be asked to choose a county within Washington where you will receive your medical services. You must choose a health plan within that county. If you move, please call Basic Health at 1-800-660-9840 to discuss whether you will remain with the same health plan and in the same county of service. If you are covering a child who is away from home attending college, that child must also get HCTC-Basic Health services through the health plan and in the Washington State county you have chosen. Only emergency services are covered outside of the health plan’s service area.
If you change health plans, any services you had approved under your previous health plan will need to be reviewed and approved again by your new health plan. Also, your deductible and out-of-pocket maximum will start over with the new health plan. Check with your health plan for further information.
Basic Health is committed to making sure your health plan is available throughout the year. However, if your health plan becomes unavailable during the year, you will be able to choose among the other plans in your county. If only one health plan remains, you will be assigned to that plan.
If you want to add or remove a family member to your HCTC-Basic Health account, please call Basic Health. We will send you an updated monthly premium notice that you can forward to the HCTC program. Please note that we will need a signature from anyone age 18 or over who is added to your account. It is important that you contact us before you want a change to be effective. Because premiums for your HCTC-Basic Health coverage are paid for by the IRS, and HCTC-Basic Health cannot cover a family member until the premium is received from the IRS, you should allow plenty of time.
Suspension, disenrollment, and reenrollment
If Basic Health does not receive your premium from the IRS by the first of the month, you will not have coverage for that month. (Any payments you have made toward your deductible and out-of-pocket maximums will remain intact.) In this case, you may pay the full cost of your own coverage. However, because nonpayment from the IRS can mean you are no longer eligible for the program, you will only be able to pay your own premium for two months before you will be disenrolled from HCTC-Basic Health. If you have not already been notified by the IRS of the reason for not paying your HCTC-Basic Health premium, call the HCTC Customer Care Center at 1-866-628-4282.
You may also be disenrolled from HCTC-Basic Health if you:
•	Take part in any form of abuse, intentional misconduct, or fraud against Basic Health or your health plan or its providers, or knowingly give information to Basic Health that is false or misleading;

•	Intentionally withhold information required by HCTC or Basic Health;

•	Pose a risk to the safety or property of Basic Health or your health plan, or their staff, providers, patients, or visitors;

•	Refuse to follow procedures or treatment recommended by your provider and determined by your health plan’s medical director to be essential to your health or the health of your child, and you have been told by your health plan that no other treatment is available;

•	Repeatedly do not pay copayments, coinsurance, or other payments on time; or

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Appendix B: Health Coverage Tax Credit (HCTC)-Basic Health
•	Withhold from your health plan information you have about a legally responsible third party, or refuse to help your health plan collect from that legally responsible third party.
If you want to disenroll from HCTC-Basic Health, contact Basic Health. However, if you plan to change your HCTC coverage to another qualified health plan, you should contact the HCTC Customer Contact Center first.
Rights, responsibilities, and privacy
All information in Chapter Five (Rights, Responsibilities, and Privacy) applies to HCTC-Basic Health members, except as noted below.
•	As an HCTC-Basic Health member, you have the right to file an appeal with your health plan or with the federal HCTC program if you are not satisfied with their decision. You will not have an appeals process with Basic Health unless you have paid 100 percent of your premium for the time in question.

•	As an HCTC-Basic Health member, you do not have to provide Basic Health with information about your income.

•	As an HCTC-Basic Health member, you are not required to pay your premium directly to Basic Health, unless notified. The IRS will send your monthly premium to Basic Health. You will pay 35 percent of that amount directly to the HCTC program.
HCTC-Basic Health grievances and appeals
If you have a grievance or appeal about services from your health plan, its providers, or benefits, contact your health plan directly. You can find the toll-free numbers on the inside front cover of this book. For more information on grievances with your health plan, read “Grievances against your health plan” on page 19.
If you disagree with a decision that you are not eligible for the HCTC program, contact the HCTC Customer Contact Center.
If you have paid 100 percent of your Basic Health premium, and have a complaint about something Basic Health did during the time you paid your own premium, go to page 20.
Whenever you call any of these organizations, be sure you note the date of the call, the name of the person you talked to, and whether that person was with the HCTC program, your health plan, or Basic Health.
Health plans and providers
All of Chapter Seven applies to HCTC-Basic Health members.
Covered services
Benefits for HCTC-Basic Health members are the same as for all Basic Health members (see page 27), with the following exceptions:
•	The nine-month waiting period for treatment of preexisting conditions will be waived if you had at least three months of creditable coverage before enrolling in Basic Health, with no more than a 62-day break in coverage when you applied for HCTC-Basic Health. If you had a break in coverage of 63 days or more at the time of your application to Basic Health, or if you did not have three

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Appendix B: Health Coverage Tax Credit (HCTC)-Basic Health
months of creditable coverage, the nine-month waiting period will apply the same as for all other Basic Health members. For HCTC purposes, creditable coverage includes a group health plan (including COBRA, Temporary Continuation of Coverage [TCC], or state continuation coverage) or health insurance (including individual coverage, college or school insurance, or short-term limited duration insurance).

•	HCTC-Basic Health covers maternity benefits without requiring that you apply for the DSHS Maternity Benefits Program. Covered maternity services are listed on pages 29 and 30.
Member costs
Each member enrolled in HCTC-Basic Health will share the cost for his or her health care coverage. See the sections “Member costs,” “If you receive a bill for covered services,” and “If a third party is responsible for your injury or illness” on pages 25-26 for details.
Continuation rights
If you leave Basic Health and enroll in coverage through an employer or privately purchased health plan in Washington State, the time you were enrolled through the HCTC program may be considered creditable coverage for purposes of shortening or waiving the waiting period for treatment of a preexisting condition. However, unlike COBRA coverage, if you apply for private insurance coverage in Washington State, your HCTC-Basic Health enrollment will not exempt you from the health plan’s use of the standard health questionnaire for screening applicants.
Schedule of benefits
The Schedule of Benefits in Appendix A applies to HCTC-Basic Health members, except as noted in “Covered Services” on page 43.

HCTC contact information
Customer Contact Center (toll-free):
1-866-628-4282 (TTY: 1-866-626-4282)
Web site: www.irs.gov (IRS keyword: HCTC)

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Appendix C: Definitions of Terms
Appendix C:
Definitions of Terms
Appeal
A formal request for the health plan or Basic Health to review its decision.
Basic Health
A health care coverage program administered by the Health Care Authority (HCA).
Basic Health Plus
A program jointly administered by the Department of Social and Health Services (DSHS) and Basic Health for children under age 19 from low-income families. It provides expanded benefits (such as dental and vision care). Eligibility for Basic Health Plus is determined by DSHS.
Certificate of coverage
A description of your health care coverage and benefits. This handbook serves as your certificate of coverage.
Coinsurance
A percentage you pay for certain services after you have paid your annual deductible.
Copayment or copay
A set dollar amount you pay when you receive specific services. Copays are not subject to a deductible and do not apply toward your deductible, coinsurance, or out-of-pocket maximum.
Department of Social and Health Services (DSHS)
The state agency that administers Medicaid and (along with the Health Care Authority) jointly administers Basic Health Plus and the Maternity Benefits Program.
Deductible
The amount you pay before your health plan starts to pay for services with coinsurance. The deductible will not apply toward your out-of-pocket maximum.
Dependents
Same as family members.
Disenrollment
Losing Basic Health coverage without the option of reenrolling the following month. This can be due to nonpayment by the due date given in the suspension notice; more than two suspensions in a 12-month period; loss of eligibility; or for failure to abide by any of your responsibilities as a Basic Health member.
Emergency
The emergent and acute onset of a symptom or symptoms, including severe pain, that would lead a prudent layperson acting reasonably to believe that a health condition exists that requires immediate medical attention, if failure to provide medical attention would result in serious impairment to bodily functions or serious dysfunction of a bodily organ or part, or would place the person’s health in serious jeopardy.

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Appendix C: Definitions of Terms
Enrollment
The process of submitting completed application forms, being determined eligible, and being accepted into Basic Health, Basic Health Plus, or the Maternity Benefits Program.
Explanation of benefits (EOB)
Each health plan is required to send an EOB each time you receive medical services. The EOB is a detailed statement that explains the service(s) you received, the allowed amount for each service, the amount the health plan pays, and the amount you are responsible to pay. The EOB will also track the amount you have paid towards each covered family member’s annual deductible and out-of-pocket maximum.
Family members
Family members who should be listed as dependents on your account (whether or not they are enrolling for coverage) include:
•	Your spouse living in the same household and not legally separated from you.

•	Your unmarried child, including stepchild, legally adopted child, and a child placed in your home for purposes of adoption or under your legal guardianship who is:
•	Under age 19; or

•	Under age 23 and a full-time student at an accredited school. You are required to send proof from the school each year when your dependent is age 19 through 22, to show that he or she is a full-time student. If your dependent over age 18 is no longer a full-time student, you must notify Basic Health within 30 days of this change.
•	Your unmarried child under age 19, enrolling for coverage and in your custody under an informal guardianship agreement that is signed by the child’s parent(s) and authorizes you to obtain medical care for the child. To request coverage for a child living with you under such an agreement, you must provide a copy of the guardianship agreement and proof that you are providing at least 50 percent of the child’s support. If a child is placed in your home under a foster care agreement, DSHS is generally the guardian, so you will not be allowed to list that child.

•	Your unmarried child, stepchild, legally adopted child, or other legal dependent of any age who is incapable of self-support due to disability. You must provide proof of disability. If the dependent with a disability is not your birth or adopted child, you must also provide proof of legal guardianship.
If you are a Health Coverage Tax Credit eligible enrollee, list all dependents that are eligible for coverage through that program.
Family size
The number of family members eligible to be listed on a Basic Health account. Family size is considered when determining eligibility and premiums.
Formulary
A list of approved prescription drugs developed by each health plan.
Grievance
A written or an oral complaint submitted by or on behalf of a covered person to their health plan or Basic Health.
Health Care Authority (HCA)
The state agency responsible for Basic Health administration and coordinating with DSHS to provide Basic Health Plus and the Maternity Benefits Program.
Health Coverage Tax Credit eligible member (or HCTC-Basic Health member)
An individual or qualified dependent enrolled in Basic Health and determined by the federal Department of Treasury to be eligible for the tax credit created by the Trade Act of 2002 (PL. 107-210).
Health plan
An organization that offers health care coverage

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Appendix C: Definitions of Terms
and contracts with the HCA to provide your care. You choose your health plan when you join Basic Health.
Income
Your and your family’s gross income (before deductions).
Income band
Income levels A through H, as listed on page 6. These are updated in July of each year. (Look for a notice of the changes in May.) These levels, based on gross monthly income and family size, help determine monthly premiums.
Income guidelines
The guidelines used to determine your eligibility for Basic Health and Basic Health Plus, and your monthly premium payments for Basic Health coverage. These income guidelines change annually. See page 5 for more information.
Inpatient
A patient who is admitted for an overnight or longer stay at a health care facility and is receiving covered services.
Maternity Benefits Program
The program coordinated with DSHS for eligible pregnant women. This program includes all Medicaid benefits, including maternity benefits, maternity support services, and maternity case management. Eligibility for the program is determined by DSHS.
Medicare
The federal health benefit program for people who are age 65 and over, and for some people with disabilities. (If you are eligible for free or purchased Medicare coverage, you are not eligible for Basic Health.)
Member
A person enrolled in and receiving health care coverage through Basic Health, Basic Health Plus, or the Maternity Benefits Program.
Non-compliance
Failure to provide documentation or information requested by Basic Health by the due date.
Out-of-pocket maximum
The most coinsurance you will have to pay each year for each covered family member. Only your coinsurance costs apply toward your out-of-pocket maximum. After you have paid the out-of-pocket maximum, you do not have to pay coinsurance costs for the remainder of the calendar year.
Outpatient
A nonhospitalized patient receiving covered services away from a hospital, such as in a physician’s office or the patient’s own home, or in a hospital outpatient or hospital emergency department or surgical center.
Personal eligibility statement (PES)
The notice Basic Health sends you showing the current status of your account. You will receive a PES when there is a change to your account. This statement may include a bill for additional premiums you must pay as a result of a change.
Preexisting condition
An illness, injury, or condition for which, in the six months immediately preceding a member’s effective date of enrollment in Basic Health:
•	Treatment, consultation, or a diagnostic test was recommended for or received by the member;

•	Medication was prescribed or recommended for the member; or

•	Symptoms existed which would ordinarily cause a reasonably prudent individual to seek medical diagnosis, care, or treatment.
Premium
Your monthly payment for Basic Health coverage.

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Appendix C: Definitions of Terms
Primary care provider (PCP)
Your personal health care provider. Your primary care provider can be a family or general practitioner, internist, pediatrician, or other provider approved by your health plan. To receive benefits, your primary care provider must provide or coordinate your care. If you need to see a specialist, your primary care provider will refer you.
Provider
A health care professional (such as a doctor, nurse, internist, etc.) or facility (such as a hospital, clinic, etc.).
Recertification
Periodic review of your family’s income and eligibility. During recertification, you must submit current income and residency documentation to verify your eligibility and/or level of premium subsidy.
Recoupment
When Basic Health bills you for the amount you owe the state because you did not accurately report your income.
Service area
The geographic area served by a health plan that provides coverage for Basic Health members.
Specialist
A provider of specialized medicine, such as a cardiologist or a neurosurgeon.
Student
A person enrolled full time in an accredited secondary school, college, university, technical college, or school of nursing, as determined by the school registrar.
Subscriber
The person on a Basic Health account who is responsible for payment of premiums and other cost sharing, and to whom Basic Health sends all notices and communications. The subscriber may be a Basic Health member or the spouse, parent, or guardian of an enrolled dependent and may or may not be enrolled for coverage.
Subsidy
The portion of the premium that Washington State pays for enrolled Basic Health members.
Suspension of coverage
The process of losing health coverage for one month after a monthly premium has not been paid or has been paid in full after the due date. If your coverage is suspended more than two times in a 12-month period, you will be disenrolled and cannot reenroll for at least 12 months.
Tier
A category of drugs related to the pharmacy benefit. Your cost for prescriptions depends on the category (or tier) the prescription falls within. Tier 1 is the category of prescriptions that costs you the least.
Washington resident
A person physically residing and maintaining a residence in the state of Washington. You must be a Washington resident to be eligible for Basic Health. To be considered a Washington resident, members who are temporarily out of Washington for any reason:
•	May be required to prove their intent to return to Washington State; and

•	May not be out of Washington State for more than three consecutive calendar months.
Dependent children who are attending school out of state may be considered residents if they are out of state during the school year, as long as their primary residence is in Washington State and they return to Washington State during breaks. Dependent children attending school out of state may be required to provide proof that they pay out-of-state tuition, vote in Washington, and file income taxes using a Washington address.
Your residence may be a home you own or are purchasing or renting, a shelter or other physical

Basic Health 2008 Member Handbook	45

Index
Index
Adding members to your account, ii, 8, 9
Address changes, ii, 7
     Address changes (HCTC), 41
Adoption, 9, 31, 37, 46
Appeal, i, 15, 19, 20, 45
     Appeal (HCTC), 43
Basic Health Plus, 1, 3, 4, 13, 14, 16, 17, 24
Child support, 9
Chiropractic, 22, 29, 36
Coinsurance, 14, 16, 25, 27, 28, 30, 31, 34–36, 45, 47
     Coinsurance (HCTC), 42
Complaints, 19, 20
Copay, 14, 16, 24, 25, 27, 29-31, 33-36, 45
     Copay (HCTC), 42
Cost sharing, 25, 33
Coverage begins, 9, 23
Covered services, ii, 15, 22, 23, 25, 28, 29,
     Appendix A
Creditable coverage, 8, 23
     Creditable coverage (HCTC), 43, 44
Deductible, 7, 13, 16, 25, 27, 28, 31, 34, 35, 36, 45
     Deductible (HCTC), 42
Denial, 19, 20
Dental care, 4, 24
Dependent, 1, 3, 8, 9, 10, 13, 22-25, 45
     Dependent (HCTC), 42
Disability, 3, 5, 9, 20, 46
Disenrollment, 11, 13, 14, 15, 20, 45
     Disenrollment (HCTC), 42
Divorce, 8, 9
DSHS, 4, 10, 14, 17, 24, 29, 36, 45, 47
     DSHS (HCTC), 44
Eligiblity, 1, 3-11, 16, 19, 20, 21, 24
     Eligiblity (HCTC), 41
Emergency, 8, 16, 21, 22, 23, 25, 31, 32, 45
     Emergency (HCTC), 42
Enrolling a new family member, 8, 9
Exclusions, 15, 27, 37-39
Family member, 1, 3, 8, 9, 10, 13, 22-25, 46
     Family member, (HCTC), 42
Family size, 5, 6, 8, 9, 12, 46
Financial sponsors, 4,14
Formulary, 33
Foster care, 3, 46
Foster parent, 4, 17
Fraud, 11, 13, 16
     Fraud (HCTC), 42
Grievance, 19, 20, 46
     Grievance (HCTC), 43
Guardianship, 3, 46
Health Coverage Tax Credit (HCTC), cover, i, 1, 3, 4, 19, 41–44, 46
Health plan, 1, 7, 8, 15, 21, 22, 25, 30, 33, 34, 46
     Health plans (HCTC), 41–44
Home care agency, ii, 4, 14, 17
ID cards, 16, 21, 26
Income changes, ii, 9, 10
Independent Review Organization, 19
Informed consent, 16
Internal Revenue Service (IRS), i, 3, 4, 5,10, 11
     Internal Revenue Service (HCTC), 3, 4, 41–44
IRS documentation, 10
Limitations and exclusions, 23, 37–39
Marriage, 8, 9
Maternity coverage, 3, 4, 14, 16, 17, 23, 24, 28, 29, 35–37, 47
     Maternity coverage (HCTC), 44
Medicare, 3, 13, 47
     Medicare (HCTC), 41
Newborn, 9, 24, 28, 29, 31

46	Basic Health 2008 Member Handbook

Index
Open enrollment, 7, 8
     Open enrollment (HCTC), 42
Organ transplant, 23, 30
Out-of-pocket maximum, 7, 8, 13, 25, 33–36, 47
     Out-of-pocket maximum (HCTC), 42
Personal care worker, 4, 17
Physical therapy, 4, 24, 29, 36
Preexisting conditions, 23, 36
     Preexisting conditions (HCTC), 43
Pregnancy, 3, 4, 14, 16, 17, 23, 24, 28, 29, 34, 35–37, 47
     Pregnancy (HCTC), 44
Prescriptions, 21, 33–35
Primary care provider, ii, 15, 16, 21, 22, 23, 47
Recertification, 10, 11, 48
Recoupment, 11, 48
Reenrollment, 12, 13
     Reenrollment (HCTC), 42
Referrals, ii, 22
Rental income, 5, 9, 11
Resident, 1, 7, 8, 48
Retirement, 9
Second opinion, 15, 29
Self-employment, 5, 9, 11
Separation, 9
Specialist, ii, 16, 21, 22, 48
Spouse, 3, 5, 9, 10, 24, 46
Student, 3, 9, 46, 48,
Subscriber, 1, 5, 48
Subsidy, 11, 48
Suspension, 13, 45, 48
     Suspension (HCTC), 42
Third party, 14, 26
     Third party (HCTC), 43
Vision, 4, 24, 39
Waiting period, ii, 23, 31, 37
      Waiting period (HCTC), 43
Women’s health care, 22

Basic Health 2008 Member Handbook	47

Keep
Hot Policy Pages
and other updates here
Hot Policy Pages are important updates to this Member Handbook and are one way Basic Health provides you with official notice of program changes; you will receive them periodically, usually with your monthly billing statement. Keep these updates handy, along with this Member Handbook and other information you receive from Basic Health, so that you have the information you need to make the most of your Basic Health coverage.

48	Basic Health 2008 Member Handbook

	2008 Member Handbook	PRSRT STD US POSTAGE PAID WASHINGTON STATE DEPT OF PRINTING
Washington State Health Care Authority
Basic Health
PO Box 42683
Olympia, WA 98504
HCA 22-405 (1/08)

Change Service Requested

Exhibit 3: Basic Health — 2008 Performance Standards
2008 Performance Standards

Performance Standards		Standard Definition
Claims Quality

Standard 1	Financial Payment (Dollar) Accuracy:	The percentage of claim dollars paid accurately.

	98.5%	Calculated as the total paid dollars minus the absolute value of over- and underpayments, divided by total paid dollars.

Standard 2	Payment Incidence Accuracy:	The percentage of claims processed without payment error.

	97.0%	Calculated as the total number of claims (pays and no pays) minus the number of claims processed with payment error, divided by the total number of claims.

Error is defined as any error, regardless of cause (e.g., coding, procedural, system) that results in an overpayment or an underpayment. Each type of error is counted as one full error but no more than one error can be assigned to one claim.

Standard 3	Claims Rework: Plan will guarantee the number of claims requiring rework will be 6.0% or less.	Rework is defined as any claim that requires an adjustment to the initial adjudication determination due to an error on the part of the carrier (e.g., incorrect plan provision) at the time the claim was processed.

Claims Turnaround Time

Standard 4	Percent within 30 calendar days for clean claims and 60 calendar days for all claims:	TAT is measured from the date a claim is received by the administrator (either via paper or electronic data interchange) to the date it is processed for payment or denied.
Plan will pay 95% of clean claims within 30 calendar days and 98% of all claims (paid or denied) within 60 calendar days.
For Standards 1-4: If CONTRACTOR does not currently have a process in place to measure Basic Health independently from other lines of business, it will need to develop and implement such process by July 1, 2008. It is the HCA’s intent to measure each CONTRACTOR’s full book of business against the Basic Health line of business for the 2009 contract year.

2008 Basic Health Contract — Exhibit 3	Page 1 of 3

Exhibit 3: Basic Health — 2008 Performance Standards

Performance Standards		Standard Definition
Customer Service

Standard 5	Call Abandonment Rate: ≤ 3%	Percentage of calls that reach the CONTRACTOR and are placed in member services queue, but are not answered because caller hangs up before a customer service representative (CSR) becomes available. Any calls that abandon within 10 seconds of being placed in queue need not be counted. Calculated as the number of calls in member services queue that are abandoned divided by number of calls placed in queue.

Note: Calls that are answered by automated responses (e.g., claim status, eligibility) should not be included in measurement (i.e., added to the count of calls that reach facility and are placed in queue).

Standard 6	Annual Member Satisfaction Survey: CONTRACTOR’S performance on Member Satisfaction will meet or exceed the average regional health plan performance based on the 2008 CAHPS survey	Respondents who answer Q42 (CAHPS 4.0H) with an 8, 9, or 10. The standard will be based on calendar year 2007 data, to be reported in the summer of 2008.

(client-specific)

Standard 7	Account Management: Average score of 3.0 or better on scorecard elements	It is the HCA’s expectation that all CONTRACTORS will participate in the evaluation of account management support to the Basic Health program. Performance criteria/survey elements to be determined in 2008 for the 2009 contract.

Standard 8	Call Quality	Call Quality: It will be the HCA’s expectation that all CONTRACTORS will be measuring and monitoring call quality. Performance measures will be identified and required with the 2009 contract.

If the CONTRACTOR is currently measuring call quality, reports of those measures should be submitted with the other required customer service performance measures.
For Standards 5-7: If CONTRACTOR does not currently have a process in place to measure Basic Health independently from other lines of business, with the exception of 7) Account Management, it will need to develop and implement such process by July 1, 2008. It is the HCA’s intent to measure each CONTRACTOR’s full book of business against the Basic Health line of business for the 2009 contract year.

Exhibit 3: Basic Health — 2008 Performance Standards

Administration

Standard 10	Identification Cards:	1. Open Enrollment

	97% of ID cards sent within 15 business days of receipt of eligibility. (client-specific)	97% of ID cards mailed within 15 business days, but not later than two weeks prior to the contract effective date. In order to be counted in this measure, receipt of HCA enrollment must be received by CONTRACTOR 21 business days prior to the contract effective date.

2. On-Going Enrollments (Outside of Open Enrollment)

97% mailed within 15 business days of receipt of confirmation of enrollment from HCA.

Standard 11	Certificates of Coverage: 97% of the Certificates of Coverage (COC) mailed within 15 business days of receipt of confirmation of enrollment from the HCA.	97% of the Certificates of Coverage (COC) mailed within 15 business days of receipt of confirmation of enrollment from the HCA.

(client-specific)

Standard 12	Enrollment Processing	90% of enrollment data available to Participating Providers within 5 business days of receipt of enrollment confirmation from HCA.
For standards 10, 11 and 12: If CONTRACTOR does not currently have a process in place to measure Basic Health independently from other lines of business, it will need to develop and implement such process by July 1, 2008. It is the HCA’s intent to measure each CONTRACTOR’s full book of business against the Basic Health line of business for the 2009 contract year.

Exhibit 4
Basic Health 2008 Contract
Quality Improvement Standards
The CONTRACTOR shall comply with these Quality Improvement Program Standards. The standards are adopted primarily from NCQA’s Standards for the Accreditation of Managed Care Organizations. HCA reserves the right to revise the Quality Improvement Program Standards to ensure that no standard is in conflict with the Washington State Patient Bill of Rights (PBOR), Health Insurance Portability and Accountability Act (HIPAA), or any other applicable state or federal statute or regulation. In the event of conflict between the Quality Improvement Program Standards and the standards of PBOR, HIPAA or state or federal statute or regulation, the standard which, in the sole judgment of HCA, is most favorable to enrollees shall have precedence.
HCA agrees that any CONTRACTOR that meets or exceeds a TEAMonitor score of “met” on a specific quality standard (Quality Management and Improvement, Utilization Management, Credentialing and Recredentialing, Members’ Rights and Responsibilities, and Preventive Health Services) for 2 consecutive audit years will be assumed to be in compliance with that specific standard and will be “deemed” for the next audit year. Exceptions to deeming will be: Clinical and Service Quality Improvement Indicatives and the sections of Utilization Management that are related to file review of appeals, denials and complaints/grievances. If HCA has evidence that subsequent performance has been deficient, the CONTRACTOR shall be subject to audit on all standards. In determining whether a CONTRACTOR’S performance has been deficient with respect to the Quality Improvement Standards, HCA will consider NCQA Reports, enrollee complaints, appeals and denials, and any other substantial data or information.
The above process shall not apply to areas specifically required for annual review by the Federal Medicaid Act (Social Security Act, 42. US. C. Sec. 1396 et seq.), applicable federal regulations, The Healthy Options Waiver 1115b, Guidelines for Addressing Fraud and Abuse in Medicaid Managed Care, The Balanced Budget Act of 1997 and any published, applicable BBA regulations, applicable RCWs and applicable WACs.
Managed care plans contracting with the Department of Social and Health Services and the Health Care Authority shall comply with the National Committee of Quality Assurance (NCQA) standards listed on the next pages. These standards are adopted from the NCQA Standards for the Accreditation of Managed Care Organizations, effective July 1, 2007 — June 30, 2008.
The following NCQA definitions apply to terms used in this document:
Appeal: A formal request by a practitioner or covered person for reconsideration of a decision such as a utilization review recommendation, a benefit payment, an administrative action, quality of care or service issue, with the goal of finding a mutually acceptable solution.
Practitioner: Any individual who is qualified to practice a profession. Practitioners are usually required to be licensed as defined by law.
Provider: An institution or organization that provides services for your organization’s members. Examples of providers include hospitals and home health agencies.

BH 2008 QI Contract Requirements

QUALITY MANAGEMENT AND IMPROVEMENT

QI 1	PROGRAM STRUCTURE
The organization clearly defines its quality improvement (QI) structures and processes and assigns responsibility to appropriate individuals.
ELEMENT A: Quality Improvement Program Structure
The organization’s QI program structure includes the following factors:
1	a written description of the QI program	✓
2	behavioral health care is specifically addressed in the program description	✓
3	patient safety is specifically addressed in the program description	✓
4	the QI program accountable to the governing body	✓
5	a designated physician has substantial involvement in the QI program	✓
6	a designated behavioral health practitioner is involved in the implementation of the behavioral health care aspects of the QI program.	✓
7	a QI committee oversees the QI functions of the organization	✓
8	The specific role, structure, and function of the QI committee and other committees, including meeting frequency, are addressed in the program description	✓
9	an annual work plan	✓
10	A description of resources that the organization devotes to the needs of the QI program.	✓
ELEMENT B: Annual Evaluation
There is an annual written evaluation of the QI program that includes:
1	a description of completed and ongoing QI activities that address the quality and safety of clinical care and quality of service	✓
2	trending of measures to assess performance in the quality and safety of clinical care and quality of service	✓
3	analysis of the results of QI initiatives, including barrier analysis	✓
4	evaluation of the overall effectiveness of the QI program, including progress toward influencing network-wide safe clinical practices.	✓
QI 2	PROGRAM OPERATIONS
The organization’s quality improvement program is fully operational.
ELEMENT A: QI Committee Responsibilities
The organization’s QI committee:
1	recommends policy decisions	✓
2	analyzes and evaluates the results of QI activities	✓
3	ensures practitioner participation in the QI program through planning, design, implementation or review	✓
4	institutes needed actions	✓
5	ensures follow-up, as appropriate.	✓
ELEMENT B: Committee Minutes
	QI committee meeting minutes reflect all committee decisions and actions, and are signed and dated	✓
ELEMENT C: Notification of QI Information
	The organization annually makes information about its QI program	✓
1	members	✓
2	practitioners	✓
QI 3	HEALTH SERVICES CONTRACTING
The organization’s contracts with individual practitioners and providers, including those making UM decisions, specify that contractors cooperate with the organization’s QI program.
ELEMENT A: Practitioner Contracts
Contracts with practitioners specifically require that:
1	practitioners cooperate with QI activities	✓
2	the organization has access to practitioner medical records, to the extent permitted by state and federal law	✓
3	practitioners maintain the confidentiality of member information and records	✓
ELEMENT B: Affirmative Statement
	Contracts with practitioners and providers include an affirmative statement indicating that practitioners may freely communicate with patients about their treatment, regardless of benefit coverage limitations.	✓
ELEMENT C: Provider Contracts
Contracts with organization providers specifically require that:
1	providers cooperate with QI activities	✓
2	the organization has access to provider medical records, to the extent permitted by state and federal law.	✓
3	providers maintain the confidentially of member information and records.	✓
ELEMENT D: Notification of Specialist Termination
	Contracts with specialists and specialty group practitioners require timely notification to organization members affected by the termination of a specialist or the entire specialty group.	✓
QI 4	AVAILABILITY OF PRACTITIONERS
The organization ensures that its network is sufficient in numbers and types of primary care and specialty care practitioners.
ELEMENT A: Cultural Needs and Preferences
	The organization assesses the cultural, ethnic, racial, and linguistic needs of its members and adjusts the availability of practitioners within its network, if necessary.	✓
ELEMENT B: Ensuring Availability of PCP’s
To ensure the availability of primary care practitioners (PCP) within its delivery system, the organization:
1	defines which practitioners serve as PCPs	✓
2	establishes quantifiable and measurable standards for the number of PCPs	✓
3	establishes quantifiable and measurable standards for the geographic distribution of PCPs	✓
4	analyzes performance against the standards annually.	✓
ELEMENT C: Ensuring Availability of SCPs
To ensure the availability of specialty care practitioners (SCP) within its delivery system, the organization:
1	defines which practitioners serve as high volume SCPs	✓
2	establishes quantifiable and measurable standards for the number of SCPs	✓
3	establishes quantifiable and measurable standards for the geographic distribution of SCPs	✓
4	analyzes performance against the standards annually.	✓

ELEMENT D: Ensuring Availability of BHPs
	To ensure the availability of behavioral health practitioners (BHP) within its delivery system, the organization:	✓
1	defines which practitioners serve as BHPs	✓
2	establishes quantifiable and measurable standards for the number of BHPs	✓
3	establishes quantifiable and measurable standards for the geographic distribution of BHPs	✓
4	analyzes performance against the standards annually.	✓
QI 5	ACCESSIBILITY OF SERVICES
The organization establishes mechanisms to assure the accessibility of primary care services.
ELEMENT A: Assessment Against Access Standards
The organization collects and performs an annual analysis of data to measure its performance against standards for access to:
1	regular and routine care appointments	✓
2	urgent care appointments;	✓
3	after-hours care.	✓
4	Member Services by telephone	✓
ELEMENT B: BH Access Standards
	Using valid methodology, the organization collects and performs an annual analysis of data to measure its performance against standards for behavioral health access to:	✓
1	care for a non-life-threatening emergency within 6 hours	✓
2	urgent care within 48 hours	✓
3	an appointment for a routine office visit within 10 business days.	✓
ELEMENT C: BH Telephone Access Standards
	Using valid methodology, the organization collects and performs an analysis of data to measure its performance against the following behavioral health telephone access standards at least once in the past year:	✓
1	the quarterly average for screening and triage calls shows that telephones are answered by a nonrecorded voice within 30 seconds	✓
2	the quarterly average for screening and triage calls reflects a telephone abandonment rate within 5 percent.	✓
QI 6	MEMBER SATISFACTION
The organization implements mechanisms to assure member satisfaction.
ELEMENT A: Annual Assessment
To assess member satisfaction, the organization conducts annual evaluations of member complaints and appeals by:
1	identifying the appropriate population	✓
2	drawing appropriate samples from the affected population, if a sample is used	✓
3	collecting valid data	✓
4	performing the assessment annually	✓
ELEMENT B: Opportunities for Improvement
1	The organization identifies opportunities for improvement, sets priorities and decides which opportunities to pursue based upon the analysis of:
	member complaint and appeal data	✓
2	The CAHPS® 4.0H survey.	✓
QI 7	COMPLEX CASE MANAGEMENT
The organization coordinates services for members with complex conditions and help them access needed resources.
ELEMENT A: Identifying Member for Case Management ~~Chronic Conditions~~
	The organization uses the following data sources to identify member for case management:	✓
1	claims or encounters data	✓
2	hospital discharge data	✓
3	pharmacy data	✓
4	data collected through the UM management process, if applicable.	✓
ELEMENT B — Access to Case Management
	The organization has multiple avenues for members to be considered for case management services, including:	✓
1	health information line referral	✓
2	DM program referral	✓
3	discharge planner referral	✓
4	UM referral, if applicable	✓
5	member self-referral	✓
6	practitioner referral	✓
ELEMENT C- Case Management Systems
	The organization uses case management systems that support:	✓
	using evidence-based clinical guidelines or algorithms to conducts assessment and management	✓
	automatic documentation of individual and the date and time when the organization acted on the case or interacted with the member	✓
	automated prompts for follow-up, as required by the case management plan	✓
ELEMENT D — Case management process
	the organization’s case management procedures address:	✓
1	members’ right to decline participation or disenroll from case management programs and services offered by the organization	✓
2	initial assessment of members’ health status, including condition-specific issues	✓
3	documentation of clinical history, including medications	✓
4	initial assessment of mental health status, including cognitive functioning	✓
5	initial assessment of life planning activities	✓
6	evaluation of cultural and linguistic needs, preferences or limitations	✓
7	evaluation caregiver resources	✓
8	evaluation of available benefits	✓
9	development of a case management plan, including long- and short-term goals	✓
10	development of a schedule for follow-up and communication with the member	✓
11	development and communication of self management plans for members	✓
12	process to assess progress against the case management plans for members	✓
ELEMENT E — Initial Assessment
	An NCQA review of a sample of the organization’s case management files demonstrates that the organization follows its documented processes for:	✓
1	initial assessment of members’ health status, including condition-specific issues	✓
2	documentation of clinical history, including medications	✓
3	initial assessment of activities of daily living	✓
4	initial assessment of mental health status, including cognitive function	✓
5	evaluation of cultural and linguistic needs, preferences or limitations	✓
6	evaluation of caregiver resources	✓
7	evaluation of available benefits	✓
8	assessment of life planning activities	✓

ELEMENT F — Case Management-Ongoing Management
	The NCQA review of a sample of the organization’s case management files demonstrates that the organization follows its documented process for:	✓
1	development of case management plans, including long- and short-term goals	✓
2	identification of barriers to meeting goals or compliance with case management plans	✓
3	development of schedules for follow-up and communication with members	✓
4	development and communication of self-management plans for members	✓
5	assessment of progress against case management plans and goals and modification	✓
ELEMENT G — Satisfaction with Case Management
1	obtaining feedback from members	✓
2	analyzing member complaints and inquiries	✓
ELEMENT H — Measuring Effectiveness
	the organization measures the effectiveness of its case management program using three measures. For each measure, the organization:	✓
1	identifies a relevant process or outcome	✓
2	uses valid methods that provide quantitative results	✓
3	sets a performance goal	✓
4	has clearly identified measure specifications	✓
5	analyzes results	✓
6	identifies opportunities for improvement, if applicable	✓
7	develops a plan for intervention and remeasurement	✓
ELEMENT I — Action and Remeasurement
	Based on the results of its measurement and analysis of case management effectiveness,	✓
1	implements at least one intervention to improve performance	✓
2	remeasures to determine performance	✓
QI 8	DISEASE MANAGEMENT
The organization actively works to improve the health status of its members with chronic conditions
ELEMENT A- Identifying Chronic Conditions
	The organization identifies two chronic conditions that its disease management (DM) programs address.	✓
ELEMENT B — Program content
The content of the organization’s programs address the following for each condition:
1	condition monitoring	✓
2	patient adherence to the program’s treatment plans	✓
3	consideration of other health conditions	✓
4	lifestyle issues as indicated by practice guidelines (e.g. goal-setting techniques, problem solving).	✓
ELEMENT C: Identifying Eligible Members for DM Programs
	The organization identifies members who qualify for DM programs using the following data sources:	✓
1	claims or encounter data	✓
2	pharmacy data, if applicable	✓
3	health risk appraisal results	✓
4	laboratory results, if applicable	✓
5	data collected through the UM or case management process, if applicable	✓
6	member and practitioner referral	✓
ELEMENT D — Frequency of Member Identification
	Annually, the organization systematically identifies members who qualify for its DM programs.	✓
ELEMENT E: Providing Eligible Members With Information
The organization provides eligible members with written program information regarding:
1	how to use the services	✓
2	how members become eligible to participate	✓
3	how to opt in or opt out.	✓
ELEMENT F: Interventions Based on Stratification
	The organization provides interventions to members based on stratification.	✓
ELEMENT G: Eligible Member Participation
	The organization annually measures and reports member participation rates	✓
ELEMENT H: Informing and Educating Practitioners
The organization has a documented process for providing practitioners with written program information, including:
1	instructions on how to use the DM services	✓
2	how the organization works with a practitioner’s members in the program.	✓
ELEMENT I — Integrating Member Information
	The organization integrates information from the following systems to facilitate access to member health information for continuity of care:	✓
1	a health information line	✓
2	a DM program	✓
3	a case management program	✓
4	a UM program, if applicable.	✓
ELEMENT J — Satisfaction with Disease Management
1	obtaining feedback from members	✓
2	analyzing member complaints and inquiries	✓
ELEMENT K: Measuring Effectiveness
The organization employs and tracks one performance measure for each DM program. Each measurement:
1	addresses a relevant process or outcome	✓
2	produces a quantitative result	✓
3	is population based	✓
4	uses data and methodology that are valid for the process or outcome measured	✓
5	has been analyzed in comparison to a benchmark or goal.	✓
QI 9	CLINICAL PRACTICE GUIDELINES
	The organization is accountable for adopting and disseminating nonpreventive health clinical practice guidelines relevant to its membership for the provision of non preventive health acute and chronic medical services and for nonpreventive and preventive behavioral health services.	✓
ELEMENT A: Adoption and Distribution of Guidelines
	The organization ensures that practitioner are using relevant clinical practice guidelines by:	✓
1	adopting guidelines for at least two medical conditions and at least two behavioral health conditions	✓
2	establishing the clinical basis for the guidelines	✓
3	updating the guidelines at least every two years	✓
4	distributing the guidelines to appropriate practitioners	✓
ELEMENT B: Relation to Disease Management Programs
	At least two of the organization’s adopted clinical practice guidelines are the clinical basis for DM programs in QI 8: Disease Management	✓

ELEMENT C — Performance Measurement
	The organization has annually measured performance against at least two important aspects of:	✓
1	a clinical practice guideline for an acute or chronic medical condition	✓
2	a second clinical practice guideline for acute or chronic medical condition	✓
3	a clinical practice guideline for behavioral health condition	✓
4	a second clinical practice guideline for behavioral health condition	✓
QI 10 9	CONTINUITY AND COORDINATION OF MEDICAL CARE
The organization monitors the continuity and coordination of care that members receive and takes actions, as necessary, to ensure and improve continuity and coordination of care across the health care network.
ELEMENT A: Opportunities for Improvement
The organization identifies and acts on opportunities to improve coordination of medical care by:
1	collecting data	✓
2	conducting quantitative and causal analysis of data to identify improvement opportunities	✓
3	identifying and selecting one opportunity for improvement	✓
4	identifying and selecting a second opportunity for improvement	✓
5	taking action on the first opportunity	✓
6	taking action on the second opportunity	✓
ELEMENT B: Notification of PCP Termination
	The organization notifies members affected by the termination of a primary care practitioner at least 30 calendar days prior to effective termination date and helps them select a new practitioner.	✓
ELEMENT C: Continued Access to Practitioners
	If the practitioner’s contract is discontinued, the organization allows affect members continued access to the practitioner, as follows:	✓
1	continuation of treatment through the lesser of the current period of active treatment, or for up to 90 calendar days for members undergoing active treatment for a chronic or acute medical condition	✓
2	continuation of care through the postpartum period for members in their second or third trimester of pregnancy.	✓
ELEMENT D — Transition to Other care
	The organization assists with a member’s transition to other care, if necessary, when benefits end.	✓
QI 11	CONTINUITY AND COORDINATION BETWEEN MEDICAL AND BEHAVIORAL HEALTH CARE
	The organization collaborates with behavioral health specialists to monitor and improve coordination between medical and behavioral health care.	✓
ELEMENT A: Data Collection
	The organization collects data, at least once in the last two years, about the following opportunities for collaboration between medical and behavioral health care:	✓
1	exchange of information	✓
2	appropriate diagnosis, treatment and referral of behavioral health disorders commonly seen in primary care	✓
3	appropriate uses of psychopharmacological medications	✓
4	management of treatment access and follow-up for members with coexisting medical and behavioral disorders	✓
5	primary or secondary preventive behavioral health program implementation.	✓
ELEMENT B: Collaborative Analysis
The organization collaborates with its behavioral health specialists to identify opportunities and take action to improve coordination of behavioral health care with general medical care. There is documentation of the following factors:
1	collaboration with behavioral health specialists	✓
2	quantitative and causal analysis of data to identify improvement opportunities	✓
3	identification and selection of at least one opportunity for improvement.	✓
4	the organization takes collaborative action to address at least 1 identified opportunity for improvement	✓
QI 12 11	CLINICAL QUALITY IMPROVEMENTS
The organization demonstrates improvements in the clinical care of members.
ELEMENT A: Clinical Improvements
The organization demonstrates three clinical improvements, one of which is in the behavioral health area and each of which is of either of the following types:
1	significant improvement in one audited HEDIS clinical measure	✓
2	Meaningful improvement in a QI clinical activity not addressed by a HEDIS measure in an area relevant to the organization’s population.	✓
QI 13 12	SERVICE QUALITY IMPROVEMENTS
The organization demonstrates improvements in the service it renders to members.
ELEMENT A: Service Improvements
The organization demonstrates two service improvements, each of which is one of the following types:
1	significant improvement in a CAHPS® 4.0H composite or rating result or question	✓
2	meaningful improvement in a QI service activity not using the CAHPS® 4.0H results in an area of service identified as an opportunity and relevant to the organization’s population.	✓
QI 14 13	STANDARDS FOR MEDICAL RECORD DOCUMENTATION
The organization establishes medical record standards to facilitate communication, coordination and continuity of care and to remote efficient and effective treatment
ELEMENT A: Medical Record Criteria
The organization has policies and procedures that address the following factors, and distributes them to practice sites:
1	confidentiality of medical records	✓
2	medical record documentation standards	✓
3	an organized medical record keeping system and standards for availability of medical records	✓
4	performance goals to assess the quality of medical record keeping.	✓
ELEMENT B: Improving Medical Record Keeping
	The organization has implemented a method to improve medical record keeping	✓
QI 14	DELEGATION OF QI
If the organization delegates any QI activities, there is evidence of oversight of the delegated activity.
ELEMENT A: Written Delegation Agreement
There is a written delegation document that:
1	is mutually agreed upon	✓
2	describes the responsibilities of the organization and the delegated entity	✓
3	describes the delegated activities	✓
4	requires at least semiannual reporting to the organization	✓
5	describes the process by which the organization evaluates the delegated entity’s performance	✓
6	describes the remedies, including revocation of the delegation, available to the organization if the delegated entity does not fulfill its obligations.	✓

ELEMENT B: Provisions for PHI
If the delegation arrangement includes the use of protected health information (PHI) by the delegate, the delegation document also includes the following provisions:
1	a list of the allowed uses of protected health information	✓
2	a description of delegate safeguards to protect the information from inappropriate use of further disclosure	✓
3	a stipulation that the delegate ensures that sub delegates have similar safeguards	✓
4	a stipulation that the delegate provide individuals with access to their protected health information	✓
5	a stipulation that the delegate informs the organization if inappropriate uses of the information occur	✓
6	a stipulation that the delegate ensures protected health information is returned, destroyed or protected if the delegation agreement ends.	✓
ELEMENT C: Approval of QI Program
	The organization approves its delegates QI program annually.	✓
ELEMENT D: Pre-Delegation Evaluation
	For delegation agreements that have been in effect for less than 12 months, the organization evaluated delegate capacity to meet NCQA requirements before delegation began.	✓
ELEMENT E: Annual Evaluation
	For delegation arrangements in effect for 12 months or longer, the organization annually evaluated delegate performance against its expectations and NCQA standards for delegated activities.	✓
ELEMENT F: Reporting
	For delegation arrangements in effect 12 months or longer, the organization evaluated regular reports, as specified in Element A.	✓
ELEMENT G: Opportunities for Improvement
	For delegation arrangements that have been in effect for more than 12 months, at least once each of the past 2 years that delegation has been in effect, the organization has identified and followed up on opportunities for improvement, if applicable.	✓
UM
UM 1	Utilization Management Structure
The organization clearly defines the structures and processes within its utilization management (UM) program and assigns responsibility appropriate individuals.
ELEMENT A: Written Program Description
The organization’s UM program description includes the following factors:
1	program structure	✓
2	behavioral health care aspects of the program	✓
3	involvement of a designated senior physician in UM program implementation	✓
4	involvement of a designated behavioral health care practitioner in the implementation of the behavioral health care aspects of the UM program	✓
5	program scope and the processes and information sources used to make determinations of benefit coverage and medical necessity.	✓
ELEMENT B: Physician Involvement
	A senior physician is actively involved in implementing the organization’s UM program.	✓
ELEMENT C: Behavioral Health Practitioner Involvement
	A behavioral health practitioner is actively involved in implementing the behavioral health aspects of the UM program.	✓
ELEMENT D: Annual Evaluation
	The organization annually evaluates and updates the UM program, as necessary.	✓
UM 2	Clinical Criteria for UM Decisions
To make utilization decisions, the organization uses written criteria based on sound clinical evidence and specifies procedures for appropriately applying the criteria.
ELEMENT A: UM Criteria
The organization:
1	has written UM decision-making criteria that are objective and based on medical evidence	✓
2	has written policies for applying the criteria based on individual needs	✓
3	has written policies for applying the criteria based on an assessment of the local delivery system	✓
4	involves appropriate practitioners in developing, adopting and reviewing criteria	✓
5	reviews the UM criteria and the procedures for apply them annually and updates the criteria when appropriate.	✓
ELEMENT B: Availability of Criteria
The organization:
1	states in writing how practitioners can obtain UM criteria	✓
2	makes the criteria available to its practitioners upon request	✓
ELEMENT C: Consistency in Applying Criteria
At least annually, the organization:
1	evaluates the consistency with which health care professionals involved in UM apply criteria in decision making	✓
2	acts on opportunities to improve consistency, if applicable.	✓
UM 3	Communication Services
	The organization provides access to staff for members and practitioners seeking information about the UM process and the authorization of care.	✓
ELEMENT A: Access to Staff
	The organization provides the following communication services for practitioners and members:	✓
1	staff are available at least eight hours a day during normal business days for inbound calls regarding UM issues	✓
2	ability of staff to receive inbound communication after normal business hours regarding UM issues	✓
3	staff can send outbound communication inquiries about UM during normal business hours, unless otherwise agreed upon	✓
4	staff members identify themselves by name, title and organization name when initiating or returning calls regarding UM issues	✓
5	a toll-free number or staff that accept collect calls regarding UM issues	✓
6	access to staff for callers with questions about the UM process.	✓
UM 4	Appropriate Professionals
Qualified licensed health professionals assess the clinical information used to support UM decisions.
ELEMENT A: Licensed Health Professionals
The organization has written procedures:
1	requiring appropriately licensed professionals to supervise all medical necessity decisions	✓
2	specifying the type of personnel responsible for each level of UM decision making.	✓
ELEMENT B: Use of Practitioners for UM Decisions
The organization has a written job description with qualifications for practitioners who review denials of care based on medical necessity. Practitioners are reuired to have:
1	education, training or professional experience in medical or clinical practice	✓
2	current license to practice without restriction.	✓
ELEMENT C: Practitioner Review of Non-BH Denials
	The organization ensures that a physician, dentist or pharmacist, as appropriate, reviews any non-behavioral health denial of care based on medical necessity.	✓
ELEMENT D: Practitioner Review of BH Denials
	The organization ensures that a physician, appropriate behavioral health practitioner or pharmacist, as appropriate, reviews any behavioral health denial of care based on medical necessity.	✓
ELEMENT E: Use of Board-Certified Consultants
	The organization has written procedures for using board-certified consultants to assist in making medical necessity determinations.	✓
UM 5	Timeliness of UM Decisions

The organization makes utilization decisions in a timely manner to accommodate the clinical urgency of the situation.
ELEMENT A: Timeliness of Non-BH UM Decision Making
The organization adheres to the following standards for timeliness of UM decision making:
1	for non-urgent preservice decisions, the organization makes decisions within 15 calendar days of receipt of the request [HCA — require nonurgent, preservice decisions within 14 days}	✓
2	for urgent pre-service decisions, the organization makes decisions within 72 hours of receipt of the request	✓
3	for urgent concurrent review, the organization makes decisions within 24 hours of receipt of the request	✓
4	for post-service decisions, the organization makes decisions within 30 calendar days of receipt of the request.	✓
ELEMENT B: Notification of Non-BH Decisions
The organization adheres to the following standards for notification of non-behavioral health UM decision making:
1	for non-urgent preservice denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 15 calendar days of the request. [HCA — require nonurgent, preservice decisions within 14 days}	✓
2	for urgent preservice denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 72 hours of the request	✓
6	for urgent concurrent denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 24 hours of the request	✓
7	for postservice denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 30 calendar days of the request.	✓
ELEMENT C: Timeliness of BH UM Decision Making
	The organization adheres to the following standards for timeliness of behavioral health UM decision making:	✓
1	for non-urgent pre-service decisions, the organization makes decisions within 15 calendar days of receipt of the request. [HCA — require nonurgent, preservice decisions within 14 days}	✓
2	for urgent pre-service decisions, the organization makes decisions within 72 hours of receipt of the request	✓
3	for urgent concurrent review, the organization makes decisions within 24 hours of receipt of the request	✓
4	for post-service decisions, the organization makes decisions within 30 calendar days of receipt of the request.	✓
ELEMENT D: Notification of BH Decisions
The organization adheres to the following standards for notification of behavioral health UM decision making:
1	for non-urgent pre-service denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 15 calendar days of the request	✓
2	for urgent preservice denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 72 hours of the request	✓
3	for urgent concurrent denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 24 hours of the request	✓
7	for post-service denial decisions, the organization gives electronic or written notification of the decision to practitioners and members within 30 calendar days of the request.	✓
UM 6	Clinical Information
When making a determination of coverage based on medical necessity, the organization obtains relevant clinical information and consults with the treating physician.
ELEMENT A: Information for UM Decision Making
	The organization has a written description that identifies the information that is needed to support UM decision making in place for at least 12 months.	✓
ELEMENT C: Documentation of Non-BH Information
	There is documentation that relevant clinical information is gathered consistently to support non-behavioral health UM decision making.	✓
ELEMENT D: Documentation of BH Information
	There is documentation that relevant clinical information is gathered consistently to support behavioral health UM decision making.	✓
UM 7	Denial Notices
The organization clearly documents and communicates the reasons for each denial.
ELEMENT A: Notification of Reviewer Availability
The organization notifies practitioners of:
1	its policy for making a reviewer available to discuss any UM denial decision	✓
2	how to contact a reviewer.	✓
ELEMENT B: Discussing a with Reviewer
	The organization provides practitioners with the opportunity to discuss any non-behavioral health UM denial decision with a physician or pharmacist reviewer.	✓
ELEMENT C: Reason for Non-BH Denial
The organization provides written notification of the non-behavioral health denial that contains the following:
1	the specific reasons for the denial, in easily understandable language	✓
2	a reference to the benefit provision, guideline, protocol or other similar criterion on which the denial decision is based	✓
3	notification that the member can obtain a copy of the actual benefit provision, guideline, protocol or other similar criterion on which the denial decision was based, upon request.	✓
ELEMENT D: Non-BH Notice of Appeal Rights/Process
The organization provides written notification of the non-behavioral health denial that contains the following:
1	description of appeal rights, including the right to submit written comments, documents or other information relevant to the appeal	✓
2	explanation of the appeal process, including the right to member representation and time frames for deciding appeals	✓
3	if a denial is an urgent preservice or urgent concurrent denial, a description of the expedited appeal process.	✓
ELEMENT E: Discussing a BH Denial with Reviewer.
	The organization provides practitioners with the opportunity to discuss any behavioral health UM denial decision with a physician, appropriate behavioral health or pharmacist reviewer.	✓

ELEMENT F: Reason for BH Denial
The organization provides written notification of the behavioral health denial that contains the following:
1	the specific reasons for the denial, in easily understandable language	✓
2	a reference to the benefit provision, guideline, protocol or other similar criterion on which the denial decision was based	✓
3	notification that the member can obtain a copy of the actual benefit provision, guideline, protocol or other similar criterion on which the denial decision was based, upon request.	✓
ELEMENT G: BH Notification of Appeals/Rights process
The organization provides written notification of the behavioral health denial that contains the following:
1	description of appeal rights, including the right to submit written comments, documents or other information relevant to the appeal	✓
2	explanation of the appeal process, including the right to member representation and time frames for deciding appeals	✓
3	if a denial is an urgent preservice or urgent concurrent denial, a description of the expedited appeal process.	✓
UM 8	Policies for Appeals
The organization has written policies and procedures for the thorough, appropriate, and timely resolution of member appeals. [HCA — Contractors are required to follow the Washington State “Patient Bill of Rights” (PBOR)]
UM 9	Appropriate Handling of Appeals
The organization adjudicates member appeals in a thorough, appropriate and timely manner. [HCA — Contractors are required to follow the Washington State “Patient Bill of Rights” (PBOR)]
UM 10	Evaluation of New Technology
The organization evaluates the inclusion of new technologies and the new application of existing technologies in the benefit plan. This includes medical and behavioral health procedures, pharmaceuticals and devices.
ELEMENT A: Written Process
The organization’s written process for evaluating new technologies and the new application of existing technologies for inclusion in its benefit plan includes an evaluation of the following factors:
1	medical procedures	✓
2	behavioral health procedures	✓
3	pharmaceuticals	✓
4	devices.	✓
	ELEMENT B: Description of the Evaluation Process	✓
	The organization’s written evaluation process includes the following factors:	✓
1	the process and decision variables the organization uses to make determinations	✓
2	a review of information from appropriate government regulatory bodies	✓
3	a review of information from published scientific evidence	✓
4	a process for seeking input from relevant specialists and professionals who have expertise in the technology.	✓
ELEMENT C: Implementation of New Technology
	The organization implements a decision on coverage from its assessment of new technologies and new applications of existing technologies or from review of special cases.	✓
UM 11	Satisfaction with the UM Process
	The organization evaluates member and practitioner satisfaction with the utilization management process.	✓
UM 12	Emergency Services
The organization provides, arranges for or otherwise facilitates all needed emergency services, including appropriate coverage of costs.
ELEMENT A: Policies and Procedures
The organization’s policies and procedures require:
1	coverage of emergency services to screen and stabilize the member without prior approval where a prudent layperson, acting reasonably, would have believed an emergency medical condition existed	✓
2	coverage of emergency services if an authorized representative, acting for the organization, has authorized the provision of emergency services.	✓
ELEMENT C: Organization’s Authorized Representative
	The organization covers emergency services approved by an authorized representative.	✓
UM 13	Procedures for Pharmaceutical Management
The organization ensures that its procedures for pharmaceutical management, if any, promote the clinically appropriate use of pharmaceuticals.
ELEMENT A: Policies and Procedures
The organization’s policies and procedures for pharmaceutical management include:
1	the criteria used to adopt pharmaceutical management procedures	✓
2	a process that uses clinical evidence from appropriate external organizations.	✓
	ELEMENT B: Pharmaceutical Restrictions/Preferences	✓
	The organization maintains a list of pharmaceuticals, including restrictions and preferences, and has policies that address:	✓
1	how to use the pharmaceutical management process	✓
2	an explanation of any limits or quotas	✓
3	an explanation of how prescribing practitioners must provide information to support an exceptions request	✓
4	the organization’s process for generic substitution, therapeutic interchange and step-therapy protocols.	✓
	ELEMENT C: Pharmaceutical Patient Safety Issues	✓
	The organization’s pharmaceutical procedures include:	✓
1	adopting or creating a system for point-of -dispensing communicatoins identify and classify drug-to-drug interactoins by severity	✓
2	notifying dis\pensing roviders at the point-of-dispensing of specific interactins when they meet the organization’s severity threshold.	✓
3	identifying and notifying members and prescribing practitioners affected by a Class II recall or voluntary drug withdrawals from the market for safety reasons within 30 calendar days of the FDA notification.	✓
4	an expedited process for prompt identification and notification of members and prescribing practitioners affected by a Class I recall.	✓
ELEMENT D: Review and Update of Procedures
	The organization reviews pharmaceutical management procedures at least annually and updates them as new pharmaceutical information becomes available.	✓
ELEMENT E: Pharmacist and Practitioner Involvement
The organization involves the following in the development and periodic updates of its pharmaceutical management procedures:
1	pharmacists	✓
2	appropriate practitioners	✓

ELEMENT F: Availability of Procedures
	Annually and when it makes changes, the organization provides pharmaceutical management procedures to practitioners.	✓
ELEMENT G: Considering Exceptions
The organization has exceptions policies and procedures that describe the process for:
1	making an exceptions request based on medical necessity	✓
2	obtaining medical necessity information from prescribing practitioners	✓
3	using appropriate pharmacists and practitioners to consider exception requests	✓
4	timely request handling	✓
5	communicating the reason for a denial and an explanation of the appeals process when it does not approve an exception request.	✓
UM 14	Ensuring Appropriate Utilization
The organization facilitates the delivery of appropriate care and monitors the impact of its utilization management program to detect and correct potential under- and overutilization of services.
ELEMENT A: Relevant Utilization Data
	The organization chooses at least four relevant types of utilization data, including one type related to behavioral health to monitor for each product line.	✓
ELEMENT B: Under/Overutilization Thresholds
	The organization sets thresholds for the four data types for each product line, including behavioral health, and annually quantitqtively analyzes data against the established thresholds to detect under- and overutilization	✓
ELEMENT C: Qualitative Data Analysis
	The organization conducts qualitative analysis to determine the cause and effect of all data not within thresholds.	✓
ELEMENT D: Site-Level Monitoring
	The organization analyzes data not within threshold by practice sites.	✓
ELEMENT E: Interventions
	The organization takes action to address identifies problems of under- and overutilization.	✓
ELEMENT F: Evaluating Intervention Effectiveness
	The organization measures the effectiveness of interventions to address under- and overutilization.	✓
UM 15	Triage and Referral for Behavioral Health Care
The organization has written standards to ensure that any centralized triage and referral functions for behavioral health services are appropriately implemented, monitored and professionally managed. Note:
This standard applies only to organizations with a centralized triage and referral process for behavioral health, both delegated and nondelegated
ELEMENT A: Triage and Referral Protocols
	The organization’s protocols for behavioral health care triage and referral:	✓
1	address all relevant mental health and substance abuse situations	✓
2	define level of urgency	✓
3	define appropriate setting of care	✓
4	have been reviewed or revised within the past two years	✓
ELEMENT B: Clinical Decisions
	Licensed practitioners make decisions that require clinical judgment.	✓
ELEMENT C: Supervision and Oversight
	Supervision and oversight for triage and referral decisions meet the following factors:	✓
1	staff who make clinical decisions are supervised by a licensed master’s-level practitioner with five years of post-master’s experience	✓
2	A licensed psychiatrist or a licensed doctoral-level clinical psychologist oversees triage and referral decisions.	✓
UM 16	Delegation of UM
If the managed care organization delegates any UM activities, there is evidence of oversight of the delegated activity.
ELEMENT A: Written Delegation Agreement
	The written delegation document:	✓
1	is mutually agreed-upon
2	describes the responsibilities of the organization and the delegated entity	✓
3	describes the delegated activities	✓
4	requires at least semi-annual reporting to the organization	✓
5	describes the process by which the organization evaluates the delegated entity’s performance	✓
6	describes the remedies, including revocation of the delegation, available to the organization if the delegated entity does not fulfill its obligations.	✓
ELEMENT B: Provision for PHI
If the delegation arrangement includes the use of protected health information by the delegate, the delegation document also includes the following provisions:
1	a list of the allowed uses of protected health information	✓
2	a description of delegate safeguards to protect the information from inappropriate use or further disclosure	✓
3	a stipulation that the delegate will ensure that subdelegates have similar safeguards	✓
4	a stipulation that the delegate will provide individuals with access to their protected health information	✓
5	a stipulation that the delegate will inform the organization if inappropriate uses of the information occur	✓
6	a stipulation that the delegate will ensure protected health information is returned, destroyed or protected if the delegation agreement ends.	✓
ELEMENT C: Approval of UM Program
	Annually, the organization approves its delegate’s UM program.	✓
ELEMENT D: Predelegation Evaluation
	For delegation agreements that have been in effect for less than 12 months, the organization evaluated delegate capacity before delegation began.	✓
ELEMENT E: Annual Evaluation
	For delegation arrangements in effect 12 months or longer, the organization annually evaluated delegate performance against its expectations and NCQA standards.	✓
ELEMENT F: Reporting
	For delegation arrangements in effect 12 months or longer, the organization evaluated regular reports, as specified in Element A.	✓
ELEMENT G: Opportunities for Improvement
	For delegation arrangements that have been in effect for more than 12 months, at least once in each of the past 2 years that delegation has been in effect, the organization has identified and followed up on opportunities for improvement, if applicable.	✓

CREDENTIALING AND RECREDENTIALING
CR 1	Credentialing Policies
The organization has a well-defined credentialing and recredentialing process for evaluating and selecting licensed independent practitioners to provide care to its members.
ELEMENT A: Practitioner Credentialing Guidelines
The organization’s credentialing policies and procedures specify:
1	types of practitioners to credential and recredential	✓
2	verification sources used	✓
3	criteria for credentialing and recredentialing	✓
4	the process for making credentialing and recredentialing decisions	✓
5	the process for managing credentialing files that meet the organization’s established criteria	✓
6	the process to delegate credentialing or recredentialing	✓
7	the process ensuring that credentialing and recredentialing are conducted in a non-discriminatory manner	✓
8	the process for notifying a practitioner if information obtained during the organization’s credentialing process that varies substantially from the information provided to the organization by the practitioner	✓
9	the process to for ensuring that practitioners are notified of the credentialing or recredentialing decision within 60 calendar days of the committee’s decision	✓
10	the medical director’s or other designated physician’s direct responsibility and participation in the credentialing program	✓
11	the process for ensuring the confidentiality of all information obtained in the credentialing process, except as otherwise provided by law	✓
12	the process for ensuring that listings in practitioner directories and other materials for members are consistent with credentialing data, including education, training, certification and specialty	✓
ELEMENT B: Practitioner Rights
The organization’s policies and procedures include the following practitioner rights:
1	the right of practitioners to review information submitted to support their credentialing applications	✓
2	the right of practitioner’s to correct erroneous information	✓
3	the right of practitioners, upon request, to be informed of the status of their credentialing or recredentialing application	✓
4	notification of these rights.	✓
CR 2	Credentialing Committee
The organization designates a credentialing committee that uses a peer review process to make recommendations regarding credentialing decisions.
ELEMENT A: Credentialing Committee
	The Credentialing Committee includes representation from a range of participating practitioners.	✓
ELEMENT B: Credentialing Committee Decisions
	The organization provides evidence of:	✓
1	Credentialilng Committee review of credentials for practitioners who do not meet established thresholds.	✓
2	medical director or equally qualified individual review and approval of clean files.
CR 3	Initial Credentialing Verification
The organization verifies credentialing information through primary sources, unless otherwise indicated.
ELEMENT A: Licensure Verification
	the organization verifies that a current, valid license to practice is present and within the prescribed timelines	✓
ELEMENT B: Initial Primary Source Verification
The organization verifies that the following factors are present and within the prescribed time limits:
1	a valid DEA or CDS certificate, if applicable	✓
2	education and training including board certification, if the practitioner states on the application that he/she is board certified	✓
3	work history	✓
4	history of professional liability claims that resulted in settlements or judgments paid by on behalf of the practitioner.	✓
CR 4	Application and Attestation
Practitioners completes an application for network participation that includes a current and signed attestation regarding the applicant’s health status and any history of loss or limitation of licensure or privileges:.
ELEMENT A: Contents of the Application
The application includes a current and signed attestation and addresses:
1	reasons for any inability to perform the essential functions of the position, with or without accommodation	✓
2	lack of present illegal drug use	✓
3	history of loss of license and felony convictions	✓
4	history of loss or limitation of privileges or disciplinary activity	✓
5	current malpractice insurance coverage	✓
6	the correctness and completeness of the application.	✓
CR 5	Initial Sanction Information
The organization receives informton on practitioner sanctions before making a credentialing decision.
ELEMENT A: Sanction Information
The organization verifies the following sanction informaion for initial credentialing:
1	state sanctions, restrictions on licensure and/ or limitations on scope of practice	✓
2	Medicare and Medicaid sanctions.	✓
CR 6	Initial Credentialing Site Visits
	The organization has a process that ensures for ensuring that the offices of all primary care practitioners, obstetricians/gynecologists and high volume behavioral health care practitioners meet the organization’s office site standards	✓
ELEMENT A: Performance Standards and Thresholds
	The organization:	✓
1	sets standards and performance thresholds for office site criteria .	✓
2	setts standards and performance thresholds for medical/treatment record keepoing criteria.	✓
ELEMENT B: Site Visits and Medical Record-Keeping
	For PCPs, OB/GYNs and high-volume behavioral health specialists, the organization conducts:	✓
1	an initial site visit	✓
2	an initial evaluation of medical/treatment record-keeping practices at each site.	✓
ELEMENT C: Follow-Up for Initial Deficiencies
	The organization implements ongoing monitoring and takes appropriate interventions by:	✓
1	instituting actions for improving PCPs, OB/GYNs and high-volume behavioral health sites that do not meet the thresholds sites.	✓
2	evaluating the effectiveness of the actions at least every six months, until deficient sites meet the thresholds	✓
3	monitoring of all PCPs, OB/GYNs and high-volume behavioral health sites for deficiencies subsequent to the initial site visit, at least every six months.	✓
4	documenting follow-up visits for those sites that had subsequent deficiencies.	✓

CR 7	Recredentialing Verification
The organization formally recredentials its practitioners at least every 36 months through information verified from primary sources, unless otherwise indicated.
ELEMENT A: Licensure Verification
	the organization verifies that a current, valid license to practice is present and within the prescribed timelines	✓
ELEMENT B: Recredentialing Verification
The organization verifies the following factors within the prescribed time limits:
1	a valid DEA or CDS certificate, as applicable	✓
2	board certification, if the practitioner states that he/she is board certified	✓
3	history of professional liability claims that resulted in settlements or judgments paid by or on behalf of the practitioner.	✓
ELEMENT C: Contents of the Application
The application includes a current and signed attestation and addresses:
1	reasons for any inability to perform the essential functions of the position, with or without accommodation	✓
2	lack of present illegal drug use	✓
3	history of loss or limitation of privileges or felony convictions	✓
4	a history of loss or limitatin of privileges or disciplinary action
5	current malpractice insurance coverage	✓
6	correctness and completeness of the application.	✓
ELEMENT D: Sanction Information
	The organization verifies the following sanctions information for recredentialing:	✓
1	state sanctions, restrictions on licensure and/ or limitations on scope of practice	✓
2	Medicare and Medicaid sanctions.	✓
CR8	Recredentialing Cycle Length	✓
	The organization formally recredentials its practitioners at least every 36 months	✓
ELEMENT A: Recredentialing Cycle Length
1	The length of the recredentialing cycle is within the required 36-month time frame.	✓
CR 9	Ongoing Monitoring of Sanctions, Complaints and Quality Issues
The organization develops and implements policies and procedures for ongoing monitoring of practitioner sanctions, complaints and quality issues between recredentialing cycles and takes appropriate action against practitioners when it identifies occurrences of poor quality.
ELEMENT A: Ongoing Monitoring and Interventions
The organization implements ongoing monitoring and takes appropriate interventions by:
1	collecting and reviewing Medicare and Medicaid sanctions	✓
2	collecting and reviewing sanctions and limitations on licensure	✓
3	collecting and reviewing complaints.	✓
4	collecting and reviewing information from identified adverse events	✓
5	Implementing appropriate interventions when it identifies instances of poor quality, when appropriate	✓
CR 10	Notification to Authorities and Practitioner Appeal Right
An organization that has taken actions against a practitioner for quality reasons reports the action to the appropriate authorities and offers the practitioner a formal appeal process.
ELEMENT A: Written Policy and Procedures
The organization has policies and procedures for:
1	the range of actions available to the organization	✓
2	procedures for reporting to authorities	✓
3	a well-defined appeal process	✓
4	making the appeal process known to practitioners.	✓
ELEMENT B: Reporting to Appropriate Authorities
	There is documentation that the organization reports practitioner suspension or termination to the appropriate authorities.	✓
ELEMENT C: Practitioner Appeal Process
	The organization has an appeal process for instances in which it chooses to alter the condition of the practitioner’s participation based on issues of quality of care and/or service. The organization informs practitioners of the appeal process.	✓
CR 11	Assessment of Organizational Providers
The organization has written policies and procedures for the initial and ongoing assessment of providers with which it intends to contract.
ELEMENT A: Review and Approval of Provider
The organization’s policy for assessing health care delivery providers specifies that it:
1	confirms that the provider is in good standing with state and federal regulatory bodies	✓
2	confirms that the provider has been reviewed and approved by an accrediting body	✓
3	conducts an on-site quality assessment, if there is no accreditation status	✓
4	Confirms, at least every 3 years, that the provider continues to be in good standing with state and federal regulatory bodies and, if applicable, is reviewed and approved by an accrediting body.	✓
ELEMENT B: Medical Providers
The organization includes at least the following medical providers:
1	hospitals	✓
2	home health agencies	✓
3	skilled nursing facilities	✓
4	free-standing surgical centers.	✓
	ELEMENT C: Mental Health and Substance Abuse	+
	The organization includes behavioral health facilities providing mental health or substance abuse services in the following settings:	+
1	inpatient	+
2	residential	+
3	ambulatory.	+
ELEMENT D: Assessing Medical Care Providers
	The organization has documentation of assessment of contracted medical health care delivery providers.	✓
	ELEMENT E: Assessing Behavioral Health Care Providers	+
	The organization has documentation of assessment of contracted behavioral health care delivery providers.	+
CR 12	Delegation of Credentialing
If the organizatin delegates andy NCQA-required credentialing activities, there is evidence of oversight of the delegated activities. If the organization delegates any credentialing and recredentialing activities, there is evidence of oversight of the delegated activity.
ELEMENT A: Written Delegation Agreement
The written delegation document is:
1	mutually agreed-upon	✓
2	describes the responsibilities of the organization and the delegated entity	✓
3	describes the delegated activities	✓
4	requires at least semi-annual reporting to the organization	✓
5	describes the process by which the organization evaluates delegated entity’s performance	✓
6	describes the remedies, including revocation of the delegation, available to the organization if the delegated entity does not fulfill its obligations.	✓

ELEMENT B: Provisions for PHI
If the delegation arrangement includes the use of protected health information by the delegate, the delegation document also includes the following provisions:
1	a list of the allowed uses of protected health information	✓
2	a description of delegate safeguards to protect the information from inappropriate use or further disclosure	✓
3	a stipulation that the delegate will ensure that subdelegates have similar safeguards	✓
4	a stipulation that the delegate will provide individuals with access to their protected health information	✓
5	a stipulation that the delegate will inform the organization if inappropriate uses of the information occur	✓
6	a stipulation that the delegate will ensure protected health information is returned, destroyed or protected if the delegation agreement ends.	✓
ELEMENT C: Right to Approve and to Terminate
	The organization retains the right, based on quality issues, to approve, suspend and terminate individual practitioners, providers and sites in situations where it has delegated decision making. This right is reflected in the delegation documents.	✓
ELEMENT D: Predelegation Evaluation
	For delegation agreements that have been in effect for less than 12 months, the organization evaluated delegate capacity before delegation began.	✓
ELEMENT E: Annual File Audit
	For delegation arrangements in effect for 12 months or longer, the organization has audited files against NCQA standards for each year that the delegation has been in effect.	✓
ELEMENT F: Annual Evaluation
	For delegation arrangements in effect for more than 12 months, the organization has performed an annual substantive evaluation of delegated activities against delegated NCQA standards and organizational expectations.	✓
ELEMENT G: Reporting
	For delegation arrangements in effect for 12 months or longer, the organization evaluated regular reports.	✓
ELEMENT H: Opportunities for Improvement
	For delegation arrangements that have been in effect for more than 12 months, at least once in each of the past 2 years that delegation has been in effect, the organization has identifies and followed up on opportunities for improvement, if applicable.	✓
MEMBERS’ RIGHTS AND RESPONSIBILITIES
RR 1	Statement of Members’ Rights and Responsibilities
The organization has a written policy that states its commitment to treating members in a manner that respects their rights and its expectations of members’ responsibilities.
ELEMENT A ~~B~~: Statement of Members’ Rights and Responsibilities
The organization’s members’ rights and responsibilities policy states that members have:
1	a right to receive information about the organization, its services, its practitioners and providers and members’ rights and responsibilities	✓
2	a right to be treated with respect and recognition of their dignity and right to privacy	✓
3	a right to participate with practitioners in decision-making regarding their health care	✓
4	a right to a candid discussions of appropriate or medically necessary treatment options for their conditions, regardless of cost or benefit coverage	✓
5	a right to voice complaints or appeals about the organization or the care provided	✓
6	a right to make recommendations regarding the organization’s members’ rights and responsibilities policies	✓
7	a responsibility to supply information (to the extent possible) that the organization and its practitioners and providers need in order to care	✓
8	a responsibility to follow plans and instructions for care that they have agreed on with their practitioners	✓
9	a responsibility to understand their health care problems and participate in developing mutually agreed upon treatment goals to the degree possible.	✓
RR 2	Distribution of Rights Statements to Members and Practitioners
The organization distributes its policy on members’ rights and responsibilities to its members and participating practitioners.
ELEMENT A: Distribution of Rights Statement to Members and Practitioners
The organization distributes its members’ rights and responsibilities statement to:
1	existing members	✓
2	new members	✓
3	existing practitioners	✓
4	new practitioners.	✓
RR 3	Policies for Complaints and Appeals
	The organization has written policies and procedures for the thorough, appropriate and timely resolution of member complaints and appeals. [HCA — Contractors are required to follow the Washington State “Patient Bill of Rights” (PBOR)]	✓
RR 4	Subscriber Information
The organization provides each subscriber with information needed to understand benefit coverage and obtain care.
ELEMENT A: Subscriber Information
The organization provides written information to its subscriber addresses the following factors:
1	benefits and services included in, and excluded from, coverage	✓
2	pharmaceutical management procedures, if they exist	✓
3	copayments and other charges for which the member is responsible	✓
4	restrictions on benefits that apply to services obtained outside the organization’s system or service area	✓
5	how to submit a claim for covered services, if applicable	✓
6	how to obtain information about practitioners who participate in the organization	✓
7	how to obtain primary care services, including points of access	✓
8	how to obtain specialty care, behavioral health services and hospital services	✓
9	how to obtain care after normal office hours	✓
10	how too obtain emergency care, including the organization’s policy on when to directly access emergency care or use 911 services	✓
11	how to obtain care and coverage when out of the organization’s service area	✓
12	how to voice a complaint	✓
13	how to appeal a decision that adversely affects a member’s coverage, benefits or relationship to the organization	✓
14	how the organization evaluates new technology for inclusion as a covered benefit.	✓
ELEMENT B: Translation Services
	The organization provides translation services within its member services telephone function based on the linguistic needs of its members.	✓
RR 5	Physician and Hospital Directories
	The organization provides information to help members and prospective members choose physicians and hospitals.	✓

Element A — Physician Directory Data
	The organization has a Web-based physician directory that includes the following information to assist members and prospective members in choosing physicians:	✓
1	name	✓
2	gender	✓
3	specialty	✓
4	hospital affiliations	✓
5	medical group affiliations, if applic	✓
6	board certification with expiration date	✓
7	acceptance of new patients	✓
8	languages spoken by the practitioner or clinical sta	✓
9	office locations.	✓
Element B — Physician Directory Updates
	The organization has a process for updating physician directory information when new information is provided by the physician.	✓
Element D — Searchable Physician Web-based Directory
	The organization’s Web-based directory includes search functions with instructions on searching for:	✓
1	name	✓
2	gender	✓
3	specialty	✓
4	hospital affiliations	✓
5	medical group affiliations, if applic	✓
6	board certification with expiration date	✓
7	acceptance of new patients	✓
8	languages spoken by the practitioner or clinical sta	✓
9	office locations.	✓
Element E — Hospital Directory Data
	The organization has a Web-based hospital directory that includes the following information to assist members and prospective members in choosing hospitals:	✓
1	facility name	✓
2	location	✓
3	accreditation.	✓
Element H — Searchable Hospital Web-based Directory
	The organization’s Web-based directory includes search functions on specific data types and instructions for searching for:	✓
1	facility name	✓
1	location.	✓
Element I — Usability Testing
	The organization evaluates its Web-based physician and hospital directories for understandability and usefulness to members and prospective members including:	✓
1	font size	✓
2	reading level	✓
3	intuitive content organization	✓
4	ease of navigation	✓
5	directories in additional languages, if applicable to the membership.	✓
Element J — Availability of Directories
	The organization makes information from the Web-based physician and hospital directories available to members and prospective members through alternate media which include:	✓
1	print	✓
2	telephone.	✓
RR 6	Privacy and Confidentiality
The organization protects the confidentiality of member information and records.
ELEMENT A: Adopting Written Policies
The organization adopts written policies and procedures regarding protected health information (PHI) that addresses:
1	information included in notifications of privacy practices	✓
2	access to PHI	✓
3	the process for members to request restrictions on use/disclosure of PHI	✓
4	the process for members to request amendments to PHI	✓
5	the process for members to request an accounting of disclosures of PHI	✓
6	internal protection of oral, written and electronic information across the organization.	✓
ELEMENT B: Special Protection for PHI Sent to Plan Sponsors
	The organization’s policies and procedures prohibit sharing members’ PHI with any sponsor without certification that the plan sponsor’s documents have been amended to incorporate the following provisions and the plan sponsor agrees to:	✓
1	not use or disclose PHI other than as permitted by the plan documents or required by law	✓
2	ensure that agents and subcontractors of the employer or plan sponsor agree to the same restrictions and conditions as the employer or plan sponsor with regard to PHI	✓
3	prohibit the use of PHI by the employer or plan sponsor for employment or other benefit-related decisions	✓
4	notify the organization of any use or disclosure of PHI that is inconsistent with the uses and disclosures established in the plan documents	✓
5	allow individuals access to PHI, including access to amend PHI	✓
6	make necessary information available to the organization in order to provide individuals with accounting of disclosures	✓
7	procedures for return, destruction and restrictions of further use of PHI by employers or plan sponsors	✓
8	identify the sponsor’s or employer’s employees who have access to PHI	✓
9	include provisions for actions if sponsor’s or employer’s employees inappropriately use or disclose PHI.	✓
ELEMENT C: Right to Consent
	The organization has policies and procedures that address a member’s right to authorize or deny the release of PHI beyond uses for treatment, payment or health care operations.	✓
ELEMENT D: Communication of PHI Use and Disclosure
	The organization has informed its members, practitioners and providers of its policies and procedures regarding the collection, use and disclosure of member protected health information. Communication includes the following five factors:	✓
1	the organization’s routine uses and disclosures of PHI	✓
2	use of authorizations	✓
3	access to PHI	✓
4	internal protection of oral, written and electronic PHI across the organization	✓
5	protection of information disclosed to plan sponsors or employers.	✓
ELEMENT E: Chief Privacy Officer/Privacy Committee
	The organization designates either an internal staff member as chief privacy officer or an internal privacy committee. The chief privacy officer or the committee has been involved in the development and implementation of:	✓

RR 7	Marketing Information
The organization ensures that communications with prospective members correctly and thoroughly represent the benefits and operating procedures of the organization.
ELEMENT A: Materials and Presentations
All organization materials and presentations accurately describe:
1	covered benefits	✓
2	noncovered benefits	✓
3	practitioner and provider availability	✓
4	a summary of key UM procedures the organization uses	✓
5	potential network, services or benefit restrictions	✓
6	pharmaceutical management procedures.	✓
ELEMENT B: Communicating with Prospective Members
The organization communicates to prospective members, in easy-to-understand language, a summary of its policies and practices regarding the collection, use and disclosure of PHI:
1	inclusions in routine notifications of privacy practices	✓
2	the right to approve release of information (use of authorization)	✓
3	access to medical records	✓
4	protection of oral, written and electronic information across the organization	✓
5	information for employers.	✓
	ELEMENT C: Assessing Member Understanding	✓
	The organization systematically monitors new member understanding of its procedures to ensure that marketing communications are accurate and acts on opportunities for improvement.	✓
RR 8	Delegation of RR
If the managed care organization delegates any RR activities, there is evidence of oversight of the delegated activity.
ELEMENT A: Written Delegation Agreement
The written delegation document:
1	is mutually agreed-upon	✓
2	describes the responsibilities of the organization and the delegated entity	✓
3	describes the delegated activities	✓
4	requires at least semi-annual reporting to the organization	✓
5	describes the process by which the organization evaluates delegated entity’s performance	✓
6	describes the remedies, including revocation of the delegation, available to the organization if the delegated entity does not fulfill its obligations.	✓
ELEMENT B: Provisions for PHI
If the delegation arrangement includes the use of protected health information by the delegate, the delegation document also includes the following provisions:
1	a list of the allowed uses of PHI	✓
2	a description of delegate safeguards to protect the information from inappropriate use or further disclosure	✓
3	a stipulation that the delegate will ensure that subdelegates have similar safeguards	✓
4	a stipulation that the delegate will provide individuals with access to their PHI	✓
5	a stipulation that the delegate will inform the organization if inappropriate uses of the information occur	✓
6	a stipulation that the delegate will ensure PHI is returned, destroyed or protected if the delegation agreement ends.	✓
ELEMENT C: Predelegation Evaluation
	For delegation agreements that have been in effect for less than 12 months, the organization evaluated delegate capacity before delegation began.	✓
ELEMENT D: Reporting
	For delegation arrangements in effect for 12 months or longer, the organization evaluated regular reports, as specified in Element A.	✓
ELEMENT E: Annual Evaluation
	For delegation arrangements in effect for more than 12 months, the organization has performed an annual substantive evaluation of delegated activities against delegated NCQA standards and organizational expectations.	✓
ELEMENT F: Opportunities for Improvement
	For delegation arrangements that have been in effect for more than 12 months, at least once in each of the past 2 years that delegation has been in effect, the organization has identifies and followed up on opportunities for improvement, if applicable.	✓
Preventive Services		✓
PH 1	Adoption of Preventive Health Guidelines
	The organization has preventive health (PH) guidelines for prevention and early detection of illness and disease.	✓
ELEMENT A: Covered Groups
	The organization’s preventive health guidelines cover at least the following groups:	✓
1	Prenatal and perinatal care	✓
2	care for infants up to 24 months old	✓
3	care for children and adolescents, 2-19 years old	✓
4	care for adults, 20-64 years old	✓
5	care for the elderly, 65 years and older.	✓
ELEMENT B: Guideline Content
	Each preventive health guideline addresses:	✓
1	prevention or early detection interventions	✓
2	the recommended frequency and conditions under which the interventions are required.	✓
ELEMENT C: Scientific Evidence
	The organization documents the scientific basis or recognized source on which it based the preventive health guidelines.	✓
ELEMENT D: Guidelines form Recognized Sources or Practitioner Involvement
	When it adopts preventive guidelines, the organization adopts guidelines from recognized sources or involves appropriate practitioners in the development or adoption of its own preventive health guidelines that are not from recognized sources.	✓
ELEMENT F: Review and Update
	The organization reviews and updates the guidelines at least every two years, where appropriate.	✓
PH 2	Distribution of Guidelines to Practitioners
The organization distributes preventive health guidelines and updates to its practitioners.
ELEMENT A: Distribution of New Guidelines
	The organization communicates new guidelines to the appropriate existing practitioners.	✓
ELEMENT B: Distribution of Revised Guidelines
	The organization communicates revised guidelines to the appropriate existing practitioners.	✓
ELEMENT C: Distribution of Existing Guidelines to New Practitioners
	The organization communicates existing guidelines to new appropriate parctitioners.	✓
PH 3	Health Promotion with Members
The organization regularly encourages its members to use preventive health services.
ELEMENT A: Annual Distribution of Guidelines
	The organization distributes all preventive health guidelines to members annually.	✓
ELEMENT B: Encouraging Prevention
	The organization informs and encourages members to use available health promotion, health education and preventive health services.	✓
ELEMENT C: Targeting Members
	The organization identifies specific members who, according to demographic and other identifiable health factors, may be at risk for specific health problems, and urges these members to use appropriate health promotion and prevention services.	✓

PH 4	Delegation of Preventive Health
ELEMENT A: Written Delegation Agreement
	There is a mutually agreed-upon document that describes all delegated activities.	✓
ELEMENT B: Specific Delegated Activities
	There is a mutually agreed-upon document that describes all delegated activities.	✓
1	the responsibilities of the organization and the delegated entity	✓
2	the delegated activities	✓
3	at least semi-annual reporting to the organization	✓
4	the process by which the organization evaluates delegated entity’s performance	✓
5	the remedies, including revocation of the delegation, available to the organization if the delegated entity does not fulfill its obligations.	✓
ELEMENT C: Provisions for Protected Health Information
	If the delegation arrangement includes the use of protected health information by the delegate, the delegation document also includes the following provisions:	✓
1	a list of the allowed uses of protected health information	✓
2	a description of delegate safeguards to protect the information from inappropriate use or further disclosure	✓
3	a stipulation that the delegate will ensure that subdelegates have similar safeguards	✓
4	a stipulation that the delegate will provide individuals with access to their protected health information	✓
5	a stipulation that the delegate will inform the organization if inappropriate uses of the information occur	✓
6	a stipulation that the delegate will ensure protected health information is returned, destroyed or protected if the delegation agreement ends.	✓
ELEMENT D: Approval of the PH program
	The organization approves its delegate’s PH program annually.	✓
ELEMENT E: Pre-Delegation Evaluation
	For delegation agreements that have been in effect for less than 12 months, the organization evaluated delegate capacity before delegation began.	✓
ELEMENT F: Annual Evaluation
	For delegation arrangements in effect for more than 12 months, the organization has performed an annual substantive evaluation of delegated activities against delegated NCQA standards and organizational expectations.	✓
ELEMENT G: Reporting
	For delegation arrangements in effect for 12 months or longer, the organization evaluated regular reports, as specified in Element B.	✓
ELEMENT H: Opportunities for Improvement
	For delegation arrangements that have been in effect for more than 12 months, at least once in each of the past 2 years that delegation has been in effect, the organization has identifies and followed up on opportunities for improvement, if applicable.	✓

EXHIBIT 5
Consumer Assessment of Health Plans (CAHPS™)
Commercial Survey Data
Each Contractor with HCA for 2008 will provide to HCA a set of data from its 2008 commercial CAHPS™ 4.0 surveys.
The Contractor agrees to:
1.	Conduct a CAHPS™ 4.0 survey of their adult commercial members in managed care products in which HCA members are enrolled (PEBB and/or BH). HCA members will be eligible to participate in the survey.
2.	Ensure the survey sample frame consists of all non-Medicare and non-Medicaid adult plan members (not just subscribers) over the age of 18 with Washington State addresses. The sample frame for this survey shall exclude BH+ and S-medical (maternity benefits program) members since they are covered under the Medicaid program.
3.	Contract with an NCQA certified vendor qualified to administer the CAHPS™ 4.0 survey and conduct the survey according to NCQA protocol.
4.	Use the most recent HEDIS version of the commercial adult questionnaire or as instructed by NCQA for 2008 CAHPS™ 4.0 surveys.
5.	Add one field at the end of each member level response record for HCA program identification. Label the field “HCA Identification.” This field will have a minimum of three values: PEBB member, BH member, Other.
6.	Submit a copy of its Washington State adult commercial response data set according to NCQA/CAHPS™ standards (with the additional field described in paragraph 5 above) to both the HCA’s vendor and to the HCA’s Director of Basic Health Purchasing, Bevin Hansell (or her successor) by June 15, 2008.
7.	Agree to have its data submitted to the National CAHPS™ Benchmarking Database (NCBD). HCA’s vendor will be responsible for forwarding each data set to the NCBD.
8.	Agree to have its June 2008 premium reduced by the cost of the CAHPS sample audit validation.

2008 Basic Health Service Area Matrix

County	CUP	CHPW	Group Health	Kaiser	Molina
Adams		B			B
Asotin					B
Benton		B
Chelan		B			B
Clallam					BX
Clark	B	B		*B
Columbia					B
Cowlitz		B		X
Douglas		B			B
Ferry		B			B
Franklin		B
Garfield					B
Grant		B			B
Grays Harbor		B			B
Island		B
Jefferson		B
King		B	B		B
Kitsap		B	B
Kittitas					B
Klickitat		B
Lewis		B			B
Lincoln		B			B
Mason		B
Okanogan		B			B
Pacific		B			B
Pend Oreille		B			B
Pierce		B			B
San Juan		B
Skagit		B
Skamania		B
Snohomish		B	B
Spokane		B	B		B
Stevens		B			B
Thurston		B	B		B
Wahkiakum		B
Walla Walla		B			B
Whatcom		B			B
Whitman					B
Yakima		B			B

“B” represents a county where plan will be available to enrollees at the benchmark rates for 2008.

“X” represents a county where plan will be available to enrollees above published benchmark rates for 2008.

“BX” represents a county where plan came in at a higher rate but will be available to enrollees at the benchmark rate.

The differential is paid by the HCA.

*Kaiser continues to be frozen to new enrollment in Clark County
Contractors’ 2008 Legal Names
Columbia United Providers, Inc.
Community Health Plan of Washington
Group Health Cooperative
Kaiser Foundation Health Plan of the Northwest
Molina Healthcare of Washington, Inc.

EXHIBIT 7
Network Accessibility Guidelines

Report	Format	Enrollees	Provider Type	Access Guideline	Sort
1 9 17	Provider Map	none	PCPs	none	none

2 10 18	Provider Map	none	Hospitals	none	none

3 11 19	Accessibility Detail	Enrollees by Program: Urban/Suburban	PCPs Capacity: specific by PCP for each program	2 PCPs in 10 miles	County

4 12 20	Accessibility Detail	Enrollees by Program: Rural	PCPs Capacity: specific by PCP for each program	1 PCP in 25 miles	County

5 13 21	Accessibility Detail	Enrollees by Program: All	Obstetrical Practitioners Capacity <= 9999	1 Obstetric Practitioner in 25 miles	County

6 14 22	Accessibility Detail	Enrollees by Program: All	Hospitals Capacity <= 9999	1 Hospital in 25 miles	County

7 15 23	Accessibility Detail	Enrollees by Program: All	Pharmacies Capacity <= 9999	1 Pharmacy in 25 miles	County

8 16 24	Provider Count Detail	Enrollees by Program: All	Group 1 — PCPs Group 2 — OB Prac Group 3 — Hospitals Group 4 — Pharmacies	none	County/ City

Exhibit 8
Experience Data Reporting
Instructions for Basic Health and HCTC
The information that you are about to provide is vital to HCA. The Basic Health (BH) program will use this data to better understand utilization and healthcare cost trends for our population. It is essential that the data you submit be accurate. Please be sure to follow the definitions provided within this document when completing the worksheets.
General Procedures
The following are general instructions for completing the required reports. The primary objective of these instructions is to promote uniform reporting by all health plans.
Health plans will complete Experience Worksheets based on each health plan’s financial and utilization experience with BH enrollees. Note that some of the reports require the information reported to be broken out between BH and HCTC.
This document also contains detailed, standardized definitions of the medical service categories contained in the worksheets. Health plans will use these standardized service category definitions to report their experience. HCA, in conjunction with their consultants, have provided health plans with sufficient detail so that the line items of the exhibits can be completed accurately. This assures that the data received will be as consistent as possible from health plan to health plan. The data reported by service category must be mutually exclusive and non-duplicating.
Each health plan must provide an Actuarial Memorandum signed by a Qualified Actuary. The memorandum must address the following issues:
1.	Claim costs have been reviewed for reasonableness and reconciled to calendar year 2007 financial statements. While the reported experience will not balance exactly to the OIC financial statements for a variety of reasons, the actuary should understand and be comfortable with the sources of those differences.
2.	Claim costs reflect best estimates of incurred experience for CY 2007, with no reserve margins.

3.	Claim costs reflect all offsets, such as third party recoveries and pharmacy rebates.

4.	Administrative expenses reflect the Basic Health block of business to the extent possible.

5.	Administrative expenses include no risk margins or profits.
Reports are due March 31, 2008 for incurred experience in the prior calendar year.

1

Exhibit 8
Experience Data Reporting
Instructions for Basic Health and HCTC
REPORT 1 — DETAILED INCOME STATEMENT
Report revenues and expenses using the full accrual method according to GAAP.
A. Revenue
Capitation — Capitation Revenue recognized on a prepaid basis for provision of health care services for eligible participants. Capitated revenue PMPM should be calculated using the same denominator for member months that is used for all other PMPM line items.
Other Income — Revenue from sources not identified in other revenue categories such as investment income.
B. Incurred Medical Expense
All expenses must be reported, net of offsetting reimbursement, such as Medicare payments, other TPL or pharmacy rebates.
Hospital Inpatient — This expense category covers daily room and board and ancillary services in short-term hospitals. Ancillary services include use of surgical and intensive care facilities, inpatient nursing care, pathology and radiology procedures, drugs and supplies. The ancillary charges do not include any professional charges (including professional charges for physicians on staff at the hospital).
Costs also include daily room and board and ancillary services in an approved nursing facility, including a skilled nursing facility. The care could be provided in either a nursing bed in a hospital or an independent skilled nursing facility. Confinements must be medically necessary; confinements related solely to custodial care are not included. Ancillary services include inpatient nursing care, pathology and radiology procedures, drugs and supplies.
Emergency Room services preceding a hospital inpatient admission should be included in the Hospital Inpatient category.
ER (Emergency Services) — This expense category covers services for outpatient emergency accident and medical care performed in the emergency area of a hospital outpatient facility. Costs include facility charges only and do not include professional charges unless performed by full-time staff of the facility and not billed separately.
Other Outpatient — This expense category covers hospital outpatient services (excluding emergency room services) performed in a hospital outpatient facility or a freestanding facility such as surgery, radiology, pathology, pharmacy and blood, cardiovascular, and PT/OT/ST. Costs include facility charges only and do not include professional charges unless performed by full-time staff of the facility and not billed separately.

2

Exhibit 8
Experience Data Reporting
Instructions for Basic Health and HCTC
Professional — This expense category covers the charges for medical treatments done by a qualified professional and not otherwise included above. Include all professional fees for inpatient and outpatient services when billed separately from the facility charge, services by anesthesiologists, office visits, home visits, consultations, the professional components of radiology and pathology services when performed in a hospital or freestanding facility, global radiology and pathology charges when performed in an office or clinic setting, private duty nursing, chiropractor, podiatrist, naturopathy, and PT/OT/ST services performed in an office setting.
RX (Pharmacy) — This expense category covers the charges for prescription drugs. Costs include material charges only and do not include professional charges or prescription drugs included in a facility charge.
Other (Specify) — Those outpatient expenses not specifically identified in one of the categories defined above. Note: This category should only be used if the expense cannot be allocated to one of the predefined categories. Examples include ambulance, durable medical equipment, prosthetics, and risk payments not considered as capitated payments. Capitated expenses covering services in the categories listed above should be allocated accordingly and should not be placed in the Other category.
C. Incurred Claim Allocation
The incurred claim subtotal (from Part B) should be allocated such that it equals paid claims plus ending reserves less beginning reserves for the requested experience period.
Beginning Reserves — Total medical expense reserves as of the start date of the requested experience period.
Paid Claims — Claims paid during the requested experience period. This includes capitation, fee-for-service, and provider risk payments.
Ending Reserves — Total medical expense reserves as of the end date of the requested experience period.
D. Other Claim Information
Reinsurance Premium Paid — Reinsurance Premium Expense.
Reinsurance Recoveries — Amounts recovered and recoverable from reinsurers on losses incurred during the experience period.
Third-Party Liability (TPL) Recoveries — Include all third party cost offsets.
E. Administrative Expense
Administrative expenses must include all administrative costs associated BH enrollees incurred by the contracted plan.

3

Exhibit 8
Experience Data Reporting
Instructions for Basic Health and HCTC
Rent — Occupancy expenses incurred, such as rent and utilities, on facilities used to deliver health care services to participants as well as administrative facilities. Deduct rent under sublease and exclude items for health care delivery.
Salaries, Wages, and Other Benefits — This includes all forms of compensating employees including salaries and wages, bonuses, benefits, payroll taxes, payments under a program for pension, stock options, purchases, etc. to personnel.
Legal Fees and Expenses — Fees paid or payable by the health plan for the current period for court costs, penalties and all fees or retainers for legal services or expenses in connection with matters before administrative or legislative bodies. Exclude salaries and expenses of company personnel, legal expenses associated with investigation, litigation and settlement of policy claims, and legal fees specifically associated with real estate transactions.
Marketing and Advertising — Expense related to any medium of exchange whereby the intent of such medium is to promote or increase a health plan’s enrollment such as newspaper, magazine and trade journal advertising, television or radio broadcasting, and mailings. Exclude outreach activities designed to inform existing participants of their benefits.
Outsourced Services — Management fees paid or payable by the health plan for the current period to an outside management company as well as costs for outside data processing services during the period.
Other Expenses (Specify) — Those administrative expenses not specifically identified in the categories above such as interest expense, depreciation on assets not used to deliver health care services to participants, or internal data processing (other than compensation).
Premium Tax — Exclude any portion of allowances on reinsurance ceded that represents specific reimbursement of premium taxes.
F. Total Expenses
Equal to total incurred medical expenses plus total administrative expense.
G. Income (Loss) Before Income Taxes
Total revenue less total expenses.
REPORT 2 — EXPERIENCE BY COUNTY
County is defined by subscriber residence.
Members — The member months should be reported on a cumulative basis by coverage group. A member (participant) is an eligible person who has been enrolled

4

Exhibit 8
Experience Data Reporting
Instructions for Basic Health and HCTC
with a health plan for the provision of health services. A member month is equivalent to one (1) member for whom the health plan has recognized capitation-based revenue for the month. The number of member months should correlate to the number of capitated payments received.
Revenue — Revenue includes capitation revenue. It is not necessary to allocate other revenue by county for this report.
Capitation — Includes incurred capitation expenses to providers for the requested experience period.
Fee-For-Service Paid — Includes fee-for-service expenses incurred during the requested experience period.
Other — Includes any risk or incentive payments incurred during the experience period.
REPORT 3 — TREND MONITORING REPORT
The claims included in Report 3 should be consistent with the OIC Service Categories of Medical/Hospital, Professional and Rx.
Members — A member (participant) is an eligible person who has been enrolled with a health plan for the provision of health services. The number of members should correlate to the number of capitated payments received.
Capitation — Includes incurred capitation payments to providers for the members for each given month and year.
Fee-For-Service Paid — Includes incurred fee-for-service costs the given month and year.
Other — Includes any risk or incentive payments incurred during the three year period. Please disclose any allocation method used to spread payments by month.
Estimated Incurred — Equals capitation plus fee-for-service plus other.
Estimated Incurred PMPM — Estimated Incurred divided by Members for each month.
REPORT 4 — HIGH COST MEMBERS REPORT
For the requested experience period, report all members with incurred claims in excess of $100,000 for each of the four coverage groups. Member identification must be scrambled. The individuals will not be re-identified.

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Exhibit 8
Experience Data Reporting
Instructions for Basic Health and HCTC
REPORT 5 — UTILIZATION SUMMARY
Utilization statistics per 1,000 should be consistent with the incurred claims included in Report 1. Include capitated and fee-for-service experience. Separate delivery utilization from other inpatient statistics. As with Report 1, Emergency Room visits should not include encounters leading to an inpatient admission.

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Exhibit 9
2008 Basic Health HEDIS® Measures
For 2008, the CONTRACTOR shall report the following audited measures in accord with the current HEDIS® Technical Specifications and official corrections published by NCQA for Basic Health.
If Basic Health is not included in the CONTRACTOR’S product line that is reported as the “commercial” rate, then the product line which includes Basic Health must be counted, audited and reported seperately.
All CONTRACTORS will report the following HEDIS® measures for 2008 using 2007 data:
1.	Childhood immunization status

2.	Adolescent immunization status

3.	Beta-blocker treatment after a heart attack

4.	Comprehensive diabetic care Hybrid method only

5.	Follow-up after hospitilization for mental illness (30 day follow-up only)

6.	Cholesterol management after acute cardiovascular events (screening rates)

7.	Antidepressant medication management (all three rates)

8.	Chlamydia screening
CONTRACTOR agrees to have its June 2008 premium reduced by the cost of the HEDIS audit, as required for NCQA validation.
All data will be submitted by June 15, 2008 to:
Bevin Hansell, Director of Basic Health Purchasing (or her successor)
Health Care Authority
PO Box 42683
Olympia, WA 98504-2683

Health Care Authority — Basic Health 2008 Contract
Exhibit 10: Paid Claims Data Reporting
MINIMUM REPOSITORY DATA LOADING REQUIREMENTS

Claims Data
Prefer all data tables sent as delimited text files
Prefer all (“Paid”, “Denied”, etc.) claims and service line detail information.
Required	- Claim ID (unique claim identifier)
Required	- Claim or Service Line Number
Required	- Member ID (or Patient ID)
Required	- Claim Status (overall claim status and claim service line status)
Required	- Form Type (for example: UB92, HCFA, ADA, Drug, etc.)
- Encounter Type (identifies whether capitated or statistical claim)
Required	- Billing Provider ID
Required	- Attending Provider ID
- Referring Provider ID
- Admitting Provider ID
Required	- Admit Date (for hospital claims)
Required	- Discharge Date (for hospital claims)
Required	- Service From Date
- Service To Date
- Length of Stay (for inpatient claims)
Required	- Service Units (Quantity)
Required	- DRG (for inpatient claims)
Required	- Primary ICD-9 Diagnosis Code
- Additional ICD-9 Diagnosis Codes (up to 5 additional codes, if available)
- ICD-9 Procedure Code (up to 8, if available)
Required	- Hospital Revenue Codes
Required	- Procedure Code (CPT-4, HCPCS, NDC as applicable for each service line)
Required	- Procedure Code Modifier (as applicable)
Required	- Place of Service
Required	- Billed Amount
- Discount Amount
- Disallowed Amount
Required	- Allowed Amount
Required	- COB/TPL Payment Amount
Required	- Copayment Amount
Required	- Coinsurance Amount
Required	- Deductible Amount
- Withhold Amount
Required	- Paid Amount
Required	- Claim Paid/Check Date (for paid claims)
Required	- Claim Received Date
Required	- Claim Entry Date
Required	- Service Post Date (for paid or denied claims)

Health Care Authority — Basic Health 2008 Contract
Exhibit 10: Paid Claims Data Reporting
MINIMUM REPOSITORY DATA LOADING REQUIREMENTS

Claims Data
- Discharge Status
- Admit Type
- Admit Source
- Claim Adjudication Code
- PCP Provider ID

Pharmacy Claims
Prefer all (“Paid”, “Suspended”, “Pended”, “Denied”, etc.) claims and service line detail information.
Required	- Claim ID (unique claim identifier)
- Claim or Service Line Number (if available)
Required	- Member ID (or Patient ID)
Required	- Prescription Fill Date
Required	- National Drug Code (NDC)
Required	- Paid Date
Required	- Number of Scripts
- New / Refill Code
- Days Supply
Required	- Billed Amount
Required	- Allowed Amount
- COB/TPL Payment Amount
Required	- Copayment Amount
- Coinsurance Amount
- Deductible Amount
- Withhold Amount
Required	- Paid Amount
- Ingredient Cost
- Dispensing Fee
- Dispense as Written (DAW) Code
- Drug Type (i.e., OTC, SSB, MSB, Generic)
- Formulary Flag

Eligibility
Include all eligibility events (such as change in: effective or termination date)
Required	- Member ID or Patient ID (for matching to Claim)
Required	- Relationship to Subscriber (for example: self, spouse, dependent)
Required	- Subscriber ID
Required	- Gender
Required	- Birth date

Health Care Authority — Basic Health 2008 Contract
Exhibit 10: Paid Claims Data Reporting
MINIMUM REPOSITORY DATA LOADING REQUIREMENTS

- Member Name
- Member Address
- PCP ID (if applicable)
Required	- Member Effective Date (beginning of coverage event)
Required	- Member Termination Date (end of coverage event, if applicable)

Reference Table Requests
Required	- Provider Specialty Codes Table
- Claim Status Codes Table
- Claims Adjudication Codes Table
Required	- Provider Table

Exhibit 11
Basic Health 2008 Grievance System Reporting
Grievance System Reporting Instructions

Calendar Quarter:	Quarter in which Grievances were received:
	4th — October-December, 2007	1st — Jan-March, 2008
	2nd — April-June, 2008	3rd — July-September, 2008

Data submission:	4th Quarter, 2007	Due: February 1, 2008
	1st Quarter, 2008	Due: May 1, 2008
	2nd Quarter, 2008	Due: August 1, 2008
	3rd Quarter, 2008	Due: November 1, 2008

•   Data must be in EXCEL and be submitted electronically through the secure HCA Valicert web site (https://sft.wa.gov). Submitter must send an upload notification to Bevin Hansell (bevin.hansell@hca.wa.gov) for Basic Health (including HCTC data).

• Submissions must be labeled with health plan name, reporting year and quarter, and book of business (Example: HealthPlan Q2/08 BH)

• Data must be reported and loaded separately onto secure web site by book of business to ensure compliance with HIPAA privacy requirements.
(Example: Basic Health; HO/BH+-S Women/SCHIP; WMIP; GAU; MMIP)

DEFINITIONS

Denial:	For Basic Health (including HCTC) apply PBOR definition: A nonauthorization of a request for care or services.

Appeal:	An enrollee’s written or oral request that the health plan reconsider: (a) Its resolution of a complaint made by an enrollee; or (b) its decision to deny, modify, reduce, or terminate payment, coverage, authorization, or provision of health care services or benefits, including the admission to or continued stay in a health care facility. A carrier must not require that an enrollee file a complaint prior to seeking appeal of a decision under (b) of this subsection. (RCW 48.43.530 (4))

Expedited:	An appeal must be expedited if the enrollee’s provider or the carrier’s medical director reasonably determines that the appeal process timelines could seriously jeopardize the enrollee’s life, health, or ability to regain maximum function. The decision regarding an expedited appeal must be made within seventy-two hours of the date the appeal is received. (RCW 48.43.530 (c))
BH 2008 Contract — Exhibit 11

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Grievance:	For Basic Health (including HCTC) apply PBOR definition: “Grievance” means a written or oral complaint submitted by or on behalf of a covered person regarding: (a) denial of payment for medical services or non-provision of medical services included in the covered person’s health benefit plan, or (b) service delivery issues other than denial of payment for medical services or non-provision of medical services, including dissatisfaction with medical care, waiting time for medical services, provider or staff attitude or demeanor, or dissatisfaction with service provided by the health carrier. (RCW 48.43.530; WAC 284-43-130; WAC 284-43-160)

Grievance Example: Possible subjects for grievances include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the enrollee’s rights.

A grievance is to be registered and counted as such whether the grievance is remedied by the plan immediately or through its grievance and quality of care and service procedures and regardless of whether it is substantiated. If an enrollee has a number of different grievances, each one is to be registered separately.

Any grievance sent by a state agency (HCA/HRSA/OIC) is to be registered and counted as a grievance regardless of how it is resolved.

Inquiry: A written or verbal question or request for information posed to the plan with regards to such as issues a benefit questions, contract issues, or organization rules. Inquiries do not reflect enrollee grievance or disagreements with plan determinations. Inquiries are not to be counted.

Example: An ID card request is considered an inquiry unless the enrollee has requested more than once and is making a grievance about not receiving the ID card.

Issue:	The purpose or catalyst for the grievance, denial/action, or appeal.

Practitioner:	Practitioner involved in the appeal, denial or grievance.

Resolution:	The health plan’s final decision of the grievance or appeal.

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2007 — 2008 Denial /Appeals/ Grievance Contract Requirements
MCO FORMAT REPORTING GUIDELINES
1.	Column A: Health Plan Name — Indicate reporting plan with full name or common abbreviation

2.	Column B: Delegated Entity — Identify the health plan’s delegated entity that receives denial, appeal, or grievance. The health plan is responsible to integrate the delegated entity’s data into the health plan’s data. There should be no separate data submission for the delegated entities.

3.	Column C: Quarter — Indicate the reporting quarter the initial grievance is received. Reporting format: 1,2,3,4

4.	Column D: Program Name — Specify the program for the data submitted using numbers 1-8 as follows:
1.	BH — Indicates Basic Health and HCTC enrollees, does not include BH+ or S-Women

2.	PEBB — Includes all enrollees covered by the PEBB contract

3.	HO — Includes all HRSA Healthy Options Medicaid Managed Care enrollees (also see Column E)

4.	BH+ — Includes BH+ and S-Women enrollees

5.	SCHIP — Identifies Children’s Health Insurance Program enrollees

6.	GAU

7.	WMIP

8.	MMIP
5.	Column E: ESHCN- Identify all enrollees with special health care needs by program with an “X” (HRSA Only)

6.	Column F: Enrollee ID — Populate column with the enrollee’s Social Security Number.

7.	Column G: Enrollee Last Name — Identifies the enrollee. (mandatory for HRSA only)

8.	Column H: Enrollee First Name — Identifies the enrollee. (mandatory for HRSA only)

9.	Column I: Enrollee Middle Initial — Identifies the enrollee. (mandatory for HRSA only)

10.	Column J: Enrollee Birth Date — Format: MM/DD/YYYY (Example: 12/01/1985).

11.	Column K: Provider/Practitioner Last Name — Identifies the serving provider/practitioner, either as the source of a member’s grievance, was the provider of service the plan took action upon or denied, or is addressing the enrollee’s service.

12.	Column L: Provider/Practitioner First Name — Identifies the serving provider/practitioner, either as the source of a member’s grievance, was the provider of service the plan took action upon or denied, or is addressing the enrollee’s service.

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13.	Column M: Provider/Practitioner Middle Initial — Identifies the serving provider/practitioner, either as the source of a member’s grievance, provider of service the plan took action upon or denied, or is addressing the enrollee’s service.

14.	Column N: Provider/Practitioner Category — Identifies type of practitioner. Should be no more than thirty (30) characters.

Examples: Family Practitioner, Chiropractor, Acupuncturist, Surgeon, General Surgeon, Orthopedist, Urologist, Internal Medicine, Certified Nurse Practitioner, Dermatologist, etc.

15.	Column O: Facility Name — Identifies the facility or clinic the practitioner is associated or contracted with and which is associated with the grievance, denial/action, or appeal.

16.	Column P: Type/Level — Specifies the category and the level for the data submitted as follows:

1= Grievance

2= Denial (BH Only)

3= Action (HRSA Only)

4= 1st Level Appeal

5= 2nd Level Appeal

6= Independent Review Organization (IRO)

7= State Hearing (HRSA Only)

17.	Column Q: Expedited — Identifies urgency of the grievance or appeal. Reporting format: “X” for yes.

18.	Column R: Grievance, Denial/Action, Appeal, IRO, or Hearing Issue —Identifies/describes the “what” or the catalyst for the requested grievance, the service denied or MCO action taken, or issue driving the appeal by the enrollee or practitioner. This key descriptive column must be populated for all records.

Issue Examples:

Grievances: Administrative, Referrals, Waited too long on hold (or Dissatisfaction with Quality of Service), Provider was rude (Interpersonal Relationships or Dissatisfaction with Quality of Service), could not access a preferred provider (or Dissatisfaction with Plan Practices)

Denials/Actions: Pain Management, Durable Medical Equipment, Prescription Drug, Chiropractic Benefits, PT/ST/OT, Emergency Services, Out of Area Care, Psychotherapy, Acupuncture,

Appeals, IROs, State Hearings: Reflects what was in the initiating Denial/Action.

19.	Column S: Grievance, Denial/Action, Appeal, IRO, or Hearing Reason: - Describes the “why” or which best describes the reason behind the member’s dissatisfaction, behind the denied,

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reduced, or changed service, or for causing the appeal, IRO, or hearing. This key descriptive column must be populated for all records.

Reason Examples:

Grievances: Referral lost or incomplete, Staff behavior, Perceived lack of caring/concern,

Denials/Actions: Not Medically Necessary, Not Medically Indicated, Partial Approval, Not a Covered Benefit, Contract Exclusion, No Benefit, Limited Benefit/Excluded, , Benefit Exceeded/Exhausted, Out of Network, Not A Contracted Provider, Non-Preferred Provider, Care Available from participating provider, No Referral, RX criteria not met, Investigational/Experimental, etc.

Appeals, IROs, State Hearings: Reflects what was in the initiating Denial/Action.

(NOTE: “Other” category should be used only as a last resort.)

20.	Column T: Resolution of Grievance, Appeal, or IRO — — Describes the “outcome” — the grievance, appeal, IRO, or State Hearing determination. This specifies all partial approvals or a plan changes in a service request. This key descriptive column must be populated for all records.

Resolution Examples:

Grievances: Resolved, Forwarded to Admin/Mgr., Explanation Provided, Adjustment Completed

Denials/Actions: Generally Blank.

Appeals, IRO/State Hearing Determinations: Upheld, Overturned, Reversed, Partially Upheld, Partial Payment, Partial Approval, Withdrawn.

Grievance — Action/Review/Response Provided, Forwarded to QI, Benefit Explained, Consulted/Advised.

21.	Column U: Date Received — Documents the date the grievance was received, a denial or action took place, or an appeal, IRO, or State Hearing request was received. Reporting format: MM/DD/YYYY

22.	Column V: Date Resolved — Identifies the date a grievance was responded to, dates denial notice sent, or date an appeal, IRO, or a denial determination is made. Reporting format: MM/DD/YYYY

23.	Column W: Date written notification sent to enrollee and practitioner. Reporting format: MM/DD/YYYY

Note:	Some plans requested examples of denial, appeal, grievance categories and denial reason. Plans are not required to use the issue and reason examples listed.

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Additional Sample Grievance Issues by Category:
Access
Appointment availability with PCP-Grievance could include such issues as the inability to see a specific PCP; delay in getting an appointment to a PCP; appointment times are inconvenient; inadequate numbers of PCP, location of PCP office is inconvenient.
Appointment availability with specialist — Grievance can cover the same issues as above as they apply to physician specialists.
Appointment availability with ancillary- Grievance can cover the same issues as in above as they apply to ancillary services such as lab, radiology, etc.
Difficulty obtaining referral and/or covered services.
Difficulty obtaining after hours care- no response or delayed response; incomplete or unsatisfactory response to call made to the health plan or practitioner after normal business hours.
Network- adequacy of the practitioner network.
Quality of Care
Dissatisfaction with quality of medical care.
Dissatisfied with explanation of the problem or issue.
Dissatisfied with quality of clinical provider (such as physicians, nurses, therapists, psychologists) and /or such issues as misdiagnosis by any provider, unsatisfactory outcome of the treatment; unsatisfactory treatment methods, tests were not properly done, were lost, results, were not communicated; medical records could not be obtained; medication errors.
Hospital — dissatisfaction with length of stay; dissatisfaction with hospital treatment or discharge plans.
Dissatisfaction with substance abuse services/treatment; or dissatisfaction with substance abuse provider.
Dissatisfaction with pharmacy — generic drug problem; or the health plan’s drug formulary.
Quality of Service
Dissatisfaction with provider services (non-medical): The physician or office staff behavior or appearance; office or facility appearance; wait time in the provider’s office, exam room, or on the telephone.
Dissatisfaction with the health plan’s service:
Health plan staff behavior, difficulty with telephone access and wait time.

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Eligibility — issuance and/or receipt of I.D. cards, enrollment, disenrollment.
Telephone — Multiple transfers/calls to resolve issue.
Reimbursement/billing disputes- billing errors; enrollee is being billed directly; visits to providers are denied payment.
Pharmacy — dissatisfaction with length of prescription; dissatisfaction with type/locations of vendors; problem with mail order prescriptions.

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Exhibit 12: Basic Health 2008 Contract
Report Due Dates for Basic Health — 2008 Contract

Name of Report	Report Due Date	HCA Recipient	Other Recipient
CAHPS (Exhibit 5)	June 15	Bevin Hansell
Complaints, Grievances, Denials and Appeals 10 — 12/07	February 1	Bevin Hansell	HCA Valicert
Complaints, Grievances, Denials and Appeals 1 — 3/08	May 1	Bevin Hansell	HCA Valicert
Complaints, Grievances, Denials and Appeals 4 — 6/08	September 1	Bevin Hansell	HCA Valicert
Complaints, Grievances, Denials and Appeals 7 — 9/08	November 1	Bevin Hansell	HCA Valicert
Contractor’s Non-Business Days for 2008	March 1	Bevin Hansell
Experience Reports BH & HCTC	March 31	Bevin Hansell	Milliman
HEDIS® (Exhibit 9)	June 15	Bevin Hansell
HEDIS® (Raw Measures)	June 30	Bevin Hansell
Paid Claims Data — 2008 Monthly	Due within 30 days from end of each month	cc: Bevin Hansell	Milliman
Performance Measures January 1 — June 30	July 31	Bevin Hansell
Performance Measures July 1 — December 31	January 31	Bevin Hansell
2008 Basic Health Contract — Exhibit 12